EXHIBIT 3.1

                              ARTICLES OF AMENDMENT

                                       OF

                               VALUE AMERICA, INC.


      1.    The name of the Corporation is Value America, Inc.

      2. The amendments adopted hereby are listed as follows:

                  A. The first  paragraph  of Article  III.1 of the  Articles of
            Incorporation is hereby amended by deleting such paragraph in its entirety and adding the following in lieu thereof:

                  "The number of shares of common stock which the Corporation shall have the authority to issue shall be 500,000,000 shares, without par value."

                  B. The first  paragraph  of Article  III.2 of the  Articles of
            Incorporation is hereby amended by deleting such paragraph in its entirety and adding the following in lieu thereof:

                  "The number of shares of Preferred Stock which the Corporation shall have the authority to issue shall be 25,000,000 shares, without par value."

                  C. Article III A of the Articles of Incorporation is hereby deleted in its entirety and the material attached hereto as Annex A shall be added as Article IIIA in lieu thereof.

                  D. The first sentence of the first paragraph of Article VII of the Articles of Incorporation is hereby amended by deleting it in its entirety and adding the following in lieu thereof:

                  Unless these Articles of Incorporation provide otherwise or the Board of Directors conditions its submission of a particular matter on receipt of a greater vote or on any other basis permitted by applicable law, the vote of the holders of a majority of the outstanding shares of any series or class of stock voting as such series or class, or any series(es) and/or class(es) of stock voting together as a voting group, entitled to vote on the following matters required by applicable law to be submitted to such series(es), class(es) or voting group shall be required and sufficient for the adoption or approval thereof by such series(es), class(es) or voting group: (i) any amendment of the Articles of Incorporation of the Corporation,
                  (ii) a plan of merger, (iii) a plan of share exchange, (iv) the sale, lease or exchange or other disposition of all or substantially all of the property of the Corporation other than in the usual and regular course of business, or (v) a proposal to dissolve the Corporation.

                  E. Paragraph c. following the second  paragraph of Article VII of the Articles of Incorporation is hereby amended by deleting such paragraph in its entirety and adding the following in lieu thereof:

                  c. An amendment of these Articles other than an amendment described, or involved in a transaction described, in Subsection d or e of this Section shall be approved by a majority the voting power of all of the then outstanding shares of the capital stock of the Corporation entitled to vote on such matters, voting together as a single class;

3. The amendments were recommended by the Corporation's Board of Directors to the Corporation's shareholders pursuant to Section 13.1-707A of the Virginia Stock Corporation Act (the "Act").

4. Pursuant to Section 13.1-707E of the Act, the amendment was duly adopted by the shareholders of the Corporation by unanimous written consent, effective as of January 11, 1999.

Dated:  January 15, 1999


                                          VALUE AMERICA, INC.


                                          By: /s/ Dean M. Johnson

                                          Title:  EVP & CFO

                             Annex A - Article IIIA


      Article IIIA is attached hereto.

                                  ARTICLE III A


            A series of Preferred Stock consisting of 5,000,000 shares designated and known as "Series A Preferred Stock", a series of Preferred Stock consisting of 617,979 shares designated as "Series B Preferred Stock" and a series of Preferred Stock consisting of 6,000,000 shares designated as "Series C Preferred Stock" are hereby established. The Series A Preferred Stock, the Series B Preferred Stock and the Series C Preferred Stock shall have the rights, preferences and privileges set forth below in this Article III A and elsewhere in Article III of these Articles of Incorporation.

            Section 1. Definitions. For purposes of this Article III A the following definitions shall apply:

                  "A/B  Demand  Date"  shall have the  meaning  assigned  to it
                  ------------------
in Section 5 hereof.

                  "A/B Demand  Notice"  shall have the  meaning  assigned to it
                  -------------------
in Section 5 hereof.

                  "Board" shall mean the Board of Directors of the Corporation.
                  -------

                  "Business  Day"  shall  mean a day  which  is not a  Saturday,
                  ---------------
Sunday or legal holiday on which banking institutions in New York are authorized to close.

                  "C Demand  Date"  shall  have the  meaning  assigned  to it in
                  ----------------
Section 5 hereof.

                  "C Demand  Notice"  shall  have the  meaning  assigned  to it
                  ------------------
in Section 5 hereof.

                  "Commitment  Date" shall mean for the Series A Preferred Stock
                  ------------------
the date immediately prior to the date of original issuance of the Series A Preferred Stock, for the Series B Preferred Stock the date immediately prior to the date of original issuance of the Series B Preferred Stock and for the Series C Preferred Stock the date immediately prior to the date of original issuance of the Series C Preferred Stock.

                  "Common  Stock"  shall mean the common  stock,  without par
                  ---------------
value,  of the Corporation.

                  "Common  Stock's Fair Market Value" shall mean the fair market
                  -----------------------------------
value of a share of Common Stock, as determined in good faith by the Board for the purpose of granting stock options or issuing shares to employees of the

Corporation or any Subsidiary and determined as of the most recent date that such determination has been made within three months of the applicable date or, if no such determination has been made during such period, the fair market value of such stock, as determined in good faith by the Board as of the applicable date; provided, however, that if the Common Stock's Fair Market Value is being determined in connection with the automatic conversion of Series Preferred Stock upon the consummation of a Qualified Offering, the fair market value of Common Stock issued in payment of accumulated and accrued dividends shall be the per share "Price to the Public" (as shown in the final prospectus used for the Qualified Offering).

                   "Dividend  Rate"  means (i) the  Standard  Dividend  Rate (as
                   ----------------
hereinafter defined) unless the Corporation is in arrears at least six months in the payment of all or any portion of the Redemption Price of any shares of Series Preferred Stock, and (ii) during any period in which the Corporation is in arrears at least six months in the payment of all or any portion of the Redemption Price of any shares of Series Preferred Stock, the Standard Dividend Rate plus an additional 2% per annum for each full six-month period in which any such arrears exists. "Standard Dividend Rate" means (1) 5% if the Corporation completes a Qualified Offering within 24 months after the first issuance of Series A Preferred Stock, and (2) 9% if the Corporation does not complete a Qualified Offering within 24 months after the first issuance of Series A Preferred Stock, which 9% dividend rate shall be effective retroactively to the original issuance of the Series A Preferred Stock.

                  "Holders of a Majority of the Series  Preferred  Stock"  means
                  -------------------------------------------------------
any Person or Persons holding, beneficially or of record, a Majority of the Series Preferred Stock.

                  "Investment  Value"  of any share of  Series  Preferred  Stock
                  -------------------
means,  as of any date, the sum of (i) the Per Share Amount of such share,  plus
(ii) the amount of any unpaid dividends on such share added to the Investment Value of such share on any Dividend Reference Date pursuant to Section 2(a) hereof; and in the event of any liquidations, dissolution or winding up of the Corporation, within the meaning of Section 3 hereof, or a merger, consolidation or other transaction involving the Corporation described in Section 4 hereof, or the redemption of such share, unpaid dividends on such share, whether or not earned or declared, will be added to the Investment Value of such share on the payment or distribution date under Section 3 or 4 hereof, as the case may be, or on the Redemption Date (as defined in Section 5 hereof), as the case may be, calculated cumulatively on a daily basis to the close of business on such payment date, distribution date, or Redemption Date, as the case may be. "Per Share Amount" means $2.00 per share for the Series A Preferred Stock, $30.47 per share for the Series B Preferred Stock and $10.00 per share for the Series C Preferred Stock, except as provided in the next sentence. If determining the Investment Value in the case of the definition of Mandatory Redemption Price, then "Per Share Amount" means $4.00 per share for the Series A Preferred Stock, $60.94 per share for the Series B Preferred Stock and $20.00 per share for the Series C Preferred Stock.

                  "Junior  Stock"  shall  mean the  Common  Stock  and all other
                  ---------------
shares of Capital Stock of the Corporation, whether presently outstanding or hereafter issued, other than Series Preferred Stock.

                  "Majority of the Series  Preferred  Stock" shall mean the vote
                  ------------------------------------------
of all of the following (i) more than fifty percent (50%) of the total number of outstanding shares of Series A Preferred Stock, voting as a separate class, (ii) more than fifty percent (50%) of the outstanding shares of Series B Preferred Stock, voting as a separate class, and (iii) more than fifty percent (50%) of the outstanding shares of Series C Preferred Stock, voting as a separate class.

                   "Original Issue Price" shall mean $2.00 per share of Series A
                   ----------------------
Preferred Stock, $30.47 per share of Series B Preferred Stock and $10.00 per share of Series C Preferred Stock.

                  "Person"  means  an  individual,   corporation,   partnership,
                  --------
association, trust, limited liability company or any other entity or organization, including a government or political subdivision or an agency, unit or instrumentality thereof.

                  "Series A Preferred  Stock"  shall mean the Series A Preferred
                  ---------------------------
Stock, without par value, of the Corporation.

                  "Series B Preferred  Stock"  shall mean the Series B Preferred
                  ---------------------------
Stock, without par value, of the Corporation.

                  "Series C Preferred  Stock"  shall mean the Series C Preferred
                  ---------------------------
Stock, without par value, of the Corporation.

                  "Series  Preferred  Stock"  shall mean the Series A  Preferred
                  --------------------------
Stock, the Series B Preferred Stock and the Series C Preferred Stock.

                  "Subsidiary"  means,  with  respect  to the  Corporation,  any
                  ------------
Person of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by the Corporation or a Subsidiary of the Corporation.

                  "Voting  Stock" shall mean any shares  having  general  voting
                  ---------------
power in electing the Board of Directors (irrespective of whether or not at the time stock of any other class or classes has or might have voting power by reason or the happening of any contingency). The Common Stock, the Series A Preferred Stock, the Series B Preferred Stock and the Series C Preferred Stock are Voting Stock.

            Section 2.  Dividends.

                  (a) Right to Dividends. (i) The holders of the outstanding Series Preferred Stock shall be entitled to receive, when and as declared by the Board, and out of any funds legally available therefor, cumulative cash dividends at the rate and in the manner provided herein. Dividends on the Series Preferred Stock shall accumulate and accrue on each such share from the date of its original issue and shall accumulate and accrue from day to day thereafter, whether or not earned or declared. Such dividends shall be cumulative so that if such dividends in respect of any previous or current quarterly dividend period, at the rate specified herein, shall not have been paid or declared and a sum sufficient for the payment thereof set apart, the deficiency shall first be fully paid before any dividend or other distribution shall be paid or declared and set apart for the Common Stock. Any accumulation of dividends on the Series Preferred Stock shall not bear interest. Dividends shall accumulate and accrue on each share of Series Preferred Stock from the date of its original issue and shall not be affected by the transfer of any of such shares thereafter or the cancellation and issuance or reissuance of certificates evidencing such shares.

                         (ii) Dividends will be calculated  cumulatively on a
daily basis on each share of each series of Series Preferred Stock at the Dividend Rate per annum on the applicable Investment Value of such series. To the extent not paid on the first day of any April, July, October or January (each a "Dividend Reference Date"), commencing January 1, 1998, all dividends which have been calculated on each share of Series Preferred Stock then outstanding during the three-month period (or other period in the case of the first Dividend Reference Date) ending on such Dividend Reference Date, whether or not earned or declared, will be added to the applicable Investment Value of such share and will remain a part thereof until such dividends are paid. If the Dividend Rate changes as a result of a change in the Standard Dividend Rate (as provided in the definition of Investment Value), then the unpaid dividends shall be deemed to have been added to the applicable Investment Value of each share of Series Preferred Stock retroactively on and as of each Dividend Reference Date preceding the change in the Standard Dividend Rate.

                        (iii)  Notwithstanding the cash dividend  requirement of
Section 2(a)(i), the Corporation at its option may make any dividend payment on the Series Preferred Stock in shares of Common Stock or cash, or both, with each share of Common Stock being valued for this purpose at the Common Stock's Fair Market Value on the date such dividend is declared or, if the Common Stock is not issued within ten (10) days after the date of declaration, on the date such Common Stock is issued.

                  (b) Priority. Unless full dividends on all Series Preferred Stock for all past dividend periods and the then current dividend period shall have been paid or declared and a sum sufficient for the payment thereof set apart in trust for the benefit of all holders of the Series Preferred Stock, (1) no dividend whatsoever (other than a dividend payable solely in Common Stock) shall be paid or declared, and no distribution shall be made, on any Junior Stock, and (2) no shares of Junior Stock shall be purchased, redeemed or acquired by the Corporation and no monies shall be paid into or set aside or made available for a sinking fund for the purchase, redemption or acquisition thereof; provided, however, that this restriction shall not apply to the repurchase of shares of Common Stock from directors or employees of or consultants to the Corporation or any Subsidiary pursuant to agreements under which the Corporation has the option to repurchase such shares upon the occurrence of certain events, including without limitation the termination of employment by or service to the Corporation or any Subsidiary; and provided further, however, that without the approval, by vote or written consent, of the Holders of a Majority of the Series Preferred Stock the total amount applied to the repurchase of shares of Common Stock shall not exceed $25,000 during any twelve-month period.

                  (c) Additional Dividends. After cumulative dividends on the Series Preferred Stock for all past dividend periods and the then current dividend period shall have been declared and paid or set apart, subject to
Section 8(d) hereof, if the Board shall elect to declare additional dividends, such additional dividends shall be declared in equal amounts per share on all shares of Series Preferred Stock and Common Stock, but with each share of Series Preferred Stock being entitled to dividends based upon the number of shares of Common Stock into which such share of Series Preferred Stock could be converted, pursuant to Section 7 hereof, at the record date for the determination of shareholders entitled to receive such dividend or, if no such record date is established, on the date such dividend is declared.

            Section 3.  Liquidation Rights of Series Preferred Stock.

                  (a) Preference. In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of each series of Series Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its shareholders, whether such assets are capital, surplus, or earnings, before any payment or declaration and setting apart for payment of any amount shall be made in respect of the Junior Stock, an amount equal to the Investment Value per share of such series of Series Preferred Stock on the date of payment. If upon any liquidation, dissolution, or winding up of the Corporation, whether voluntary or involuntary, the assets to be distributed to the holders of the Series Preferred Stock shall be insufficient to permit the payment to such shareholders of the full preferential amounts aforesaid, then all of the assets of the Corporation to be distributed shall be distributed ratably to the holders of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock in proportion to the Per Share Amount per share of each series times the number of shares of each series held.

                  (b) Remaining Assets. After the payment or distribution to the holders of the Series Preferred Stock of the full preferential amounts aforesaid, the holders of the Junior Stock shall be entitled to receive $.06 (six cents) per share, and after the payment of such amount, if there are any remaining assets available for distribution to the stockholders of the Corporation, the holders of the Series Preferred Stock and Junior Stock then outstanding shall be entitled to receive ratably, with all Series Preferred

Stock treated as if it had been converted into Common Stock pursuant to Section 7 hereof, all remaining assets of the Corporation to be distributed.

            Section 4.  Merger, Consolidation.

                  (a)   At any time, in the event of:

                        (1) any consolidation or merger of the Corporation with or into any other corporation or other entity or person, or any other corporate reorganization or transaction or series of related transactions by the Corporation in which in excess of 50% of the Corporation's voting power is transferred, or

                        (2) a sale or other disposition of all or substantially all of the assets of the Corporation, then:

                              (A)  holders  of each  series of Series  Preferred
Stock shall be entitled to receive for each share of such stock in cash or in securities (including, without limitation, debt securities) received from the acquiring corporation, or a combination thereof, at the closing of any such transaction, an amount equal to the applicable Investment Value per share of such Series Preferred Stock on the date of full payment;

                              (B) holders of the Junior  Stock shall be entitled
to receive $.06 (six cents) per share; and

                              (C) after (i) the payment or  distribution to the
holders of each series of Series Preferred Stock of the full preferential amounts stated in Section 4(a)(2)(A) hereof, and (ii) the payment or distribution to the holders of the Junior Stock of the full amounts stated in
Section 4(a)(2)(B) hereof, the remaining proceeds of such transaction shall be distributed as a Shared Allocation (as defined in Section 4(b) hereof).

                  Such payments shall be made with respect to the Series Preferred Stock and Junior Stock by (i) redemption or purchase of such shares by the Corporation or (ii) purchase or acquisition of such shares by the surviving or acquiring corporation, entity or person or by the Corporation. Before any payment or distribution is made to the holders of the Junior Stock, the full preferential amount stated in Section 4(a)(2)(A) hereof shall first be paid to the holders of each series of Series Preferred Stock. In the event the full amount of such payment is not paid to the holders of each series of Series Preferred Stock upon or immediately prior to such transaction in accordance herewith, then all cash and securities (including, without limitation, debt securities) to be distributed in respect of the proposed transaction shall be distributed ratably among the holders of the Series A Preferred Stock, the Series B Preferred Stock and the Series C Preferred Stock in proportion to the Per Share Amount of each series times the number of shares of each series held.

                  (b) "Shared Allocation" shall mean that the holders of Series Preferred Stock and Junior Stock shall share the remaining consideration to be paid by the acquiring corporation in such transaction in proportion to the number of shares held by each holder but, for this limited purpose, treating each holder of the Series Preferred Stock as if it held the number of shares of Common Stock issuable to it upon conversion of the Series Preferred Stock held by it in accordance with the conversion privilege set forth in Section 7 hereof.

                  (c) Any securities or other property to be delivered to the holders of the Series Preferred Stock or Common Stock pursuant to Section 4(a) hereof shall be valued as follows:

                        (1) Securities not subject to investment letter or other similar restrictions on free marketability:

                              (A)  If  traded on a securities  exchange,  the
value shall be deemed to be the average of the closing prices of the securities on such exchange over the 30-day period ending three (3) days prior to the closing;

                              (B)  If quoted on the Nasdaq National Market,  the
value shall be deemed to be the average of the closing prices (or, if the securities are not quoted on the Nasdaq National Market but are regularly quoted on another NASDAQ quotation system and there is an active public market for the securities, the bid prices) over the 30-day period ending three (3) days prior to the closing; and

                              (C)  If the securities  are not quoted on the
Nasdaq National Market and are either not otherwise quoted on a NASDAQ quotation system or there is no active public market therefor, the value shall be the fair market value thereof, as mutually determined by the Corporation and the Holders of a Majority of the Series Preferred Stock.

                         (2) The method of  valuation of  securities  subject to
investment letter or other restrictions on free marketability shall be to make appropriate discount from the market value determined as above in paragraph
(1)(A), (B) or (C) to reflect the approximate fair market value thereof, as mutually determined by the Corporation and the Holders of a Majority of the Series Preferred Stock.

                        (3) All other securities or other property shall be valued at the fair market value thereof, as mutually determined by the Corporation and the Holders of a Majority of the Series Preferred Stock.

                        (4) If the Holders of a Majority of the Series Preferred Stock and the Corporation are unable to reach agreement on any valuation matter, such valuation shall be submitted to and determined by a nationally recognized independent investment banking firm selected by the Board and the Holders of a Majority of the Series Preferred Stock (or, if such selection cannot be made, by a nationally recognized independent investment banking firm selected by the American Arbitration Association in accordance with its rules).

                  (d) In the event the requirements of Section 4(a) hereof are not complied with, the Corporation shall forthwith either:

                        (1) Cause such closing to be postponed until such time as the requirements of this Section 4 have been complied with; or

                        (2) Cancel such transaction, in which event the rights, preferences and privileges of the holders of each series of Series Preferred Stock shall revert to and be the same as such rights, preferences and privileges existing immediately prior to the date of the first notice referred to in
Section 4(e) hereof.

                  (e) The Corporation shall give each holder of record of each series of Series Preferred Stock written notice of such impending transaction not later than twenty-five (25) days prior to the shareholders' meeting called to approve such transaction, or twenty-five (25) days prior to the closing of such transaction, whichever is earlier, and shall also notify such holders in writing of the final approval of such transaction. The first of such notices shall describe the material terms and conditions of the impending transaction and the provisions of this Section 4, and the Corporation shall thereafter give such holders prompt notice of any material changes. The transaction shall in no event take place sooner than twenty-five (25) days after the Corporation has given the first notice provided for herein or sooner than ten (10) days after the Corporation has given notice of any material changes provided for herein; provided, however, that such periods may be shortened upon the written consent of the Holders of a Majority of the Series Preferred Stock.

                  (f) The provisions of this Section 4 are in addition to the protective provisions of Section 8 hereof.

            Section 5.  Redemption.

                  (a) Restriction on Redemption and Purchase. Except as expressly provided in this Section 5, the Corporation shall not have the right to purchase, call, redeem or otherwise acquire for value any or all of the Series Preferred Stock.

                  (b) Optional Redemption. On, or at any time after, the fifth anniversary of the Commitment Date of the Series A Preferred Stock, the Corporation may, at its option, redeem the Series Preferred Stock in whole, but not in part, at the applicable Optional Redemption Price for each series of Series Preferred Stock hereinafter specified; provided, however, that the Corporation shall not redeem any series of Series Preferred Stock or give notice of any redemption unless the Corporation has sufficient and lawful funds to redeem all of the then outstanding Series Preferred Stock. The date on which the Series Preferred Stock is to be redeemed pursuant to this Section 5(b) is herein called the "Optional Redemption Date."

                  (c)   Mandatory Redemption.

                        (1) The Corporation shall redeem the number of shares of Series Preferred Stock as indicated below on the dates indicated in the following table (each a "Scheduled Redemption Date"), at the applicable Mandatory Redemption Price for each series of Series Preferred Stock hereinafter specified (a "Scheduled Redemption"):

      1,666,666 shares of Series A Preferred
      Stock, 205,993 shares of Series B
      Preferred Stock and 2,000,000 shares
      of Series C Preferred Stock            First Business Day of January, 2003

      1,666,666 shares of Series A Preferred
      Stock, 205,993 shares of Series B
      Preferred Stock and 2,000,000 shares
      of Series C Preferred Stock            First Business Day of January, 2004

      1,666,668 shares of Series A Preferred
      Stock, 205,993 shares of Series B
      Preferred Stock and 2,000,000 shares
      of Series C Preferred Stock            First Business Day of January, 2005


                        (2) In addition to the foregoing, if the Corporation does not complete a Qualified Offering (as hereinafter defined) within:

            (i) twenty-four (24) months after the first issuance of Series A Preferred Stock (provided that none of the proceeds of the sale of the Company's Series C Preferred Stock and no proceeds from any loan or borrowing made for the specific purpose of such a redemption may be used by the Company for such a redemption), any holder or holders holding, beneficially or of record, more than fifty percent (50%) of the total number of outstanding shares of Series A Preferred Stock or Series B Preferred Stock, by giving written notice to the Corporation (an "A/B Demand Notice"), which such notice the Corporation shall within five (5) days of receipt mail to all holders of Series C Preferred Stock, may cause the Corporation to redeem all outstanding shares of such series of Series Preferred Stock at the applicable Optional Redemption Price for such series of Series Preferred Stock on the Redemption Date specified in the A/B Demand Notice (the "A/B Demand Date"), which may not be earlier than thirty
                  (30) days after the A/B Demand Notice is received by the Corporation, and

            (ii) twenty-four (24) months after the first issuance of Series C Preferred Stock, any holder or holders holding, beneficially or of record, more than fifty percent (50%) of the total number of outstanding shares of Series C Preferred Stock, by giving written notice to the Corporation (a "C Demand Notice"), may cause the Corporation to redeem all outstanding shares of Series C Preferred Stock at the applicable Optional Redemption Price for Series C Preferred Stock on the Redemption Date specified in the C Demand Notice (the "C Demand Date"), which may not be earlier than
                  thirty   (30)  days  after  the  C  Demand   Notice  is
                  received by the Corporation. Any such redemption pursuant to this clause (ii) or clause (i) above is herein sometimes referred to as a "Demand Redemption;" an A/B Demand Notice or a C Demand Notice is herein sometimes referred to as a "Demand Notice;" and an A/B Demand Date or a C Demand Date is herein sometimes referred to as a "Demand Date;"

            (iii) provided, however, that the Corporation shall not be obligated to redeem any shares of Series Preferred Stock in accordance with a Demand Notice if, within fifteen (15) days after such Demand Notice is received, all of the persons named in such Demand Notice (to the extent that they are not already directors of the Corporation) are elected to the Board and constitute a majority of the members of the Board. A Demand shall state the names the individuals whom the holders giving such Demand Notice wish to have elected to the Board (to the extent that they are not already directors) and constitute a majority of the member of the Board. A Scheduled Redemption or a Demand Redemption is herein sometimes referred to as a "Mandatory Redemption."

                        (3) No shares of Series A Preferred Stock or Series B Preferred Stock shall be redeemed until twenty-five (25) days after the Corporation mails a copy of the A/B Demand Notice to all holders of Series C Preferred Stock.

                        (4) If the funds of the Corporation legally available for redemption of Series Preferred Stock on a Scheduled Redemption Date or the Demand Date are insufficient to redeem the number of shares to be redeemed pursuant to this subsection (c) on such date, those funds which are legally available will be used to redeem the maximum possible number of shares ratably among all holders of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock in proportion to the Per Share Amount of each series times the number of shares of such series held. At the earliest time thereafter when additional funds of the Corporation are legally available for redemption of Series Preferred Stock in the manner provided above, such funds will be immediately used to redeem the balance of the Series Preferred Stock which the Corporation has become obligated to redeem on such Scheduled Redemption Date or the Demand Date, as the case may be, but which it has not yet redeemed.

                        (5) If fewer than all shares of Series Preferred Stock are being redeemed, the redemption will be made ratably among all holders of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock in proportion to the Per Share Amount of each series times the number of shares of each series held.

                  (d) Redemption Price. The Optional Redemption Price of a series of Series Preferred Stock (the "Optional Redemption Price") shall be the Investment Value per share of such series of Series Preferred Stock. The Mandatory Redemption Price of a series of Series Preferred Stock (the "Mandatory Redemption Price") shall be the Investment Value per share of such series of Series Preferred Stock. As used herein, "Redemption Price" shall mean either the Optional Redemption Price or the Mandatory Redemption Price, whichever shall be applicable.

                  (e) Redemption Notice. The Corporation shall, not less than thirty (30) days nor more than sixty (60) days prior to the Optional Redemption Date and each Scheduled Redemption Date (a "Redemption Date"), give written notice ("Redemption Notice"), to each holder of record of Series Preferred Stock to be redeemed. In the case of a Demand Redemption, the Redemption Notice shall be given by the Corporation to all holders of the Series Preferred Stock not less than ten (10) days after receipt of the Demand Notice, and the "Redemption Date" shall be the Demand Date. The Redemption Notice shall state:

                  (1) That all or a specified  number of the outstanding  shares of Series Preferred Stock are to be redeemed and the total number of shares being redeemed;

                  (2) The  number of shares of Series  Preferred  Stock held by the holder which the Corporation intends to redeem;

                  (3)   The Redemption Date and Redemption Price;

                  (4) That the  holder's  right to convert the Series  Preferred
            Stock will terminate on the Redemption Date; and

                  (5) The  time,  place and  manner  in which  the  holder is to
            surrender  to  the   Corporation  the  certificate  or  certificates
            representing the shares of Series Preferred Stock to be redeemed.

                  (f) Payment of Redemption Price and Surrender of Stock. On the Redemption Date, the applicable Redemption Price of each series of Series Preferred Stock scheduled to be redeemed or called for redemption shall be payable to the holders of such Series Preferred Stock. On or before the Redemption Date, each holder of Series Preferred Stock to be redeemed, unless the holder has exercised his right to convert the shares as provided in Section 7 hereof, shall surrender the certificate or certificates representing such shares to the Corporation, in the manner and at the place designated in the Redemption Notice, and thereupon the Redemption Price for such shares shall be payable to the order of the person whose name appears on such certificate or certificates as the owner thereof, and each surrendered certificate shall be canceled and retired.

                  (g) Termination of Rights. If the Redemption Notice is duly given, and if at least ten (10) days prior to the Redemption Date the Redemption Price is either paid or made available for payment through the arrangement specified in subsection (h) below, then notwithstanding that the certificates evidencing any of the shares of Series Preferred Stock so called or scheduled for redemption have not been surrendered, all rights with respect to such shares shall forthwith after the Redemption Date cease and determine, except only (i) the right of the holders to receive the Redemption Price without interest upon surrender of their certificates therefor or (ii) the right to receive Common Stock plus dividends upon exercise of the conversion rights provided in Section 7 hereof on or before the Redemption Date.

                   (h) Deposit of Funds. At least ten (10) days prior to the Redemption Date, the Corporation shall deposit with any bank or trust company in Washington, D.C., having a capital and surplus of at least $1 billion as a trust fund, a sum equal to the aggregate Redemption Price of all shares of the Series Preferred Stock scheduled to be redeemed or called for redemption and not yet redeemed, with irrevocable instructions and authority to the bank or trust company to pay, on or after the Redemption Date or prior thereto, the Redemption Price to the respective holders upon the surrender of their share certificates. The deposit shall constitute full payment of the shares to their holders, and from and after the date of such deposit (even if prior to the Redemption Date), the shares shall be deemed to be redeemed and no longer outstanding, and the holders thereof shall cease to be shareholders with respect to such shares and shall have no rights with respect thereto, except the right to receive from the bank or trust company payment of the Redemption Price of the shares, without interest, upon surrender of their certificates therefor and the right to convert such shares and receive accrued and unpaid dividends as provided in Section 7 hereof. Any monies so deposited and unclaimed at the end of one year from the Redemption Date shall be released or repaid to the Corporation, after which the holders of shares called for redemption shall be entitled to receive payment of the Redemption Price only from the Corporation.

            Section 6.  Voting Rights.

                  (a) Series Preferred Stock. Each holder of shares of Series Preferred Stock shall be entitled to vote on all matters and, except as otherwise expressly provided herein, shall be entitled to the number of votes equal to the largest number of full shares of Common Stock into which such shares of Series Preferred Stock could be converted, pursuant to the provisions of Section 7 hereof, at the record date for the determination of the shareholders entitled to vote on such matters or, if no such record date is established, at the date such vote is taken.

                  (b) Common Stock. Each holder of shares of Common Stock shall be entitled to one vote for each share thereof held. Except as otherwise expressly provided herein or as required by law, the holders of Series Preferred Stock and the holders of Common Stock shall vote together and not as separate classes.

                  (c) Authorized Directors and Class Voting Rights of Series Preferred Stock and Common Stock; Compensation Committee.

                        (1) The Corporation shall have nine (9) authorized directors. Subject to subsection (d) of this Section 6, the holders of Series A Preferred Stock, as a class, shall be entitled to elect two (2) directors, the holders of the Series B Preferred Stock, as a class, shall be entitled to elect one (1) director, and the holders of all other Voting Stock, as a class, shall be entitled to elect the remaining members of the Board.

                         (2) The Board shall establish a compensation  committee
of three directors (the "Compensation Committee"), one member of which shall be selected by the Holders of a Majority of the Series A Preferred Stock, one member of which shall be selected by the Holders of a Majority of the Series B Preferred Stock, and one member of which shall be appointed by the Board of the Corporation. All action taken by the Compensation Committee shall require the vote or written consent of two of the three members of the Compensation Committee, provided that one of such two members is the member selected by the holders of a Majority of the Series A Preferred Stock. All matters affecting compensation of any officer or director of the Corporation or any Subsidiary or any employee of or consultant to the Corporation or any Subsidiary whose base compensation is at an annual rate of at least $75,000 shall require approval of the Compensation Committee in order to be effective. No option or warrant to purchase Common Stock, stock appreciation right or stock issuance to any officer, director or employee of the Corporation shall be granted, effected, modified or accelerated unless the same has been approved by the Compensation Committee. In addition, the Compensation Committee shall have the exclusive authority to administer and take all action permitted or required to be taken by the Board or any committee of the Board under all stock option plans of the Corporation and under any other plan or arrangement that provides for the issuance of Common Stock, stock appreciation rights, phantom stock or other similar benefits to any employee of or any advisor or consultant to the Corporation.

                  (d) Special Voting Rights of Series Preferred Stock in Case of Certain Events. If the Corporation shall have failed to redeem and pay in full the applicable Redemption Price of any Series Preferred Stock called for redemption or scheduled or otherwise to be redeemed as required by Section 5 hereof, whether or not funds are legally available therefor, the holders of the Series Preferred Stock shall, immediately upon the giving of written notice to the Corporation by any holder of Series Preferred Stock, be entitled to elect the smallest number of directors which shall constitute a majority of the authorized number of directors of the Corporation as follows: the holders of the Series A Preferred Stock, the holders of the Series B Preferred Stock and the holders of the Series C Preferred Stock, voting as separate classes, shall each elect an equal number of the directors constituting such majority of the Board, and to the extent that an unequal number of directors is required to form such majority, the extra director shall be elected by the holders of the Series A Preferred Stock, the Series B Preferred Stock, and the Series C Preferred Stock voting together as a separate class. The holders of all other shares of Voting Stock, as a class, shall be entitled to elect the remaining members of the Board. Whenever the holders of the Series Preferred Stock shall be entitled to elect directors as provided in this subsection (d), the holders of the Series Preferred Stock may call a special meeting of stockholders and shall have access to the stock books and records of the Corporation for such purpose. At any such meeting, or at any other meeting held while the holders of the Series Preferred Stock have the voting power described in this subsection (d), the Holders of a Majority of the Series Preferred Stock, present in person or by proxy, shall be sufficient to constitute a quorum for the election of directors as herein provided. At such meeting or, if no such special meeting shall have been called, then at the next annual meeting of the stockholders, the holders of the Series Preferred Stock shall be entitled to elect a majority of the directors of the Corporation (as provided in the first sentence of this Section 6(d)), and the holders of all other shares of Voting Stock, as a class, shall be entitled to elect the remaining members of the Board. Upon the election by the holders of Series Preferred Stock of a majority of the directors, the terms of office of all persons who were theretofore directors of the Corporation shall forthwith terminate, whether or not the holders of the Common Stock shall then have elected the remaining directors of the Corporation.

                  (e) Divestment of Special Voting Rights of Series Preferred Stock. If the Redemption Price of all Series Preferred Stock scheduled for redemption or called for redemption or otherwise to be redeemed, as the case may be, shall have been paid in full, as required by Section 5 hereof, then the holders of the Series Preferred Stock shall be divested of the voting rights specified in Section 6(d). These voting rights shall again accrue to the holders of Series Preferred Stock as and when provided in Section 6(d). Upon the termination of any such voting rights as hereinabove provided, the Board shall call a special meeting of the stockholders at which all directors will be elected, and the terms of office of all persons who are then directors of the Corporation shall terminate immediately upon the election of their successors.

                   (f) Vacancies. In the case of any vacancy in the office of a director elected by the holders of the Series A Preferred Stock or the Series B Preferred Stock, voting as separate classes, pursuant to subsection (c) of this
Section 6 or the holders of the Series Preferred Stock, voting together as a separate class, pursuant to subsection (d) of this Section 6, such vacancy shall be filled by the vote or written consent of the holders of the class of Series Preferred Stock which elected such director or, in the absence of action by such holders, by action of the remaining director elected by the holders of such class, and any such director so elected shall hold the office for the unexpired term of the director whose place shall be vacant. Any director who shall have been elected by the holders of the Series A Preferred Stock or the Series B Preferred Stock, voting as separate classes, or by the holders of the Series Preferred Stock, voting together as a separate class, or any director so elected as provided in the immediately preceding sentence, shall be removed during the aforesaid term of office, whether with or without cause, only by the affirmative vote of the holders of a majority of the class of Series Preferred Stock entitled to elect such director.

            Section 7. Conversion. The holders of Series Preferred Stock shall have the following conversion rights:

                  (a) Right to Convert. Each share of Series Preferred Stock shall be convertible, at any time at the option of the holder thereof, into fully paid and nonassessable shares of Common Stock; provided, however, that no share of Series C Preferred Stock shall be convertible at the option of the holder thereof on or before the first anniversary of the Commitment Date of the Series C Preferred Stock except immediately prior to the consummation of any of the following transactions: (i) an underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offering and sale of Common Stock for the account of the Corporation; (ii) the sale of all or substantially all of the assets of the Corporation; (iii) any consolidation or merger involving the Corporation; or
(iv) the acquisition by a single Person or group of Persons, in a single or series of transactions, of in excess of a majority of the issued and outstanding shares of Voting Stock of the Corporation.

                  (b) Conversion Price. Each share of a series of Series Preferred Stock shall be convertible into the number of shares of Common Stock which results from dividing the Conversion Price (as hereinafter defined) of that series of Series Preferred Stock in effect at the time of conversion into the Original Issue Price of such series of Series Preferred Stock being converted. The Conversion Price for the Series A Preferred Stock initially shall be $3.46833333 per share, the Conversion Price for the Series B Preferred Stock initially shall be $10.15666667 per share and the Conversion Price for the Series C Preferred Stock initially shall be $10.00 per share. The Conversion Price for each series of Series Preferred Stock shall be subject to adjustment from time to time as provided below.

                   (c) Mechanics of Conversion. Each holder of Series Preferred Stock who desires to convert the same into shares of Common Stock shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or of any transfer agent for the Series Preferred Stock or Common Stock, and shall give written notice to the Corporation at such office that such holder elects to convert the same and shall state therein the number of shares of Series Preferred Stock being converted. Thereupon the Corporation shall promptly issue and deliver to such holder a certificate or certificates for the number of shares of Common Stock to which such holder is entitled and shall promptly pay in cash or, if the Corporation so elects or is legally or financially unable to pay such dividends in cash, Common Stock (valued at the Common Stock's Fair Market Value at the time of surrender), all accumulated, accrued and unpaid dividends on the shares of Series Preferred Stock being converted, whether or not earned or declared, to and including the time of conversion. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the certificate representing the shares of Series Preferred Stock to be converted, and the Person entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder of such shares of Common Stock on such date.

                  (d) Adjustment for Stock Splits and Combinations. If the Corporation at any time or from time to time after the Commitment Date of a series of Series Preferred Stock effects a subdivision of the outstanding Common Stock, the Conversion Price for such series of Series Preferred Stock then in effect immediately before that subdivision shall be proportionately decreased, and conversely, if the Corporation at any time or from time to time after the Commitment Date combines the outstanding shares of Common Stock into a smaller number of shares, the Conversion Price for such series then in effect immediately before the combination shall be proportionately increased. Any adjustment under this subsection (d) shall become effective at the close of business on the date the subdivision or combination becomes effective.

                  (e) Adjustment for Certain Dividends and Distributions. If the Corporation at any time or from time to time after the Commitment Date of a series of Series Preferred Stock makes, or fixes a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in additional shares of Common Stock, then and in each such event the Conversion Price for such series then in effect shall be decreased as of the time of such issuance or, in the event such record date is fixed, as of the close of business on such record date, by multiplying the Conversion Price for such series then in effect by a fraction (1) the numerator of which is the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and (2) the denominator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution; provided, however, that if such record date is fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Conversion Price for such series shall be recomputed accordingly as of the close of business on such record date and thereafter the Conversion Price for such series shall be adjusted pursuant to this subsection (e) as of the time of actual payment of such dividends or distributions.

                   (f) Adjustments for Other Dividends and Distributions. In the event the Corporation at any time or from time to time after the Commitment Date of a series of Series Preferred Stock makes, or fixes a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in securities of the Corporation other than shares of Common Stock, then and in each such event provision shall be made so that the holders of such series of Series Preferred Stock shall receive upon conversion thereof, in addition to the number of shares of Common Stock receivable thereupon, the amount of securities of the Corporation which they would have received had their Series Preferred Stock been converted into Common Stock on the date of such event and had they thereafter, during the period from the date of such event to and including the conversion date, retained such securities receivable by them as aforesaid during such period, subject to all other adjustments called for during such period under this Section 7 with respect to the rights of the holders of such series of Series Preferred Stock.

                  (g)    Adjustment   for    Reclassification,    Exchange   and
Substitution. In the event that at any time or from time to time after the Commitment Date of a series of Series Preferred Stock, the Common Stock issuable upon the conversion of such series of Series Preferred Stock is changed into the same or a different number of shares of any class or classes of stock, whether by recapitalization, reclassification or otherwise (other than a subdivision or combination of shares or stock dividend or a reorganization, merger, consolidation or sale of assets, provided for elsewhere in this Section 7), then and in any such event each holder of such series of Series Preferred Stock shall have the right thereafter to convert such stock into the kind and amount of stock and other securities and property receivable upon such recapitalization, reclassification or other change, by holders of the maximum number of shares of Common Stock into which such shares of Series Preferred Stock could have been converted immediately prior to such recapitalization, reclassification or change, all subject to further adjustment as provided herein.

                  (h)  Reorganizations,  Mergers,  Consolidations  or  Sales  of
Assets. If at any time or from time to time after the Commitment Date of a series of Series Preferred Stock, there is a capital reorganization of the Common Stock (other than a recapitalization, subdivision, combination, reclassification or exchange of shares provided for elsewhere in this Section 7) or a merger or consolidation of the Corporation with or into another corporation, or the sale of all or substantially all of the Corporation's properties and assets to any other person, then, as a part of such reorganization, merger, consolidation or sale, provision shall be made so that the holders of such series of Series Preferred Stock shall thereafter be entitled to receive upon conversion of such Series Preferred Stock the number of shares of stock or other securities or property to which a holder of the number of shares of Common Stock deliverable upon conversion would have been entitled on such capital reorganization, merger, consolidation, or sale. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 7 with respect to the rights of the holders of such series of Series Preferred Stock after the reorganization, merger, consolidation or sale to the end that the provisions of this Section 7 (including adjustment of the Conversion Price for such series then in effect and the number of shares purchasable upon conversion of such Series Preferred Stock) shall be applicable after that event and be as nearly equivalent as may be practicable.

                  (i)   Sale of Shares Below Conversion Price.

                         (1) If at any  time or from  time  to  time  after  the
Commitment Date of a series of Series Preferred Stock, the Corporation issues or sells, or is deemed by the express provisions of this subsection (i) to have issued or sold, Additional Shares of Common Stock (as hereinafter defined), other than as a dividend or other distribution on any class of stock as provided in subsection (e) above and other than upon a subdivision or combination of shares of Common Stock as provided in subsection (d) above, for an Effective Price (as hereinafter defined) less than the then existing Conversion Price for such series, then and in each such case the then existing Conversion Price for such series shall be reduced, as of the opening of business on the date of such issue or sale, to a price determined by multiplying that Conversion Price by a fraction (i) the numerator of which shall be (A) the number of shares of Common Stock outstanding at the close of business on the day next preceding the date of such issue or sale, plus (B) the number of shares of Common Stock which the aggregate consideration received (or by the express provisions hereof deemed to have been received) by the Corporation for the total number of Additional Shares of Common Stock so issued would purchase at such Conversion Price, plus (C) the number of shares of Common Stock into which the outstanding shares of all Series Preferred Stock are convertible at the close of business on the date next preceding the date of such issue or sale, plus (D) the number of shares of Common Stock underlying Other Securities (as hereinafter defined) at the close of business on the date next preceding the date of such issue or sale, and (ii) the denominator of which shall be (A) the number of shares of Common Stock outstanding at the close of business on the date of such issue or sale after giving effect to such issue of Additional Shares of Common Stock, plus (B) the number of shares of Common Stock into which the outstanding shares of all Series Preferred Stock are convertible at the close of business on the date next preceding the date of such issue or sale, plus (C) the number of shares of Common Stock underlying Other Securities at the close of business on the date next preceding the date of such issue or sale.

                        (2) For the purpose of making any adjustment required under this subsection (i), the consideration received by the Corporation for any issue or sale of securities shall (A) to the extent it consists of cash be computed at the amount of cash received by the Corporation, (B) to the extent it consists of property other than cash, be computed at the fair value of that property as determined in good faith by the Board, (C) if Additional Shares of Common Stock, Convertible Securities (as hereinafter defined) or rights or options to purchase either Additional Shares of Common Stock or Convertible Securities are issued or sold together with other stock or securities or other assets of the Corporation for a consideration which covers both, be computed as the portion of the consideration so received that may be reasonably determined in good faith by the Board to be allocable to such Additional Shares of Common Stock, Convertible Securities or rights or options, and (D) be computed after reduction for all expenses payable by the Corporation in connection with such issue or sale.

                        (3) For the purpose of the adjustment required under this subsection (i), if the Corporation issues or sells any rights or options for the purchase of, or stock or other securities convertible into or exchangeable for, Additional Shares of Common Stock (such convertible or exchangeable stock or securities being hereinafter referred to as "Convertible Securities") and if the Effective Price of such Additional Shares of Common
Stock is less than the Conversion Price for such series then in effect, then in each case the Corporation shall be deemed to have issued at the time of the issuance of such rights or options or Convertible Securities the maximum number of Additional Shares of Common Stock issuable upon exercise, conversion or exchange thereof and to have received as consideration for the issuance of such shares an amount equal to the total amount of the
consideration,  if  any,  received  by the Corporation   for  the  issuance  of
such rights or options or Convertible Securities, plus, in the case of such rights or options, the minimum amounts of consideration, if any, payable to the Corporation upon the exercise of such rights or options, plus, in the case of Convertible Securities, the minimum amounts of consideration, if any, payable to the Corporation (other than by cancellation of liabilities or obligations evidenced by such Convertible
Securities) upon the conversion or exchange thereof. No further adjustment of the Conversion Price for such series, adjusted upon the issuance of such rights, options or Convertible Securities, shall be made as a result of the actual issuance of Additional Shares of Common Stock on the exercise of any such rights or options or the conversion or exchange of any such Convertible Securities. If any such rights or options or the conversion or exchange privilege represented by any such Convertible Securities shall expire without having been exercised, the Conversion Price adjusted upon the issuance of such rights, options or Convertible Securities shall be readjusted to the Conversion Price which would have been in effect had an adjustment been made on the basis that the only Additional Shares of Common Stock so issued were the Additional Shares of Common Stock, if any, actually issued or sold on the exercise of such rights or options or rights of conversion or exchange of such Convertible Securities, and such Additional Shares of Common Stock, if any, were issued or sold for the consideration actually received by the Corporation upon such exercise, plus the consideration, if any, actually received by the Corporation for the granting of all such rights or options, whether or not exercised, plus the consideration received for issuing or selling the Convertible Securities actually converted or exchanged, plus the consideration, if any, actually received by the Corporation (other than by cancellation of liabilities or obligations evidenced by such Convertible Securities) on the conversion or exchange of such Convertible Securities.

      Notwithstanding the foregoing, the first paragraph of this Section 7(i)(3) shall not apply to the issuance by the Corporation of any Convertible Securities that a majority of the members of the Corporation's Board of Directors and the Holders of a Majority of the Series Preferred Stock determine to exclude from the definition of Convertible Securities as herein defined.

                         (4) For the purpose of the  adjustment  required  under
this subsection (i), if the Corporation issues or sells, or is deemed by the express provisions of this subsection to have issued or sold, any rights or options for the purchase of Convertible Securities and if the Effective Price of the Additional Shares of Common Stock underlying such Convertible Securities is less than the Conversion Price for such series then in effect, then in each such case the Corporation shall be deemed to have issued at the time of the issuance of such rights or options the maximum number of Additional Shares of Common Stock issuable upon conversion or exchange of
the  total  amount  of  Convertible Securities   covered  by  such  rights  or
options and to have received as consideration for the issuance of such Additional Shares of Common Stock an amount equal to the amount of consideration, if any, received by the Corporation for the issuance of such rights or options, plus the minimum amounts of consideration, if any, payable to the Corporation upon the exercise of such rights or options and plus the minimum amount of consideration, if any, payable to the Corporation (other than by cancellation of liabilities or obligations evidenced by such Convertible Securities) upon the conversion or exchange of such Convertible Securities. No further adjustment of the Conversion Price for such series, adjusted upon the issuance of such rights or options, shall be made as a result of the actual issuance of the Convertible Securities upon the exercise of such rights or options or upon the actual issuance of Additional Shares of Common Stock upon the conversion or exchange of such Convertible Securities. The provisions of paragraph (3) above for the readjustment of the Conversion Price for such series upon the expiration of rights or options or the rights of conversion or exchange of Convertible Securities shall apply mutatis mutandis to the rights, options and Convertible Securities referred to in this paragraph (4).

      Notwithstanding the foregoing, the first paragraph of this Section 7(i)(4) shall not apply to the issuance of any rights or options for the purchase of Convertible Securities that a majority of the members of the Corporation's Board of Directors and Holders of a Majority of the Series Preferred Stock exclude from the adjustments contemplated by the first paragraph of this Section 7(i)(4) of the Corporation's Common Stock into a small number of shares.

                        (5) "Additional Shares of Common Stock" shall mean all shares of Common Stock issued by the Corporation after the Commitment Date of a series of Series Preferred Stock, whether or not subsequently reacquired or retired by the Corporation, other than (i) shares of Common Stock issued upon conversion of the Series Preferred Stock, (ii) up to 6,250,000 shares of Common Stock, as approved by the Compensation Committee of the Corporation's Board of Directors, which are issued or issuable to individuals or entities who are or were employees or directors of or consultants to the Corporation or any Subsidiary pursuant to stock purchase or stock option plans or other arrangements, (iii) 213,750 shares of Common Stock issued or issuable upon the exercise of stock purchase warrants that were outstanding on the date of first issuance of Series A Preferred Stock, (iv) 75,000 shares to be issued to a former employee for services rendered, (v) any other shares of Common Stock issued by the Corporation that a majority of the members of the Corporation's Board of Directors and Holders of a Majority of the Series Preferred Stock approve for exclusion from the definition of Additional Shares of Common Stock, as such term is defined herein. The number of shares described in clauses (i),
(ii), (iii), (iv) and (v) above shall be proportionately increased in the event of a subdivision of the outstanding shares of Common Stock or proportionately decreased in the event of a combination of the outstanding shares of Common Stock into a smaller number of shares. The "Effective Price" of Additional Shares of Common Stock shall mean the quotient determined by dividing the total number of Additional Shares of Common Stock issued or sold, or deemed to have been issued or sold by the Corporation under this subsection (i), into the aggregate consideration received, or deemed to have been received, by the Corporation for such issue under this subsection (i), for such Additional Shares of Common Stock. "Other Securities" with respect to an issue or sale of Additional Shares of Common Stock shall mean stock and other securities convertible into or exchangeable for Common Stock; "the number of shares of Common Stock underlying Other Securities" on a particular date shall mean the number of shares of Common Stock issuable upon the exercise, conversion or exchange, as the case may be, of such Other Securities at the close of business on such date but only to the extent that the holders thereof have the fully vested legal right to exercise, convert or exchange such Other Securities on such date and to retain the Common Stock issued upon such exercise, conversion or exchange.

                   (j) Accountants' Certificate of Adjustment. In each case of an adjustment or readjustment of the Conversion Price of a series of Series Preferred Stock or the number of shares of Common Stock or other securities issuable upon conversion of a series of Series Preferred Stock, the Corporation, at its expense, shall cause independent public accountants of recognized standing selected by the Corporation (who may be the independent public accountants then auditing the books of the Corporation) to compute such adjustment or readjustment in accordance with the provisions hereof and prepare a certificate showing such adjustment or readjustment, and shall mail such certificate, by first class mail, postage prepaid, to each registered holder of Series Preferred Stock at the holder's address as shown in the Corporation's books. The certificate shall set forth such adjustment or readjustment, showing in detail the facts upon which such adjustment or readjustment is based, including a statement of (1) the consideration received or deemed to be received by the Corporation for any Additional Shares of Common Stock issued or sold or deemed to have been issued or sold, (2) the Conversion Price of such series of Series Preferred Stock at the time in effect, (3) the number of Additional Shares of Common Stock and (4) the type and amount, if any, of other property which at the time would be received upon conversion of such series of Series Preferred Stock.

                  (k) Notices of Record Date. In the event of (i) any taking by the Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or (ii) any capital reorganization of the Corporation, any reclassification or recapitalization of the capital stock of the Corporation, any merger or consolidation of the Corporation with or into any other corporation, or any transfer of all or substantially all of the assets of the Corporation to any other person or any voluntary or involuntary dissolution, liquidation or winding up of the Corporation, the Corporation shall mail to each holder of Series Preferred Stock at least thirty (30) days prior to the record date specified therein, a notice specifying (1) the date on which any such record is to be taken for the purpose of such dividend or distribution and a description of such dividend or distribution, (2) the date on which any such reorganization, reclassification, transfer, consolidation, merger, dissolution, liquidation or winding up is expected to become effective, and (3) the date, if any, that is to be fixed, as to when the holders of record of Common Stock (or other securities) shall be entitled to exchange their shares of Common Stock (or other securities) for securities or other property deliverable upon such reorganization, reclassification, transfer, consolidation, merger, dissolution, liquidation or winding up.

                  (l)   Automatic Conversion.

                         (1)  Each share of Series  Preferred Stock shall
automatically be converted into shares of Common Stock based on the then effective Conversion Price of such series immediately upon the closing of an underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offering and sale of Common Stock for the account of the Corporation in which the aggregate gross proceeds received by the Corporation at the public offering price equals or exceeds $25 million, the public offering price per share of which equals or exceeds 110% of the Conversion Price of the Series A Preferred Stock then in effect and the obligation of the underwriters with respect to which is that if any of the securities being offered are purchased, all such securities must be purchased (herein called a "Qualified Offering"); provided, however, that such conversion shall be conditioned upon payment by the Corporation of all accrued and unpaid dividends on the outstanding Series Preferred Stock, whether or not earned or declared, to and including the date of such conversion, payable either in cash or Common Stock (valued at the Common Stock's Fair Market Value), or both. Each share of a series of Series Preferred Stock shall automatically be converted into shares of Common Stock based on the then effective Conversion Price of such series upon the receipt by the Corporation of a written notice from any holder or holders holding, beneficially or of record, more than fifty percent (50%) of the total number of outstanding shares of such series of Series Preferred Stock electing unconditionally to convert their shares of Series Preferred Stock.

                        (2)  Upon  the   occurrence  of  either  of  the  events
specified in paragraph (1) above the outstanding shares of Series Preferred Stock shall be converted automatically without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Corporation or its transfer agent; provided, however, that the Corporation shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon such conversion unless the certificates evidencing such shares of Series Preferred Stock are either delivered to the Corporation or its transfer agent as provided below, or the holder notifies the Corporation or its transfer agent that such certificates have been lost,
stolen or destroyed and executes  an  agreement   satisfactory  to  the
Corporation to indemnify the Corporation from any loss incurred by it in connection with such certificates. Upon the occurrence of such automatic conversion of any series of Series Preferred Stock, the holders of such Series Preferred Stock shall surrender the certificates representing such shares at the office of the Corporation or any transfer agent for the Series Preferred Stock or Common Stock. Thereupon, there shall be issued and delivered to such holder promptly at such office and in its name as shown on such surrendered certificate or certificates, a certificate or certificates for the number of shares of Common Stock into which the shares of such Series
Preferred Stock surrendered were convertible on the date on which such automatic conversion occurred, and the Corporation shall promptly pay in cash or Common Stock (taken at the Common Stock's Fair Market Value as of the date of such conversion), or both, all accrued and unpaid dividends on the shares of Series Preferred Stock being converted, whether or not earned or declared, to and including the date of such conversion.

                  (m) Fractional Shares. Fractional shares otherwise issuable upon conversion of Series Preferred Stock held by a single holder shall be aggregated into whole shares and issued to such holder. Otherwise, no fractional shares of Common Stock shall be issued upon conversion of Series Preferred Stock. Except as provided above, in lieu of any fractional share to which the holder would otherwise be entitled, the Corporation shall pay cash equal to the product of such fraction multiplied by the fair market value of one share of Common Stock on the date of conversion, as determined in good faith by the Board.

                  (n) Reservation of Stock Issuable Upon Conversion. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Series Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series Preferred Stock, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

                   (o) Notices. Any notice required or permitted by this Section 7 or any other provision of this Article III A to be given to a holder of Series Preferred Stock or to the Corporation shall be in writing and be deemed given upon the earlier of actual receipt or three (3) days after the same has been deposited in the United States mail, by certified or registered mail, return receipt requested, postage prepaid, and addressed (i) to each holder of record at the address of such holder appearing on the books of the Corporation, or (ii) to the Corporation at 1560 Insurance Lane, Charlottesville, Virginia 22911, or
(iii) to the Corporation or any holder, at any other address specified in a written notice given to the other for the giving of notice.

                  (p) Payment of Taxes. The Corporation will pay all taxes (other than taxes based upon income) and other governmental charges that may be imposed with respect to the issue or delivery of shares of Common Stock upon conversion of shares of Series Preferred Stock, including without limitation any tax or other charge imposed in connection with any transfer involved in the issue and delivery of shares of Common Stock in a name other than that in which the shares of Series Preferred Stock so converted were registered.

                  (q) No Dilution or Impairment. The Corporation shall not amend its Articles of Incorporation or participate in any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, for the purpose of avoiding or seeking to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in carrying out all such action as may be reasonably necessary or appropriate in order to protect the conversion rights of the holders of the Series Preferred Stock against dilution or other impairment.

            Section 8. Restrictions and Limitations. For so long as any shares of Series Preferred Stock remain outstanding, the Corporation shall not, and shall not permit any Subsidiary to, without the vote or written consent by the Holders of a Majority of the Series Preferred Stock:

                  (a) Redeem, purchase or otherwise acquire for value any share or shares of Series Preferred Stock, otherwise than by redemption in accordance with Section 5 hereof, or any warrant, option or right to purchase any Series Preferred Stock;

                  (b) Purchase, redeem or otherwise acquire for value (or pay into or set aside as a sinking fund for such purpose) any Junior Stock or any warrant, option or right to purchase any Junior Stock; provided, however, that this restriction shall not apply to (i) the repurchase of shares of Common Stock from directors or employees of or consultants to the Corporation or any Subsidiary pursuant to agreements under which the Corporation has the option to repurchase such shares upon the occurrence of certain events, including the termination of employment by or service to the Corporation or any Subsidiary;

and provided further, however, that without the approval, by vote or written consent, of the Holders of a Majority of the Series Preferred Stock, the total amount applied to the repurchase of shares of Common Stock shall not exceed $25,000 during any twelve-month period; or (ii) amounts paid by the Corporation in accordance with its 1997 Stock Incentive Plan in cancellation of outstanding stock options upon a "Change of Control" as defined in such Plan; provided, that such payment is approved by the Compensation Committee.

                  (c) Authorize or issue, or obligate itself to issue, any other equity security senior to or on a parity with any series of Series Preferred Stock as to dividend or redemption rights, liquidation preferences, conversion rights, voting rights or otherwise; for purposes of this subsection, a senior equity security shall include any indebtedness convertible into or exchangeable for shares of capital stock of the Corporation or any indebtedness issued with
(i) shares of capital stock of the Corporation or (ii) warrants or other rights to purchase capital stock of the Corporation or Convertible Securities;

                  (d) Declare or pay any dividends on or declare or make any other distribution, direct or indirect, (other than a dividend payable solely in shares of Common Stock) on account of the Junior Stock or set apart any sum for any such purpose;

                  (e) Effect any sale, lease, assignment, transfer or other conveyance of all or substantially all of the assets of the Corporation or any of its Subsidiaries, or any consolidation or merger involving the Corporation or any of its Subsidiaries, or any reclassification or other change of any stock, or any recapitalization, or any dissolution, liquidation, or winding up of the Corporation or, unless the obligations of the Corporation under an agreement are expressly conditioned upon the requisite approval of the Holders of a Majority of the Series Preferred Stock as provided for herein, make any agreement or become obligated to do so; provided, however, that this Section 8(e) shall not require approval of a transaction by the Holders of a Majority of the Series Preferred Stock if as a result of such transaction the holders of the Series
Preferred Stock and the holders of the Junior Stock collectively receive, in exchange for the capital stock of the Corporation and in accordance with either
Section 3 or 4 hereof, in such transaction cash or fully marketable securities, or both, having a fair market value on the date of receipt by all such holders of at least the Minimum Value (as hereinafter defined), with fair market value determined in accordance with the procedure specified in Section 4(c); for this purpose "Minimum Value" shall mean $500 million, which amount shall be increased by 10% per annum (compounded annually) on each anniversary of the first issuance of Series A Preferred Stock;

                  (f)  Effect  any  sale,  transfer,   assignment,   license  or
sublicense of any of the Corporation's software or systems that are used or developed by the Corporation and are material to the conduct of its business;

                  (g) Permit any Subsidiary to issue or sell, or obligate itself to issue or sell, except to the Corporation or any wholly-owned Subsidiary, any stock or other equity Securities of such Subsidiary;

                  (h)  Increase  or  decrease   (other  than  by  redemption  or
conversion) the total number of authorized shares of any series of Series Preferred Stock;

                  (i) Amend its Articles of Incorporation or amend or repeal its bylaws;

                   (j) Enter into or effect any transaction between the Corporation, on the one hand, and any officer, director, senior employee or holder of at least 3% of the outstanding Common Stock of the Corporation, on the other hand, other than any matter requiring approval of the Compensation Committee of the Board of the Corporation, except for services rendered in the ordinary course of business of the Corporation;

                  (k) Take any action which would result in taxation of the holders of any series of Series Preferred Stock under Section 305 of the Internal Revenue Code of 1986 (or any comparable provision of the Internal Revenue Code as hereafter from time to time amended).

            Section 9. Restrictions on Use of Certain Funds for Redemptions. For so long as any shares of Series C Preferred Stock remain outstanding, the Corporation shall not, without the vote or written consent of the holders of a majority of the Series C Preferred Stock, use any of the proceeds of the sale of the Company's Series C Preferred Stock or the proceeds from any loan or borrowing made for the specific purpose of such a redemption, for the redemption of shares of Series A Preferred Stock or Series B Preferred Stock under Section 4(c)(2)(i) of this Article IIIA.

            Section 10. Additional Restrictions and Limitations. For so long as any shares of Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock remain outstanding, in addition to any other vote or consent required herein or by law, a separate series vote or written consent of the holders of at least fifty percent (50%) of the outstanding shares of Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock, as the case may be, shall be necessary (a) to effect or validate any amendment, alteration or repeal of any provision of the Articles of Incorporation of the Bylaws of the Corporation which would change or alter any of the rights, preferences, privileges or restrictions provided for herein for the benefit of any shares of such series of Series Preferred Stock, or (b) to authorize any equity security senior to or on a parity with such series of Series Preferred Stock as to dividend or redemption rights, liquidation preferences, voting rights, or with respect to the rights provided for in this Section 10, or otherwise.

            Section 11. No Reissuance of Series Preferred Stock. No share or shares of Series Preferred Stock acquired by the Corporation by reason of redemption, purchase, conversion or otherwise shall be reissued, and all such shares shall be canceled, retired and eliminated from the shares which the Corporation shall be authorized to issue.

                             ARTICLES OF AMENDMENT
                                       OF
                              VALUE AMERICA, INC.

1. The name of the Corporation is Value America, Inc.

2. The amendments adopted hereby are listed as follows:

   a. The first paragraph of Article III, Section 1 of the Articles of Incorporation is hereby amended by deleting such paragraph and adding the following in lieu thereof:

      "The number of shares of common stock which the Corporation shall have the authority to issue shall be 100,000,000 shares, without par value."

   b. The definition of "Original Issue Price" in Article III. A., Section 1 of the Articles of Incorporation is hereby amended by deleting it in its entirety and adding the following in lieu thereof:

      "Original Issue Price" shall mean $2.00 per share of Series A Preferred
       Stock and $30.47 per share of Series B Preferred Stock."

    c. Article III. A., Section 7(b) of the Articles of Incorporation is hereby amended by deleting the second sentence thereof and adding the following in lieu thereof:

       "The initial Conversion Price for the Series A Preferred Stock shall be
        $10.405 and the initial Conversion Price for the Series B Preferred Stock shall be $30.47."

     d. Article III. A., Section 7(i)(1)(I) of the Articles of Incorporation is hereby amended by deleting the words "prior to a Qualified Offering" and Article III. A., Section 7(i)(1)(II) of the Articles of Incorporation is hereby amended by deleting the word "constitutes" in the third line thereof and adding the following in lieu thereof:

        "does not constitute"

     e. Article III. A., Section 7(i)(5)(ii) of the Articles of Incorporation is hereby amended by deleting such clause and adding the following in lieu thereof:

        "the first 3,287,625 shares (or such number of shares as is proportionately increased in the event of a subdivision of the outstanding shares of Common Stock or as is proportionately decreased in the event of a combination of the outstanding shares of Common Stock into a smaller number of shares) of Common Stock issued to individuals who are or were employees or directors of or consultants to the Corporation or any Subsidiary pursuant to stock purchase or stock option plans or other arrangements,"

     f. Article III. A., Section 7(i)(5)(iii) of the Articles of Incorporation is hereby amended by deleting such clause and adding the following in lieu thereof:

        "213,750 shares (or such number of shares as is proportionately increased in the event of a subdivision of the outstanding shares of Common Stock or as is proportionately decreased in the event of a combination of the outstanding shares of Common Stock into a smaller number of shares) of Common Stock issued upon the exercise of stock purchase warrants that were outstanding on the date of first issuance of Series A Preferred Stock, and"

      g. Article III. A., Section 7(i)(5)(iv) of the Articles of Incorporation is hereby amended by deleting such clause and adding the following in lieu thereof:

         "75,000 shares (or such number of shares as is proportionately increased in the event of a subdivision of the outstanding shares of Common Stock or as is proportionately decreased in the event of a combination of the outstanding shares of Common Stock into a smaller number of shares) of Common Stock to be issued to a former employee for services rendered."

3. The amendments were recommended by the Corporation's Board of Directors to the Corporation's shareholders pursuant to Sections 13.1-707A and B of the Virginia Stock Corporation Act (the "Act").

4. Pursuant to Sections 13.1-707B and E of the Act, the amendments were duly adopted by the shareholders of the Corporation by unanimous written consent, effective as of September 1, 1998.

                   [SIGNATURE APPEARS ON THE FOLLOWING PAGE]

Dated: September 1, 1998

                                                VALUE AMERICA, INC.

                                                By: /s/ Craig A. Winn
                                                   -----------------------------

                                                Print Name: Craig A. Winn
                                                           ---------------------

                                                Title: Chairman
                                                      --------------------------

                              ARTICLES OF AMENDMENT

                                       OF

                               VALUE AMERICA, INC.


1.  The name of the Corporation is Value America, Inc.

2.  The amendments adopted hereby are listed as follows:

A. Article III A of the Articles of Incorporation is hereby deleted in its entirety and the material attached hereto as Annex A shall be added as
    Article III A in lieu thereof.

B.  [INTENTIONALLY OMITTED]

C. The first paragraph under Article III. 2. of the Articles of Incorporation is hereby amended by deleting such paragraph and adding the following in lieu thereof:

    "The number of shares of Preferred Stock which the Corporation shall have the authority to issue shall be 5,617,979 shares, without par value."

D. Article VII of the Articles of Incorporation is hereby amended by adding the following after the sole paragraph of such Article:

    "Notwithstanding the foregoing, immediately upon the closing of a Qualified Offering (as such term is defined in Article III. A. of these Articles), the previous paragraph shall not be applicable and the following provisions shall govern:

    Except as otherwise required in these Articles:

        a. Any corporate action requiring shareholder consent, except the election of directors, an amendment or restatement of these Articles, a merger, a statutory share exchange, the sale or other disposition of all or substantially all the Corporation's assets otherwise than in the usual and regular course of business, or dissolution shall be approved at a meeting at which a quorum of the Corporation's shareholders is present if the votes cast in favor of the action exceed the votes cast against the action;

        b. Directors shall be elected by a plurality of the voting power of all of the then outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class at a meeting at which a quorum is present;

        c. An amendment or restatement of these Articles other than an amendment or restatement described, or involved in a transaction described, in Subsection d or e of this Section shall be approved by a majority of the voting power of all of the then outstanding shares of the capital stock of the Corporation entitled to vote on such matters, voting together as a single class;

        d. A merger, statutory share exchange, sale or other disposition of all or substantially all the Corporation's assets otherwise than in the usual and regular course of business, or dissolution shall be approved by at least two-thirds of the voting power of all of the then outstanding shares of the capital stock of the Corporation entitled to vote on such matters, voting together as a single class; and

        e. An amendment to these Articles that (i) reduces or eliminates the number of authorized shares of any capital stock set forth in Article III or
    (ii) amends, repeals or adopts any provision inconsistent with Articles VI, VII, VIII, or X of these Articles shall be approved by at least three-quarters of the then outstanding shares of the capital stock of the Corporation entitled to vote on such matters, voting together as a single class."


        E. Article VIII of the Articles of Incorporation is hereby amended by adding the following after the sole sentence in Article VIII:

    "Notwithstanding the foregoing, immediately upon the closing of a Qualified Offering (as such term is defined in Article III A of these Articles), the previous sentence shall not be applicable and the following provisions shall govern:

        1. The Board of Directors of the Corporation is expressly authorized to adopt, amend or repeal the Bylaws of the Corporation, subject to any limitation thereof contained in the Bylaws. The stockholders shall also have the power to adopt, amend or repeal the Bylaws; provided, however, that, in addition to any vote of the holders of any class or series of capital stock of the Corporation required by law or by these Articles, the affirmative vote of the holders of at least seventy-five percent (75%) of the voting power of all of the then outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to adopt, amend or repeal any provision of the Bylaws; and

        2. Special meetings of stockholders may be called at any time only by the Chairman, the President or the Board of Directors. Business transacted at any special meeting of stockholders shall be limited to matters relating to the purpose or purposes stated in the notice of the meeting."


F. The following shall be added to the Articles of Incorporation as Article X thereof:

        "Upon the closing of a Qualified Offering (as such term is defined in Article III. A. of these Articles), the following provisions shall apply:

        1. The Board of Directors shall be divided into three classes, Class I, Class II and Class III, as nearly equal in number as possible. Directors of the first class (Class I) shall be elected to hold office for a term expiring at the 1999 annual meeting of shareholders; directors of the second class (Class II) shall be elected to hold office for a term expiring at the 2000 annual meeting of shareholders; and directors of the third class (Class
    III) shall be elected to hold office for a term expiring at the 2001 annual meeting of shareholders. At each annual meeting of shareholders, the successors to the class of directors whose terms then shall expire shall be identified as being of the same class as the directors they succeed and elected to hold office for a term expiring at the third succeeding annual meeting of shareholders. When the number of directors is changed, any newly-created directorships or any decrease in directorships shall be apportioned among the classes by the Board of Directors as to make all classes as nearly equal in number as possible.

        2. Any one or more or all of the directors may be removed only with Cause, and then only by the holders of at least a majority of the shares then entitled to vote at an election of directors. For the purposes of these Articles, the term "Cause" shall mean:

        a. gross incompetence, gross negligence, willful misconduct in office or breach of a material fiduciary duty owed to the Corporation or any subsidiary or affiliate thereof;

        b. conviction of a felony, a crime of moral turpitude or commission of an act of embezzlement or fraud against the Corporation or any subsidiary or affiliate thereof;

        c. deliberate dishonesty of the director with respect to the Corporation or any subsidiary or affiliate thereof; or

        d. material dereliction of duties owed to the Corporation by a director.

        3. Advance notice of stockholder nominations for election of directors and other business to be brought by stockholders before a meeting of stockholders shall be given in the manner provided in the Bylaws of the Corporation."

        3. The amendments were recommended by the Corporation's Board of Directors to the Corporation's shareholders pursuant to Section 13.1-707A of the Virginia Stock Corporation Act (the "Act").

        4. Pursuant to Section 13.1-707E of the Act, the amendment was duly adopted by the shareholders of the Corporation by unanimous written consent, effective as of June 16, 1998.

Dated: June 26, 1998
      -------------------

                                         VALUE AMERICA, INC.


                                         By: /s/ Dean M. Johnson
                                            ---------------------

                                         Title: Executive Vice President & CFO
                                                ------------------------








                             ARTICLE III A


                  A series of Preferred Stock consisting of 5,000,000 shares designated and known as "Series A Preferred Stock" and a series of Preferred Stock consisting of 617,979 shares designated as "Series B Preferred Stock" are hereby established. The Series A Preferred Stock and the Series B Preferred Stock shall have the rights, preferences and privileges set forth below in this Article III A and elsewhere in Article III of these Articles of Incorporation.

                  Section 1. Definitions. For purposes of this Article III A the following definitions shall apply:

                           "Board"  shall  mean the  Board of  Directors
of the Corporation.

                           "Business Day" shall mean a day which is not
a Saturday, Sunday or legal holiday on which banking institutions in New York are authorized to close.

                           "Commitment   Date"  shall  mean  for  the
Series A Preferred Stock the date immediately prior to the date of original issuance of the Series A Preferred Stock and for the Series B Preferred Stock the date immediately prior to the date of original issuance of the Series B Preferred Stock.

                           "Common  Stock" shall mean the common stock,
without par value, of the Corporation.

                           "Common  Stock's  Fair Market  Value"  shall
mean the fair market value of a share of Common Stock, as determined in good faith by the Board for the purpose of granting stock options or issuing shares to employees of the Corporation or any Subsidiary and determined as of the most recent date that such determination has been made within three months of the applicable date or, if no such determination has been made during such period, the fair market value of such stock, as determined in good faith by the Board as of the applicable date; provided, however, that if the Common Stock's Fair Market Value is being determined in connection with the automatic conversion of Series Preferred Stock upon the consummation of a Qualified Offering, the fair market value of Common Stock issued in payment of accumulated and accrued dividends shall be the per share "Price to the Public" (as shown in the final prospectus used for the Qualified Offering).

                           "Dividend Rate" means (i) the Standard
Dividend Rate (as hereinafter defined) unless the Corporation is in arrears at least six months in the payment of all or any portion of the Redemption Price of any shares of Series Preferred Stock, and
(ii) during any period in which the Corporation is in arrears at least six months in the payment of all or any portion of the Redemption Price of any shares of Series Preferred Stock, the Standard Dividend Rate plus an additional 2% per annum for each full six-month period in which any such arrears exists. "Standard Dividend Rate" means (1) 5% if the Corporation completes a Qualified Offering within 24 months after the first issuance of Series A Preferred Stock, and (2) 9% if the Corporation does not complete a Qualified Offering within 24 months after the first issuance of Series A Preferred Stock, which 9% dividend rate shall be effective retroactively to the original issuance of the Series A Preferred Stock.

                           "Holders of a Majority of the Series
Preferred Stock" means any Person or Persons holding, beneficially or of record, a Majority of the Series Preferred Stock.

                           "Investment Value" of any share of Series
Preferred Stock means, as of any date, the sum of (i) the Per Share Amount of such share, plus (ii) the amount of any unpaid dividends on such share added to the Investment Value of such share on any Dividend Reference Date pursuant to Section 2(a) hereof; and in the event of any liquidations, dissolution or winding up of the Corporation,
within the meaning of Section 3 hereof,  or  a  merger,   consolidation
or  other  transaction   involving  the Corporation  described  in
Section 4 hereof, or the redemption of such share, unpaid dividends on such share, whether or not earned or declared, will be added to the Investment Value of such share on the payment or distribution date under Section 3 or 4 hereof, as the case may be, or on the Redemption Date (as defined in Section 5 hereof), as the case may be, calculated cumulatively on a daily basis to the close of business on such payment date, distribution date, or Redemption Date, as the case may be. "Per Share Amount" means (1) $2.00 per share for the Series A Preferred Stock and $30.47 per share for the Series B Preferred Stock, except if determining the Investment Value in the case of the definition of Mandatory Redemption Price, and (2) $4.00 per share for the Series A Preferred Stock and $60.94 per share for the Series B Preferred
Stock, if determining the Investment Value in the case of the definition of Mandatory Redemption Price.

                           "Junior Stock" shall mean the Common Stock
and all other shares of Capital Stock of the Corporation, whether presently outstanding or hereafter issued, other than Series Preferred Stock.

                           "Majority of the Series Preferred Stock"
shall mean (x) for so long as the issued and outstanding shares of Series A Preferred Stock and Series B Preferred Stock represent at least fifty percent (50%) of the total authorized shares of Series A Preferred Stock and Series B Preferred Stock, respectively, the vote of both (i) more than fifty percent (50%) of the total number of outstanding shares of Series A Preferred Stock, voting as a separate class, and (ii) more than fifty percent (50%) of the outstanding shares of Series B Preferred Stock, voting as a separate class, or (y) for so long as the issued and outstanding shares of Series A Preferred Stock or Series B Preferred Stock represent less than fifty percent (50%) of the total authorized shares of Series A Preferred Stock or Series B Preferred Stock, respectively, the vote of more than fifty percent (50%) of the total number of outstanding shares of Series A Preferred Stock and Series B Preferred Stock, both series voting together as a single class on a fully diluted as converted basis.

                           "Original  Issue  Price" shall mean $10.405
per share of Series A Preferred Stock and $30.47 per share of Series B Preferred Stock.

                           "Person" means an individual, corporation,
partnership, association, trust, limited liability company or any  other
entity  or   organization,   including  a  government  or  political
subdivision or an agency, unit or instrumentality thereof.

                           "Series A  Preferred  Stock"  shall mean the
Series A Preferred Stock, without par value, of the Corporation.

                           "Series B  Preferred  Stock"  shall mean the
Series B Preferred Stock, without par value, of the Corporation.

                           "Series  Preferred  Stock"  shall  mean the
Series A Preferred Stock and the Series B Preferred Stock.

                           "Subsidiary" means, with respect to the
Corporation, any Person of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by the Corporation or a Subsidiary of the Corporation.

                           "Voting  Stock" shall mean any shares having
general voting power in electing the Board of Directors (irrespective of whether or not at the time stock of any other class or classes has or might have voting power by reason or the happening of any contingency). The Common Stock, the Series A Preferred Stock and the Series B Preferred Stock are Voting Stock.

                  Section 2.  Dividends.

                           (a)      Right to Dividends.  (i) The holders
of the outstanding Series Preferred Stock shall be entitled to receive, when and as declared by the Board, and out of any funds legally available therefor, cumulative cash dividends at the rate and in the manner provided herein. Dividends on the Series Preferred Stock shall accumulate and accrue on each such share from the date of its original issue and shall accumulate and accrue from day to day thereafter, whether or not earned or declared. Such dividends shall be cumulative so that if such dividends in respect of any previous or current quarterly dividend period, at the rate specified herein, shall not have been paid or declared and a sum sufficient for the payment thereof set apart, the deficiency shall first be fully paid before any dividend or other distribution shall be paid or declared and set apart for the Common Stock. Any accumulation of dividends on the Series Preferred Stock shall not bear interest. Dividends shall accumulate and accrue on each share of Series Preferred Stock from the date of its original issue and shall not be affected by the transfer of any of such shares thereafter or the cancellation and issuance or reissuance of certificates evidencing such shares.

                                    (ii)    Dividends    will   be
calculated cumulatively on a daily basis on each share of each series of Series Preferred Stock at the Dividend Rate per annum on the applicable Investment Value of such series. To the extent not paid on the first day of any April, July, October or January (each a "Dividend Reference Date"), commencing January 1, 1998, all dividends which have been calculated on each share of Series Preferred Stock then outstanding during the three-month period (or other period in the case of the first Dividend Reference Date) ending on such Dividend Reference Date, whether or not earned or declared, will be added to the applicable Investment Value of such share and will remain a part thereof until such dividends are paid. If the Dividend Rate changes as a result of a change in the Standard Dividend Rate (as provided in the definition of Investment Value), then the unpaid dividends shall be deemed to have been added to the applicable Investment Value of each share of Series Preferred Stock retroactively on and as of each Dividend Reference Date preceding the change in the Standard Dividend Rate.

                                    (iii)   Notwithstanding  the  cash
dividend requirement of Section 2(a)(i), the Corporation at its option may make any dividend payment on the Series Preferred Stock in shares of Common Stock or cash, or both, with each share of Common Stock being valued for this purpose at the Common Stock's Fair Market Value on the date such dividend is declared or, if the Common Stock is not issued within ten (10) days after the date of declaration, on the date such Common Stock is issued.

                           (b)  Priority.  Unless full  dividends  on
all Series Preferred Stock for all past dividend periods and the then current dividend period shall have been paid or declared and a sum sufficient for the payment thereof set apart in trust for the benefit of all holders of the Series Preferred Stock, (1) no dividend whatsoever (other than a dividend payable solely in Common Stock) shall be paid or declared, and no distribution shall be made, on any Junior Stock, and (2) no shares of Junior Stock shall be purchased, redeemed or acquired by the Corporation and no monies shall be paid into or set aside or made available for a sinking fund for the purchase, redemption or acquisition thereof; provided, however, that this restriction shall not apply to the repurchase of shares of Common Stock from directors or employees of or consultants to the Corporation or any Subsidiary pursuant to agreements under which the Corporation has the option to repurchase such shares upon the occurrence of certain events, including without limitation the termination of employment by or service to the Corporation or any Subsidiary; and provided further, however, that without the approval, by vote or written consent, of the Holders of a Majority of the Series Preferred Stock the total amount applied to the repurchase of shares of Common Stock shall not exceed $25,000 during any twelve-month period.

                           (c)      Additional Dividends.  After
cumulative dividends on the Series Preferred Stock for all past dividend periods and the then current dividend period shall have been declared and paid or set apart, subject to Section 8(d) hereof, if the Board shall elect to declare additional dividends, such additional dividends shall be declared in equal amounts per share on all shares of Series Preferred Stock and Common Stock, but with each share of Series Preferred Stock being entitled to dividends based upon the number of shares of Common Stock into which such share of Series Preferred Stock could be converted, pursuant to Section 7 hereof, at the record date for the determination of shareholders entitled to receive such dividend or, if no such record date is established, on the date such dividend is declared.

                  Section 3.  Liquidation Rights of Series Preferred Stock.

                           (a)      Preference.  In the event of any
liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of each series of Series Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its shareholders, whether such assets are capital, surplus, or earnings, before any payment or declaration and setting apart for payment of any amount shall be made in respect of the Junior Stock, an amount equal to the Investment Value per share of such series of Series Preferred Stock on the date of payment. If upon any liquidation, dissolution, or winding up of the Corporation, whether voluntary or involuntary, the assets to be distributed to the holders of the
Series   Preferred  Stock  shall  be insufficient to permit the payment to such shareholders of the full preferential amounts aforesaid, then all of the assets of the Corporation to be distributed shall be distributed ratably to the holders of Series A Preferred Stock and Series B Preferred Stock in proportion to the Per Share Amount of each series times the number of shares of each series held.

                           (b)       Remaining Assets.  After the
payment or distribution to the holders of the Series Preferred Stock of the full preferential amounts aforesaid, the holders of the Junior Stock shall be entitled to receive $0.17 (seventeen cents) per share, and after the payment of such amount, if there are any remaining assets available for distribution to the stockholders of the Corporation, the holders of the Series Preferred Stock and Junior Stock then outstanding shall be entitled to receive ratably, with all Series Preferred Stock treated as if it had been converted into Common Stock pursuant to Section 7 hereof, all remaining assets of the Corporation to be distributed.

                  Section 4.  Merger, Consolidation.

                           (a)      At any time, in the event of:

                                    (1)     any consolidation or merger
of the Corporation with or into any other corporation or other entity or person, or any other corporate reorganization or transaction or series of related transactions by the Corporation in which in excess of 50% of the Corporation's voting power is transferred, or

                                    (2)     a sale or other disposition
of all or substantially all of the assets of the Corporation, then:

                                            (A)  holders of each series
of Series Preferred Stock shall be entitled to receive for each share of such stock in cash or in securities (including, without limitation, debt securities) received from the acquiring corporation, or a combination thereof, at the closing of any such transaction, an amount equal to the applicable Investment Value per share of such Series Preferred Stock on the date of full payment;

                                            (B)      holders of the
Junior Stock shall be entitled to receive $0.17 (seventeen cents) per share; and

                                            (C)  after (i) the payment
or distribution to the holders of each series of Series Preferred Stock of the full preferential amounts stated in Section 4(a)(2)(A) hereof, and (ii) the payment or distribution to the holders of the Junior Stock of the full amounts stated in Section 4(a)(2)(B) hereof, the remaining proceeds of such transaction shall be distributed as a Shared Allocation (as defined in Section 4(b) hereof).

                           Such  payments  shall  be made  with  respect
to the Series Preferred Stock and Junior Stock by (i) redemption or purchase of such shares by the Corporation or (ii) purchase or acquisition of such shares by the surviving or acquiring corporation, entity or person or by the Corporation. Before any payment or distribution is made to the holders of the Junior Stock, the full preferential amount stated in Section 4(a)(2)(A) hereof shall first be paid to the holders of each series of Series Preferred Stock. In the event the full amount of such payment is not paid to the holders of each series of Series Preferred Stock upon or immediately prior to such transaction in accordance herewith, then all cash and securities (including, without limitation, debt securities) to be distributed in respect of the proposed transaction shall be distributed ratably among the holders of the Series A Preferred Stock and the Series B Preferred Stock in proportion to the Per Share Amount of each series times the number of shares of each series held.

                           (b) "Shared  Allocation"  shall mean that the
holders of Series Preferred Stock and Junior Stock shall share the remaining consideration to be paid by the acquiring corporation in such transaction in proportion to the number of shares held by each holder but, for this limited purpose, treating each holder of the Series Preferred Stock as if it held the number of shares of Common Stock issuable to it upon conversion of the Series Preferred Stock held by it in accordance with the conversion privilege set forth in
Section 7 hereof.

                           (c) Any  securities or other property to be
delivered to the holders of the Series Preferred Stock or Common Stock pursuant to Section 4(a) hereof shall be valued as follows:

                                    (1)     Securities not subject to
investment letter or other similar restrictions on free marketability:

                                            (A)  If traded on a
securities exchange, the value shall be deemed to be the average of the closing prices of the securities on such exchange over the 30-day period ending three (3) days prior to the closing;

                                            (B)  If quoted on the Nasdaq
National Market, the value shall be deemed to be the average of the closing prices (or, if the securities are not quoted on the Nasdaq National Market but are regularly quoted on another NASDAQ quotation system and there is an active public market for the securities, the bid prices) over the 30-day period ending three (3) days prior to the closing; and

                                            (C)  If the securities are
not quoted on the Nasdaq National Market and are either not otherwise quoted on a NASDAQ quotation system or there is no active public market therefor, the value shall be the fair market value thereof, as mutually determined by the Corporation and the Holders of a Majority of the Series Preferred Stock.

                                    (2) The method of  valuation  of
securities subject to investment letter or other restrictions on free marketability shall be to make appropriate discount from the market value determined as above in paragraph (1)(A), (B) or (C) to reflect the approximate fair market value thereof, as mutually determined by the Corporation and the Holders of a Majority of the Series Preferred Stock.

                                    (3) All other  securities or other
property shall be valued at the fair market value thereof, as mutually determined by the Corporation and the Holders of a Majority of the Series Preferred Stock.

                                    (4)     If the Holders of a Majority
of the Series Preferred Stock and the Corporation are unable to reach agreement on any valuation matter, such valuation shall be submitted to and determined by a nationally recognized independent investment banking firm selected by the Board and the Holders of a Majority of the Series Preferred Stock (or, if such selection cannot be made, by a nationally recognized independent investment banking firm selected by the American Arbitration Association in accordance with its rules).

                           (d) In the event the  requirements  of
Section 4(a) hereof are not complied with, the Corporation shall forthwith either:

                                    (1)     Cause such closing to be
postponed until such time as the requirements of this Section 4 have been complied with; or

                                    (2) Cancel such transaction,  in
which event the rights, preferences and privileges of the holders of each series of Series Preferred Stock shall revert to and be the same as such rights, preferences and privileges existing immediately prior to the date of the first notice referred to in Section 4(e) hereof.

                           (e) The Corporation  shall give each holder
of record of each series of Series Preferred Stock written notice of such impending transaction not later than twenty-five (25) days prior to the shareholders' meeting called to approve such transaction, or twenty-five (25) days prior to the closing of such transaction, whichever is earlier, and shall also notify such holders in writing of the final approval of such transaction. The first of such notices shall describe the material terms and conditions of the impending transaction and the provisions of this Section 4, and the Corporation shall thereafter give such holders prompt notice of any material changes. The transaction shall in no event take place sooner than twenty-five (25) days after the Corporation has given the first notice provided for herein or sooner than ten (10) days after the Corporation has given notice of any material changes provided for herein; provided, however, that such periods may be shortened upon the written consent of the Holders of a Majority of the Series Preferred Stock.

                           (f)      The provisions of this Section 4 are
in addition to the protective provisions of Section 8 hereof.

                  Section 5.  Redemption.

                           (a)      Restriction on Redemption and
Purchase. Except as expressly provided in this Section 5, the Corporation shall not have the right to purchase, call, redeem or otherwise acquire for value any or all of the Series Preferred Stock.

                           (b)      Optional Redemption.  On, or at any
time after, the fifth anniversary of the Commitment Date of the Series A Preferred Stock, the Corporation may, at its option, redeem the Series Preferred Stock in whole, but not in part, at the applicable Optional Redemption Price for each series of Series Preferred
Stock   hereinafter specified;  provided,  however, that the Corporation shall not redeem any series of Series Preferred Stock or give notice of any redemption unless the Corporation has sufficient and lawful funds to redeem all of the then outstanding Series Preferred Stock. The date on which the Series Preferred Stock is to be redeemed pursuant to this Section 5(b) is herein called the "Optional Redemption Date."

                           (c)      Mandatory Redemption.

                                    (1) The Corporation  shall redeem
the number of shares of Series Preferred Stock as indicated below on the dates indicated in the following table (each a "Scheduled
Redemption Date"), at the applicable Mandatory Redemption Price for each series of Series Preferred Stock hereinafter specified (a
"Scheduled Redemption"):

         1,666,666  shares of Series A
         Preferred  Stock and  205,993
         shares of Series B Preferred
         Stock                               First Business Day of January, 2003

         1,666,666  shares of Series A
         Preferred  Stock and  205,993
         shares of Series B Preferred
         Stock                               First Business Day of January, 2004

         1,666,668  shares of Series A
         Preferred  Stock and  205,993
         shares of Series B Preferred
         Stock                               First Business Day of January, 2005

In addition to the foregoing, if the Corporation does not complete a Qualified Offering (as hereinafter defined) within twenty-four (24)
months after the first issuance  of  Series  A  Preferred   Stock,   any
holder or holders holding, beneficially or of record, more than fifty percent (50%) of the total number of outstanding shares of Series A Preferred Stock or Series B Preferred Stock, by giving written notice to the Corporation (a "Demand Notice"), may cause the Corporation to redeem all outstanding shares of such series of Series Preferred Stock at the applicable Optional Redemption Price for such series of Series Preferred Stock on the Redemption Date specified in the Demand Notice (the "Demand Date"), which may not be earlier than thirty (30) days after the Demand Notice is received by the Corporation (any such redemption being herein called a "Demand Redemption"); provided, however, that the Corporation shall not be obligated to redeem any shares of Series Preferred Stock in accordance with a Demand Notice if, within fifteen (15) days after the Demand Notice is received, all of the persons named in the Demand Notice (to the extent that they are not already directors of the Corporation) are elected to the Board and constitute a majority of the members of the Board. A Demand Notice shall state the names the individuals whom the holders giving the Demand Notice wish to have elected to the Board (to the extent that they are not already directors) and constitute a majority of the member of the Board. A Scheduled Redemption or a Demand Redemption is herein sometimes referred to as a "Mandatory Redemption."

                                    (2) If the funds of the Corporation
legally available for redemption of Series Preferred Stock on a Scheduled Redemption Date or the Demand Date are insufficient to redeem the number of shares to be redeemed pursuant to this subsection
(c) on such date, those funds which are legally available will be used to redeem the maximum possible number of shares ratably among all holders of Series A Preferred Stock and Series B Preferred Stock in proportion to the Per Share Amount of each series times the number of shares of such series held. At the earliest time thereafter when additional funds of the Corporation are legally available for redemption of Series Preferred Stock in the manner provided above, such funds will be immediately used to redeem the balance of the Series Preferred Stock which the Corporation has become obligated to redeem on such Scheduled Redemption Date or the Demand Date, as the case may be, but which it has not yet redeemed.

                                    (3) If  fewer  than  all  shares  of
Series Preferred Stock are being redeemed, the redemption will be made ratably among all holders of Series A Preferred Stock and Series B Preferred Stock in proportion to the Per Share Amount of each series times the number of shares of each series held.

                           (d)      Redemption Price.  The Optional
Redemption Price of a series of Series Preferred Stock (the "Optional Redemption Price") shall be the Investment Value per share of such series of Series Preferred Stock. The Mandatory Redemption Price of a
series of Series  Preferred  Stock  (the  "Mandatory   Redemption
Price") shall be the Investment Value per share of such series of Series Preferred Stock. As used herein, "Redemption Price" shall mean either the Optional Redemption Price or the Mandatory Redemption Price, whichever shall be applicable.

                           (e)      Redemption Notice.  The Corporation
shall, not less than thirty (30) days nor more than sixty (60) days prior to the Optional Redemption Date and each Scheduled Redemption Date (a "Redemption Date"), give written notice ("Redemption Notice"), to each holder of record of Series Preferred Stock to be redeemed. In the case of a Demand Redemption, the Redemption Notice shall be given by the Corporation to all holders of the Series Preferred Stock not less than 10 days after receipt of the Demand Notice, and the "Redemption Date" shall be the Demand Date. The Redemption Notice shall state:

                           (1) That all or a specified number of the
                  outstanding shares of Series Preferred Stock are to be redeemed and the total number of shares being redeemed;

                           (2) The  number of shares of Series
                  Preferred Stock held by the holder which the Corporation intends to redeem;

                           (3)      The Redemption Date and Redemption
                  Price;

                           (4) That the  holder's  right to  convert the
                  Series Preferred Stock will terminate on the Redemption Date; and

                           (5) The time, place and manner in which the
                  holder is to   surrender  to  the   Corporation   the
                  certificate   or certificates representing the shares
                  of Series Preferred Stock to be redeemed.

                           (f)      Payment of Redemption Price and
Surrender of Stock. On the Redemption Date, the applicable Redemption Price of each series of Series Preferred Stock scheduled to be redeemed or called for redemption shall be payable to the holders of such Series Preferred Stock. On or before the Redemption Date, each holder of Series Preferred Stock to be redeemed, unless the holder has exercised his right to convert the shares as provided in Section 7 hereof, shall surrender the certificate or certificates representing such shares to the Corporation, in the manner and at the place designated in the Redemption Notice, and thereupon the Redemption Price for such shares shall be payable to the order of the person whose name appears on such certificate or certificates as the owner thereof, and each surrendered certificate shall be canceled and retired.

                           (g)      Termination of Rights.  If the
Redemption Notice is duly given, and if at least ten (10) days prior to the Redemption Date the Redemption Price is either paid or made available for payment through the arrangement specified in subsection
(h) below, then notwithstanding that the certificates evidencing any of the shares of Series Preferred Stock so called or scheduled for redemption have not been surrendered, all rights with respect to such shares shall forthwith after the Redemption Date cease and determine, except only (i) the right of the holders to receive the Redemption Price without interest upon surrender of their certificates therefor or (ii) the right to receive Common Stock plus dividends upon exercise of the conversion rights provided in Section 7 hereof on or before the Redemption Date.

                           (h)      Deposit of Funds.  At least ten (10)
days prior to the Redemption Date, the Corporation shall deposit with any bank or trust company in Washington, D.C., having a capital and surplus of at least $1 billion as a trust fund, a sum equal to the aggregate Redemption Price of all shares of the Series Preferred Stock scheduled to be redeemed or called for redemption and not yet redeemed, with irrevocable instructions and authority to the bank or trust company to pay, on or after the Redemption Date or prior thereto, the Redemption Price to the respective holders upon the surrender of their share certificates. The deposit shall constitute full payment of the shares to their holders, and from and after the date of such deposit (even if prior to the Redemption Date), the shares shall be deemed to be redeemed and no longer outstanding, and the holders thereof shall cease to be shareholders with respect to such shares and shall have no rights with respect thereto, except the right to receive from the bank or trust company payment of the Redemption Price of the shares, without interest, upon surrender of their certificates therefor and the right to convert such shares and receive accrued and unpaid dividends as provided in Section 7 hereof. Any monies so deposited and unclaimed at the end of one year from the Redemption Date shall be released or repaid to the Corporation, after which the holders of shares called for redemption shall be entitled to receive payment of the Redemption Price only from the Corporation.

                  Section 6.  Voting Rights.

                           (a)      Series Preferred Stock.  Each holder
of shares of Series Preferred Stock shall be entitled to vote on all matters and, except as otherwise expressly provided herein, shall be entitled to the number of votes equal to the largest number of full shares of Common Stock into which such shares of Series Preferred Stock could be converted, pursuant to the provisions of
Section 7 hereof, at the record date for the determination of the shareholders entitled to vote on such matters or, if no such record date is established, at the date such vote is taken.

                           (b)      Common Stock.  Each holder of shares
of Common Stock shall be entitled to one vote for each share thereof held. Except as otherwise expressly provided herein or as required by law, the holders of Series Preferred Stock and the holders of Common Stock shall vote together and not as separate classes.

                           (c)      Authorized Directors and Class
Voting Rights of Series Preferred Stock and Common Stock; Compensation
Committee.

                                    (1)     The Corporation shall have
nine (9) authorized directors.  Subject to subsection (d) of this
Section 6, the holders of Series A Preferred Stock, as a class, shall be entitled to elect two (2) directors, the holders of the Series B Preferred Stock, as a class, shall be entitled to elect one (1) director, and the holders of all other Voting Stock, as a class, shall be entitled to elect the remaining members of the Board.

                                    (2) The Board shall establish a
compensation committee of three directors (the "Compensation Committee"), one member of which shall be selected by the Holders of a Majority of the Series A Preferred Stock, one member of which shall be selected by the Holders of a Majority of the Series B Preferred Stock, and the third member of which shall be appointed by the Board of the Corporation. All action taken by the Compensation Committee shall require the vote or written consent of two of the three members of the Compensation Committee, provided that one of such two members is the member selected by the holders of a Majority of the Series A Preferred Stock. All matters affecting compensation of any officer or director of the Corporation or any Subsidiary or any employee of or consultant to the Corporation or any Subsidiary whose base compensation is at an annual rate of at least $75,000 shall require approval of the Compensation Committee in order to be effective. No option or warrant to purchase Common Stock, stock appreciation right or stock issuance to any officer, director or employee of the Corporation shall be granted, effected, modified or accelerated unless the same has been approved by the Compensation Committee. In addition, the Compensation Committee shall have the exclusive authority to administer and take all action permitted or required to be taken by the Board or any committee of the Board under all stock option plans of the Corporation and under any other plan or arrangement that provides for the issuance of Common Stock, stock appreciation rights, phantom stock or other similar benefits to any employee of or any advisor or consultant to the Corporation.

                           (d)      Special Voting Rights of Series
Preferred Stock in Case of Certain Events. If the Corporation shall have failed to redeem and pay in full the applicable Redemption Price of any Series Preferred Stock called for redemption or scheduled or otherwise to be redeemed as required by Section 5 hereof, whether or not funds are legally available therefor, the holders of the Series Preferred Stock shall, immediately upon the giving of written notice to the Corporation by any holder of Series Preferred Stock, be entitled to elect the smallest number of directors which shall constitute a majority of the authorized number of directors of the Corporation as follows: the holders of the Series A Preferred Stock and the holders of the Series B Preferred Stock, voting as separate classes, shall each elect an equal number of the directors constituting such majority of the Board, and to the extent that an unequal number of directors is required to form such majority, the extra director shall be elected by the holders of the Series A Preferred Stock. The holders of all other shares of Voting Stock, as a class, shall be entitled to elect the remaining members of the Board. Whenever the holders of the Series Preferred Stock shall be entitled to elect directors as provided in this subsection (d), the holders of the Series Preferred Stock may call a special meeting of stockholders and shall have access to the stock books and records of the Corporation for such purpose. At any such meeting, or at any other meeting held while the holders of the Series Preferred Stock have the voting power described in this subsection (d), the Holders of a Majority of the Series Preferred Stock, present in person or by proxy, shall be sufficient to constitute a quorum for the election of directors as herein provided. At such meeting or, if no such special meeting shall have been called, then at the next annual meeting of the stockholders, the holders of the Series Preferred Stock shall be entitled to elect a majority of the directors of the Corporation (as provided in the first sentence of this Section 6(d)), and the holders of all other shares of Voting Stock, as a class, shall be entitled to elect the remaining members of the Board. Upon the election by the holders of Series Preferred Stock of a majority of the directors, the terms of office of all persons who were theretofore directors of the Corporation shall forthwith terminate, whether or not the holders of the Common Stock shall then have elected the remaining directors of the Corporation.

                           (e)      Divestment of Special Voting Rights
of Series Preferred Stock. If the Redemption Price of all Series Preferred Stock scheduled for redemption or called for redemption or otherwise to be redeemed, as the case may be, shall have been paid in full, as required by Section 5 hereof, then the holders of the Series Preferred Stock shall be divested of the voting rights specified in
Section 6(d). These voting rights shall again accrue to the holders of Series Preferred Stock as and when provided in Section 6(d). Upon the termination of any such voting rights as hereinabove provided, the Board shall call a special meeting of the stockholders at which all directors will be elected, and the terms of office of all persons who are then directors of the Corporation shall terminate immediately upon the election of their successors.

                           (f)      Vacancies.  In the case of any
vacancy in the office of a director elected by the holders of the Series A Preferred Stock or the Series B Preferred Stock, voting as separate classes, pursuant to subsection (c) of this Section 6 or the holders of the Series Preferred Stock, voting together as a separate class, pursuant to subsection (d) of this Section 6, such vacancy shall be filled by the vote or written consent of the holders of the class of Series Preferred Stock which elected such director or, in the absence of action by such holders, by action of the remaining director elected by the holders of such class, and any such director so elected shall hold the office for the unexpired term of the director whose place shall be vacant. Any director who shall have been elected by the holders of the Series A Preferred Stock or the Series B Preferred Stock, voting as separate classes, or by the holders of the Series Preferred Stock, voting together as a separate class, or any director so elected as provided in the immediately preceding sentence, shall be removed during the aforesaid term of office, whether with or without cause, only by the affirmative vote of the holders of a majority of the class of Series Preferred Stock entitled to elect such director.

                  Section 7.  Conversion.  The holders of Series
Preferred Stock shall have the following conversion rights:

                           (a)      Right to Convert.  Each share of
Series Preferred Stock shall be convertible, at any time at the option of the holder thereof, into fully paid and nonassessable shares of Common Stock.

                           (b)      Conversion Price.  Each share of a
series of Series Preferred Stock shall be convertible into the number of shares of Common Stock which results from dividing the Conversion Price (as hereinafter defined) of that series of Series Preferred Stock in effect at the time of conversion into the Original Issue Price of such series of Series Preferred Stock being converted. The initial Conversion Price for each series of Series Preferred Stock shall be the Per Share Amount for such series. The Conversion Price for each series of Series Preferred Stock shall be subject to adjustment from time to time as provided below.

                           (c)  Mechanics of  Conversion.  Each holder
of Series Preferred Stock who desires to convert the same into shares of Common Stock shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or of any transfer agent for the Series Preferred Stock or Common Stock, and shall give written notice to the Corporation at such office that such holder elects to convert the same and shall state therein the number of shares of Series Preferred Stock being converted. Thereupon the Corporation shall promptly issue and deliver to such holder a certificate or certificates for the number of shares of Common Stock to which such holder is entitled and shall promptly pay in cash or, if the Corporation so elects or is legally or financially unable to pay such dividends in cash, Common Stock (valued at the Common Stock's Fair Market Value at the time of surrender), all accumulated, accrued and unpaid dividends on the shares of Series Preferred Stock being converted, whether or not earned or declared, to and including the time of conversion. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the certificate representing the shares of Series Preferred Stock to be converted, and the Person entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder of such shares of Common Stock on such date.

                           (d)      Adjustment for Stock Splits and
Combinations. If the Corporation at any time or from time to time after the Commitment Date of a series of Series Preferred Stock effects a subdivision of the outstanding Common Stock, the Conversion Price for such series of Series Preferred Stock then in effect immediately before that subdivision shall be proportionately
decreased,  and  conversely,   if  the Corporation at any time or from
time to time after the Commitment Date combines the outstanding shares of Common Stock into a smaller number of shares, the Conversion Price for such series then in effect immediately before the combination shall be proportionately increased. Any adjustment under this subsection (d) shall become effective at the close of business on the date the subdivision or combination becomes effective.

                           (e)      Adjustment for Certain Dividends and
Distributions. If the Corporation at any time or from time to time after the Commitment Date of a series of Series Preferred Stock makes, or fixes a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in additional shares of Common Stock, then and in each such event the Conversion Price for such series then in effect shall be decreased as of the time of such issuance or, in the event such record date is fixed, as of the close of business on such record date, by multiplying the Conversion Price for such series then in effect by a fraction (1) the numerator of which is the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and
(2) the denominator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution; provided, however, that if such record date is fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Conversion Price for such series shall be recomputed accordingly as of the close of business on such record date and thereafter the Conversion Price for such series shall be adjusted pursuant to this subsection (e) as of the time of actual payment of such dividends or distributions.

                           (f)      Adjustments for Other Dividends and
Distributions. In the event the Corporation at any time or from time to time after the Commitment Date of a series of Series Preferred Stock makes, or fixes a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in securities of the Corporation other than shares of Common Stock, then and in each such event provision shall be made so that the holders of such series of Series Preferred Stock shall receive upon conversion thereof, in addition to the number of shares of Common Stock receivable thereupon, the amount of securities of the Corporation which they would have received had their Series Preferred Stock been converted into Common Stock on the date of such event and had they thereafter, during the period from the date of such event to and including the conversion date, retained such securities receivable by them as aforesaid during such period, subject to all other adjustments called for during such period under this Section 7 with respect to the rights of the holders of such series of Series Preferred Stock.

                           (g)      Adjustment for Reclassification,
Exchange and Substitution. In the event that at any time or from time to time after the Commitment Date of a series of Series Preferred Stock, the Common Stock issuable upon the conversion of such series of Series Preferred Stock is changed into the same or a different number of shares of any class or classes of stock, whether by recapitalization, reclassification or otherwise (other than a subdivision or combination of shares or stock dividend or a reorganization, merger, consolidation or sale of assets, provided for elsewhere in this Section 7), then and in any such event each holder of such series of Series Preferred Stock shall have the right thereafter to convert such stock into the kind and amount of stock and other securities and property receivable upon such recapitalization, reclassification or other change, by holders of the maximum number of shares of Common Stock into which such shares of Series Preferred
Stock  could  have  been   converted   immediately   prior  to  such
recapitalization, reclassification or change, all subject to further adjustment as provided herein.

                           (h)      Reorganizations, Mergers,
Consolidations or Sales of Assets. If at any time or from time to time after the Commitment Date of a series of Series Preferred Stock, there is a capital reorganization of the Common Stock (other than a recapitalization, subdivision, combination, reclassification or exchange of shares provided for elsewhere in this Section 7) or a merger or consolidation of the Corporation with or into another corporation, or the sale of all or substantially all of the Corporation's properties and assets to any other person, then, as a part of such reorganization, merger, consolidation or sale, provision shall be made so that the holders of such series of Series Preferred Stock shall thereafter be entitled to receive upon conversion of such Series Preferred Stock the number of shares of stock or other securities or property to which a holder of the number of shares of Common Stock deliverable upon conversion would have been entitled on such capital reorganization, merger, consolidation, or sale. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 7 with respect to the rights of the holders of such series of Series Preferred Stock after the reorganization, merger, consolidation or sale to the end that the provisions of this
Section 7 (including adjustment of the Conversion Price for such series then in effect and the number of shares purchasable upon conversion of such Series Preferred Stock) shall be applicable after that event and be as nearly equivalent as may be practicable.

                           (i)      Sale of Shares Below Conversion Price.

                                    (1)     If at any time or from time
to time after the Commitment Date of a series of Series Preferred Stock, the Corporation issues or sells, or is deemed by the express provisions of this subsection (i) to have issued or sold, Additional Shares of Common Stock (as hereinafter defined), other than as a dividend or other distribution on any class of stock as provided in subsection
(e) above and other than upon a subdivision or combination of shares of Common Stock as provided in subsection (d) above, for an Effective Price (as hereinafter defined) less than the then existing Conversion Price for such series, then and in each such case the then existing Conversion Price for such series shall be reduced, as of the opening of business on the date of such issue or sale, as follows:

                           (I) if such issuance or deemed issuance
                  occurs during the twelve-month period immediately following the first issuance of Series A Preferred Stock and prior to a Qualified Offering and
                  constitutes   a  Financing   Transaction   (as
                  hereinafter defined), the Conversion Price for such series shall be reduced to the Effective Price at which the Additional Shares of Common Stock were issued or deemed to have been issued; and

                           (II) if  such  issuance  or  deemed  issuance
                  occurs during the twelve-month period immediately following the first issuance of Series A Preferred Stock and constitutes a Financing Transaction or occurs after the twelve-month period immediately following the first issuance of Series A Preferred Stock, the Conversion Price for such series shall be reduced to a price determined by multiplying that Conversion Price by a fraction (i) the numerator of which shall be (A) the number of shares of Common Stock outstanding at the close of business on the day next preceding the date of such issue or sale, plus
                  (B) the number of shares of Common Stock which the aggregate consideration received (or by the express provisions hereof deemed to have been received) by the Corporation for the total number of Additional Shares of Common Stock so issued would purchase at such Conversion Price, plus (C) the number of shares of Common Stock into which the outstanding shares of all Series Preferred Stock are convertible at the close of business on the date next preceding the date of such issue or sale, plus (D) the number of shares of Common Stock underlying all Other Securities (as hereinafter defined) at the close of business on the date next preceding the date of such issue or sale, and (ii) the denominator of which shall be
                  (A) the number of shares of Common Stock outstanding at the close of business on the date of such issue or sale after giving effect to such issue of Additional
                  Shares of Common Stock,  plus (B) the   number  of
                  shares  of  Common   Stock  into  which  the
                  outstanding   shares  of  all  Series   Preferred
                  Stock are convertible at the close of business on the date next preceding the date of such issue or sale, plus (C) the number of shares of Common Stock underlying the Other Securities at the close of business on the date next preceding the date of such issue or sale.

"Financing Transaction" means any transaction or series of related transactions in which Additional Shares of Common Stock are issued or sold, or are deemed to have been issued or sold, for at least $1,000,000 in the aggregate.

                                    (2) For the purpose of making any
adjustment required under this subsection (i), the consideration received by the Corporation for any issue or sale of securities shall
(A) to the extent it consists of cash be computed at the amount of cash received by the Corporation, (B) to the extent it consists of property other than cash, be computed at the fair value of that property as determined in good faith by the Board, (C) if Additional Shares of Common Stock, Convertible Securities (as hereinafter defined) or rights or options to purchase either Additional Shares of Common Stock or Convertible Securities are issued or sold together with other stock or securities or other assets of the Corporation for a consideration which covers both, be computed as the portion of the consideration so received that may be reasonably determined in good faith by the Board to be allocable to such Additional Shares of Common Stock, Convertible Securities or rights or options, and (D) be computed after reduction for all expenses payable by the Corporation in connection with such issue or sale.

                                    (3)  For  the  purpose  of  the
adjustment required under this subsection (i), if the Corporation issues or sells any rights or options for the purchase of, or stock or other securities convertible into or exchangeable for, Additional Shares of Common Stock (such convertible or exchangeable stock or securities being hereinafter referred to as "Convertible Securities") and if the Effective Price of such Additional Shares of Common Stock is less than the Conversion Price for such series then in effect, then in each case the Corporation shall be deemed to have issued at the time of the issuance of such rights or options or Convertible Securities the maximum number of Additional Shares of Common Stock issuable upon exercise, conversion or exchange thereof and to have received as consideration for the issuance of such shares an amount equal to the total amount of the consideration, if any, received by the Corporation for the issuance of such rights or options or Convertible Securities, plus, in the case of such rights or options, the minimum
amounts  of  consideration,   if  any,  payable  to  the Corporation
upon the exercise of such rights or options, plus, in the case of Convertible Securities, the minimum amounts of consideration, if any, payable to the Corporation (other than by cancellation of liabilities or obligations evidenced by such Convertible Securities) upon the conversion or exchange thereof. No further adjustment of the Conversion Price for such series, adjusted upon the issuance of such rights, options or Convertible Securities, shall be made as a result of the actual issuance of Additional Shares of Common Stock on the exercise of any such rights or options or the conversion or exchange of any such Convertible Securities. If any such rights or options or the conversion or exchange privilege represented by any such Convertible Securities shall expire without having been exercised, the Conversion Price adjusted upon the issuance of such rights, options or Convertible Securities shall be readjusted to the Conversion Price which would have been in effect had an adjustment been made on the basis that the only Additional Shares of Common Stock so issued were the Additional Shares of Common Stock, if any, actually issued or sold on the exercise of such rights or options or rights of conversion or exchange of such Convertible Securities, and such Additional Shares of Common Stock, if any, were issued or sold for the consideration actually received by the Corporation upon such exercise, plus the consideration, if any, actually received by the Corporation for the granting of all such rights or options, whether or not
exercised,   plus  the  consideration   received  for  issuing  or
selling the Convertible Securities actually converted or exchanged, plus the consideration, if any, actually received by the Corporation (other than by cancellation of liabilities or obligations evidenced by such Convertible Securities) on the conversion or exchange of such Convertible Securities.

                                    (4)  For  the  purpose  of  the
adjustment required under this subsection (i), if the Corporation issues or sells, or is deemed by the express provisions of this subsection to have issued or sold, any rights or options for the purchase of Convertible Securities and if the Effective Price of the Additional Shares of Common Stock underlying such Convertible Securities is less than the Conversion Price for such series then in effect, then in each such case the Corporation shall be deemed to have issued at the time of the issuance of such rights or options the maximum number of Additional Shares of Common Stock issuable upon conversion or exchange of the total amount of Convertible Securities covered by such rights or options and to have received as consideration for the issuance
of  such Additional   Shares  of  Common   Stock  an  amount   equal  to
the amount of consideration, if any, received by the Corporation for the issuance of such rights or options, plus the minimum amounts of consideration, if any, payable to the Corporation upon the exercise of such rights or options and plus the minimum amount of consideration, if any, payable to the Corporation (other than by cancellation of liabilities or obligations evidenced by such Convertible Securities) upon the conversion or exchange of such Convertible Securities. No further adjustment of the Conversion Price for such series, adjusted upon the issuance of such rights or options, shall be made as a result of the actual issuance of the Convertible Securities upon the exercise of such rights or options or upon the actual issuance of Additional Shares of Common Stock upon the conversion or exchange of such Convertible Securities. The provisions of paragraph (3) above for the readjustment of the Conversion Price for such series upon the expiration of rights or options or the rights of conversion or exchange of Convertible Securities shall apply mutatis mutandis to the rights, options and Convertible Securities referred to in this paragraph (4).

                                    (5)  "Additional  Shares  of  Common
Stock" shall mean all shares of Common Stock issued by the Corporation after the Commitment Date of a series of Series Preferred Stock, whether or not subsequently reacquired or retired by the Corporation, other than (i) shares of Common Stock issued upon conversion of the Series Preferred Stock, (ii) the first 1,095,875 shares of Common Stock issued to individuals who are or were employees or directors of or
consultants  to  the  Corporation  or any Subsidiary   pursuant  to
stock   purchase  or  stock  option  plans  or  other arrangements,
(iii) 71,250 shares of Common Stock issued upon the exercise of stock purchase warrants that were outstanding on the date of first issuance of Series A Preferred Stock, and (iv) 25,000 shares to be issued to a former employee for services rendered. The "Effective Price" of Additional Shares of Common Stock shall mean the quotient determined by dividing the total number of Additional Shares of Common Stock issued or sold, or deemed to have been issued or sold by the Corporation under this subsection (i), into the aggregate consideration received, or deemed to have been received, by the Corporation for such issue under this subsection (i), for such Additional Shares of Common Stock. "Other Securities" with respect to an issue or sale of Additional Shares of Common Stock shall mean stock and other securities convertible into or exchangeable for Common Stock; "the number of shares of Common Stock underlying Other Securities" on a particular date shall mean the number of shares of Common Stock issuable upon the exercise, conversion or exchange, as the case may be, of such Other Securities at the close of business on such date but only to the extent that the holders thereof have the fully vested legal right to exercise, convert or exchange such Other Securities on such date and to retain the Common Stock issued upon such exercise, conversion or exchange.

                           (j)      Accountants' Certificate of
Adjustment. In each case of an adjustment or readjustment of the Conversion Price of a series of Series Preferred Stock or the number of shares of Common Stock or other securities issuable upon conversion of a series of Series Preferred Stock, the Corporation, at its expense, shall cause independent public accountants of recognized standing selected by the Corporation (who may be the independent
public   accountants  then  auditing  the  books  of  the Corporation)
to compute such  adjustment or readjustment in accordance with the
provisions  hereof  and  prepare  a  certificate   showing  such
adjustment or readjustment, and shall mail such certificate, by first class mail, postage prepaid, to each registered holder of Series Preferred Stock at the holder's address as shown in the Corporation's books. The certificate shall set forth such adjustment or readjustment, showing in detail the facts upon which such
adjustment  or  readjustment  is  based,   including  a  statement  of
(1) the consideration received or deemed to be received by the Corporation for any Additional Shares of Common Stock issued or sold or deemed to have been issued or sold, (2) the Conversion Price of such series of Series Preferred Stock at the time in effect, (3) the number of Additional Shares of Common Stock and (4) the type and amount, if any, of other property which at the time would be received upon conversion of such series of Series Preferred Stock.

                           (k)      Notices of Record Date.  In the
event of (i) any taking by the Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution,
or (ii) any  capital   reorganization  of  the  Corporation,   any
reclassification or recapitalization of the capital stock of the Corporation, any merger or consolidation of the Corporation with or into any other corporation, or any transfer of all or substantially all of the assets of the Corporation to any other person or any voluntary or involuntary dissolution, liquidation or winding up of the Corporation, the Corporation shall mail to each holder of Series Preferred Stock at least thirty (30) days prior to the record date specified therein, a notice specifying (1) the date on which any such record is to be taken for the purpose of such dividend or distribution and a description of such dividend or distribution, (2) the date on which any such reorganization, reclassification, transfer, consolidation, merger, dissolution, liquidation or winding up is expected to become effective, and (3) the date, if any, that is to be fixed, as to when the holders of record of Common Stock (or other securities) shall be entitled to exchange their shares of Common Stock
(or other securities) for  securities  or  other  property   deliverable
upon  such   reorganization, reclassification,  transfer, consolidation, merger, dissolution, liquidation or winding up.

                           (l)      Automatic Conversion.

                                    (1)     Each share of Series
Preferred Stock shall automatically be converted into shares of Common Stock based on the then effective Conversion Price of such series immediately upon the closing of an underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offering and sale of Common Stock for the account of the Corporation in which the aggregate gross proceeds received by the Corporation at the public offering price equals or exceeds $25 million, the public offering price per share of which equals or exceeds 110% of the Conversion Price of the Series A Preferred Stock then in effect and the obligation of the underwriters with respect to which is that if any of the securities being offered are purchased, all such securities must be purchased (herein called a "Qualified Offering"); provided, however, that such conversion shall be conditioned upon payment by the Corporation of all accrued and unpaid dividends on the outstanding Series Preferred Stock, whether or not earned or declared, to and including the date of such conversion, payable either in cash or Common Stock (valued at the Common Stock's Fair Market Value), or both. Each share of a series of Series Preferred Stock shall automatically be converted into shares of Common Stock based on the then effective Conversion Price of such series upon the receipt by the Corporation of a written notice from any holder or holders holding, beneficially or of record, more than fifty percent (50%) of the total number of outstanding shares of such series of Series Preferred Stock electing unconditionally to convert their shares of Series Preferred Stock.

                                    (2)     Upon the occurrence of
either of the events specified in paragraph (1) above the outstanding shares of Series Preferred Stock shall be converted automatically without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Corporation or its transfer agent; provided, however, that the Corporation shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon such conversion unless the certificates evidencing such shares of Series Preferred Stock are either delivered to the Corporation or its transfer agent as provided below, or the holder notifies the Corporation or its transfer agent that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection with such certificates. Upon the occurrence of such automatic conversion of any series of Series Preferred Stock, the holders of such Series Preferred Stock shall surrender the certificates representing such shares at the office of the Corporation or any transfer agent for the Series Preferred Stock or Common Stock. Thereupon, there shall be issued and delivered to such holder promptly at such office and in its name as shown on such surrendered certificate or certificates, a certificate or certificates for the number of shares of Common Stock into which the shares of such Series Preferred Stock surrendered were convertible on the date on which such automatic conversion occurred, and the Corporation shall promptly pay in cash or Common Stock (taken at the Common Stock's Fair Market Value as of the date of such conversion), or both, all accrued and unpaid dividends on the shares of Series Preferred Stock being converted, whether or not earned or declared, to and including the date of such conversion.

                           (m)      Fractional Shares.  Fractional
shares otherwise issuable upon conversion of Series Preferred Stock held by a single holder shall be aggregated into whole shares and issued to such holder. Otherwise, no fractional shares of Common Stock shall be issued upon conversion of Series Preferred Stock. Except as provided above, in lieu of any fractional share to which the holder
would  otherwise  be  entitled,   the Corporation  shall pay cash equal
to the product of such fraction multiplied by the fair market value of one share of Common Stock on the date of conversion, as determined in good faith by the Board.

                           (n)      Reservation of Stock Issuable Upon
Conversion. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Series Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series Preferred Stock, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

                           (o)      Notices.  Any notice required or
permitted by this Section 7 or any other provision of this Article III A to be given to a holder of Series Preferred Stock or to the Corporation shall be in writing and be deemed given upon the earlier of actual receipt or three (3) days after the same has been deposited in the United States mail, by certified or registered mail, return receipt requested, postage prepaid, and addressed (i) to each holder of record at the address of such holder appearing on the books of the Corporation, or (ii) to the Corporation at 2300 Commonwealth Drive, Charlottesville, Virginia 22901, or (iii) to the Corporation or any holder, at any other address specified in a written notice given to the other for the giving of notice.

                           (p) Payment of Taxes.  The  Corporation  will
pay all taxes (other than taxes based upon income) and other governmental charges that may be imposed with respect to the issue or delivery of shares of Common Stock upon conversion of shares of Series Preferred Stock, including without limitation any tax or other charge imposed in connection with any transfer involved in the issue and delivery of shares of Common Stock in a name other than that in which the shares of Series Preferred Stock so converted were registered.

                           (q)      No Dilution or Impairment.  The
Corporation shall not amend its Articles of Incorporation or participate in any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, for the purpose of avoiding or seeking to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in carrying out all such action as may be reasonably necessary or appropriate in order to protect the conversion rights of the holders of the Series Preferred Stock against dilution or other impairment.

                  Section 8. Restrictions and Limitations. For so long as any shares of Series Preferred Stock remain outstanding, the Corporation shall not, and shall not permit any Subsidiary to, without the vote or written consent by the Holders of a Majority of the Series Preferred Stock:

                           (a)      Redeem, purchase or otherwise
acquire for value any share or shares of Series Preferred Stock, otherwise than by redemption in accordance with Section 5 hereof, or any warrant, option or right to purchase any Series Preferred Stock;

                           (b) Purchase,  redeem or otherwise  acquire
for value (or pay into or set aside as a sinking fund for such purpose) any Junior Stock or any warrant, option or right to purchase any Junior Stock; provided, however, that this restriction shall not apply to
(i) the repurchase of shares of Common Stock from directors or employees of or consultants to the Corporation or any Subsidiary pursuant to agreements under which the Corporation has the option to repurchase such shares upon the occurrence of certain events, including the termination of employment by or service to the Corporation or any Subsidiary; and provided further, however, that without the approval, by vote or written consent, of the Holders of a Majority of the Series Preferred Stock, the total amount applied to the repurchase of shares of Common Stock shall not exceed $25,000 during any twelve-month period; or (ii) amounts paid by the Corporation in accordance with its 1997 Stock Incentive Plan in cancellation of outstanding stock options upon a "Change of Control" as defined in such Plan; provided, that such payment is approved by the Compensation Committee.

                           (c) Authorize or issue,  or obligate itself
to issue, any other equity security senior to or on a parity with any series of Series Preferred Stock as to dividend or redemption rights, liquidation preferences, conversion rights, voting rights or otherwise; for purposes of this subsection, a senior equity security shall include any indebtedness convertible into or exchangeable for shares of capital stock of the Corporation or any indebtedness issued with (i) shares of capital stock of the Corporation or (ii) warrants or other rights to purchase capital stock of the Corporation or Convertible Securities;

                           (d)      Declare or pay any dividends on or
declare or make any other distribution, direct or indirect, (other than a dividend payable solely in shares of Common Stock) on account of the Junior Stock or set apart any sum for any such purpose;

                           (e)      Effect any sale, lease, assignment,
transfer or other conveyance of all or substantially all of the assets of the Corporation or any of its Subsidiaries, or any consolidation or merger involving the Corporation or any of its Subsidiaries, or any reclassification or other change of any stock, or any recapitalization, or any dissolution, liquidation, or winding up of the Corporation or, unless the obligations of the Corporation under an agreement are expressly conditioned upon the requisite approval of the Holders of a Majority of the Series Preferred Stock as provided for herein, make any agreement or become obligated to do so; provided, however, that this Section 8(e) shall not require approval of a transaction by the Holders of a Majority of the Series Preferred Stock if as a result of such transaction the holders of the Series Preferred Stock and the holders of the Junior Stock collectively receive, in exchange for the capital stock of the Corporation and in accordance with either Section 3 or 4 hereof, in such transaction cash or fully marketable securities, or both, having a fair market value on the date of receipt by all such holders of at least the Minimum Value (as hereinafter defined), with fair market value determined in accordance with the procedure specified in Section 4(c); for this purpose
"Minimum Value" shall mean $500 million, which amount shall be increased by 10% per annum (compounded annually) on each anniversary of the first issuance of Series A Preferred Stock;

                           (f)      Effect any sale, transfer,
assignment, license or sublicense of any of the Corporation's software or systems that are used or developed by the Corporation and are material to the conduct of its business;

                           (g)  Permit  any  Subsidiary  to issue  or
sell, or obligate itself to issue or sell, except to the Corporation or any wholly-owned Subsidiary, any stock or other equity Securities of such Subsidiary;

                           (h) Increase or decrease (other than by
redemption or conversion) the total number of authorized shares of any series of Series Preferred Stock;

                           (i)      Amend its Articles of Incorporation
or amend or repeal its bylaws;

                           (j)      Enter into or effect any transaction
between the Corporation, on the one hand, and any officer, director, senior employee or holder of at least 3% of the outstanding Common Stock of the Corporation, on the other hand, other than any matter requiring approval of the Compensation Committee of the Board of the Corporation, except for services rendered in the ordinary course of business of the Corporation; or

                           (k) Take any action which would result in
taxation of the holders of any series of Series Preferred Stock under
Section 305 of the Internal Revenue Code of 1986 (or any comparable provision of the Internal Revenue Code as hereafter from time to time amended).

                  Section 9. Additional Restrictions and Limitations. For so long as any shares of Series A Preferred Stock or Series B Preferred Stock remain outstanding, in addition to any other vote or consent required herein or by law, a separate series vote or written consent of the holders of at least fifty percent (50%) of the outstanding shares of Series A Preferred Stock or Series B Preferred Stock, as the case may be, shall be necessary (a) to effect or validate any amendment, alteration or repeal of any provision of the Articles of Incorporation of the Bylaws of the Corporation which would change or alter any of the rights, preferences, privileges or restrictions provided for herein for the benefit of any shares of such series of Series Preferred Stock, or (b) to authorize any equity security senior to or on a parity with such series of Series Preferred Stock as to dividend or redemption rights, liquidation preferences, voting rights, or with respect to the rights provided for in this Section 9, or otherwise.

                  Section 10. No Reissuance of Series Preferred Stock. No share or shares of Series Preferred Stock acquired by the Corporation by reason of redemption, purchase, conversion or otherwise shall be reissued, and all such shares shall be canceled, retired and eliminated from the shares which the Corporation shall be authorized to issue.

                            COMMONWEALTH OF VIRGINIA
                          STATE CORPORATION COMMISSION

                                 June 26, 1998


The State Corporation Commission has found the accompanying articles submitted on behalf of

VALUE AMERICA, INC.

to comply with the requirements of law, and confirms payment of all related fees.

Therefore, it is ORDERED that this

CERTIFICATE OF AMENDMENT

be issued and admitted to record with the articles of amendment in the Office of the Clerk of the Commission, effective June 26, 1998.

The corporation is granted the authority conferred on it by law in accordance with the articles, subject to the conditions and restrictions imposed by law.


                                STATE CORPORATION COMMISSION

                                By /s/ T.V. Morrison Jr.
                                -----------------------------
                                Commissioner

                             ARTICLES OF AMENDMENT
                                       OF
                              VALUE AMERICA, INC.


        The undersigned corporation hereby submits these Articles of Amendment for the purpose of amending its Articles of Incorporation pursuant to Section 13.1-639 of the Virginia Stock Corporation Act, as amended:

1.      The name of the Corporation is Value America, Inc. (the "Corporation")

2. The amendment to the Articles of Incorporation of the Corporation attached hereto as Appendix A was duly adopted by the Board of Directors of the Corporation by unanimous written consent pursuant to Section 13.1-685 of the Virginia Stock Corporation Act, as amended, effective the 17th day of December, 1997.

3. The consent of the shareholders of the Corporation was not required for the amendment of the Corporation's Articles of Incorporation.

This the 17th day of December, 1997.


                                        VALUE AMERICA, INC.

                                        By:/s/ Rex Scatena
                                        -------------------
                                        Rex Scatena, President

                                 ARTICLE III A


        A series of Preferred Stock consisting of 5,000,000 shares designated and known as "Series A Preferred Stock" is hereby established. The Series A Preferred Stock shall have the rights, preferences and privileges set forth below in this Article III A and elsewhere in Article III of these Articles of Incorporation.

        Section 1. Definitions. For purposes of this Article III A the following definitions shall apply:

                "Board" shall mean the Board of Directors of the Company.

                "Business Day" shall mean a day which is not a Saturday, Sunday or legal holiday on which banking institutions in New York are authorized to close.

                "Commitment Date" shall mean the date immediately prior to the date of original issuance of the Series A Preferred Stock.

                "Common Stock" shall mean the common stock, without par value, of the Corporation.

                "Common Stock's Fair Market Value" shall mean the fair market value of a share of Common Stock, as determined in good faith by the Board for the purpose of granting stock options or issuing shares to employees of the Corporation or any Subsidiary and determined as of the most recent date that such determination has been made within three months of the applicable date or, if no such determination has been made during such period, the fair market value of such stock, as determined in good faith by the Board as of the applicable date; provided, however, that if the Common Stock's Fair Market Value is being determined in connection with the automatic conversion of Series A Preferred Stock upon the consummation of a Qualified Offering, the fair market value of Common Stock issued in payment of accumulated and accrued dividends shall be the per share "Price to the Public" (as shown in the final prospectus used for the Qualified Offering).

                "Dividend Rate" means (i) the Standard Dividend Rate (as hereinafter defined) unless the Corporation is in arrears at least six months in the payment of all or any portion of the Redemption Price of any shares of Series A Preferred Stock, and (ii) during any period in which the Corporation is in arrears at least six months in the payment of all or any portion of the Redemption Price, the Standard Dividend Rate plus and additional 2% per annum for each full six-month period in which any such arrears exists. "Standard Dividend Rate" means (1) 5% if the Corporation completes a Qualified Offering within 24 months after the first issuance of Series A Preferred Stock, and (2) 9% if the Corporation does not complete a Qualified Offering within 24 months after the first issuance of Series A Preferred Stock, which 9% dividend rate shall be effective retroactively to the original issuance of the Series A Preferred Stock.

                                    Annex A-1

                "Holders of a Majority of the Series A Preferred Stock" means any Person or Persons holding, beneficially or of record, a Majority of the Series A Preferred Stock.

                "Investment Value" of any share of Series A Preferred Stock means, as of any date, the sum of (i) the Per Share Amount, plus (ii) the amount of any unpaid dividends on such share added to the Investment Value of such share on any Dividend Reference Date pursuant to Section 2(a) hereof; and in the event of any liquidations, dissolution or winding up of the Corporation, within the meaning of Section 3 hereof, or a merger, consolidation or other transaction involving the Corporation described in Section 4 hereof, or the redemption of such share, unpaid dividends on such share, whether or not earned or declared, will be added to the Investment Value of such share on the payment or distribution date under Section 3 or 4 hereof, as the case may be, or on the Redemption Date (as defined in Section 5 hereof), as the case may be, calculated cumulatively on a daily basis to the close of business on such payment date, distribution date, or Redemption Date, as the case may be. "Per Share Amount" means (1) $2.00 except if determining the Investment Value in the case of the definition of Mandatory Redemption Price, and (2) $4.00 if determining the Investment Value in the case of the definition of Mandatory Redemption Price.

                "Junior Stock" shall mean the Common Stock and all other shares of Capital Stock of the Corporation, whether presently outstanding or hereafter issued, other than Series A Preferred Stock.

                "Majority of the Series A Preferred Stock" shall mean more than 50% of the outstanding Series A Preferred Stock.

                "Person" means an individual, corporation, partnership, association, trust, limited liability company or any other entity or organization, including a government or political subdivision or an agency, unit or instrumentality thereof.

                "Series A Preferred Stock" shall mean the Series A Preferred Stock, without par value, of the Corporation.

                "Subsidiary" means, with respect to the Corporation, any Person of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by the Corporation or a Subsidiary of the Corporation.

                "Voting Stock" shall mean any shares having general voting power in electing the Board of Directors (irrespective of whether or not at the time stock of any other class or classes has or might have voting power by reason or the happening of any contingency). The Common Stock and Series A Preferred Stock are Voting Stock.

        Section 2. Dividends.

                (a) Right to Dividends. (i) The holders of the outstanding Series A Preferred Stock shall be entitled to receive, when and as declared by the Board, and out of any funds legally available therefor, cumulative cash dividends at the rate and in the

                                   Annex A-2
manner provided herein. Dividends on the Series A Preferred Stock shall accumulate and accrue on each such share from the date of its original issue and shall accumulate and accrue from day to day thereafter, whether or not earned or declared. Such dividends shall be cumulative so that if such dividends in respect of any previous or current quarterly dividend period, at the rate specified herein, shall not have been paid or declared and a sum sufficient for the payment thereof set apart, the deficiency shall first be fully paid before any dividend or other distribution shall be paid or declared and set apart for the Common Stock. Any accumulation of dividends on the Series A Preferred Stock shall not bear interest. Dividends shall accumulated and accrue on each share of Series A Preferred Stock from the date of original issue and shall not be affected by the transfer of shares of Series A Preferred Stock thereafter or the cancellation and issuance or reissuance of certificates evidencing such shares.

                        (ii) Dividends will be calculated cumulatively on a daily basis on each share of Series A Preferred Stock at the Dividend Rate per annum on the Investment Value thereof. To the extent not paid on the first day of any April, July, October or January (each a "Dividend Reference Date"), commencing January 1, 1998, all dividends which have been calculated on each share of Series A Preferred Stock then outstanding during the three-month period (or other period in the case of the first Dividend Reference Date) ending on such Dividend Reference Date, whether or not earned or declared, will be added to the Investment Value of such share and will remain a part thereof until such dividends are paid. If the Dividend Rate changes as a result of a change in the Standard Dividend Rate (as provided in the definition of Investment Value), then the unpaid dividends shall be deemed to have been added to the Investment Value of each share of Series A Preferred Stock retroactively on and as of each Dividend Reference Date preceding the change in the Standard Dividend Rate.

                        (iii) Notwithstanding the cash dividend requirement of
Section 2(a)(i), the Corporation at its option may make any dividend payment on the Series A Preferred Stock in shares of Common Stock or cash, or both, with each share of Common Stock being valued for this purpose at the Common Stock's Fair Market Value on the date such dividends is declared or, if the Common Stock is not issued within ten (10) days after the date of declaration, on the date such Common Stock is issued.

                (b) Priority. Unless full dividends on the Series A Preferred Stock for all past dividend periods and the then current dividend period shall have been paid or declared and a sum sufficient for the payment thereof set apart in trust for the benefit of the holders of the Series A Preferred Stock,
(1) no dividend whatsoever (other than a dividend payable solely in Common Stock) shall be paid or declared, and no distribution shall be made, on any Junior Stock, and (2) no shares of Junior Stock shall be purchased, redeemed or acquired by the Corporation and no monies shall be paid into or set aside or made available for a sinking fund for the purchase, redemption or acquisition thereof; provided, however, that this restriction shall not apply to the repurchase of shares of Common Stock from directors or employees of or consultants or advisers to the Corporation or any Subsidiary pursuant to agreements under which the Corporation has the option to repurchase such shares upon the occurrence of certain events, including without limitation the termination of employment by or service to the Corporation or any Subsidiary; and provided further, however, that without the approval, by vote or written consent, of the Holders of a

                                   Annex A-3

Majority of the Series A Preferred Stock the total amount applied to the repurchase of shares of Common Stock shall not exceed $25,000 during any twelve-month period.

          (c) Additional Dividends. After cumulative dividends on the Series A Preferred Stock for all past dividend periods and the then current dividend period shall have been declared and paid or set apart, subject to Section 8(d) hereof, if the Board shall elect to declare additional dividends, such additional dividends shall be declared in equal amounts per share on all shares of Series A Preferred Stock and Common Stock, but with each share of Series A Preferred Stock being entitled to dividends based upon the number of shares of Common Stock into which such share of Series A Preferred Stock could be converted, pursuant to Section 7 hereof, at the record date for the determination of shareholders entitled to receive such dividend or, if no such record date is established, on the date such dividend is declared.


     Section 3. Liquidation Rights of Series A Preferred Stock.

          (a) Preference. In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of the Series A Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its shareholders, whether such assets are capital, surplus, or earnings, before any payment or declaration and setting apart for payment of any amount shall be made in respect of the Junior Stock, an amount equal to the Investment Value per share on the date of payment. If upon any liquidation, dissolution, or winding up of the Corporation, whether voluntary or involuntary, the assets to be distributed to the holders of the Series A Preferred Stock shall be insufficient to permit the payment to such shareholders of the full preferential amounts aforesaid, then all of the assets of the Corporation to be distributed shall be distributed ratably to the holders of the Series A Preferred Stock on the basis of the number of shares of Series A Preferred Stock held.

          (b) Remaining Assets. After the payment or distribution to the holders of the Series A Preferred Stock of the full preferential amounts aforesaid, the holders of the Junior Stock shall be entitled to receive $0.11 (eleven cents) per share, and after the payment of such amount, if there are any remaining assets available for distribution to the stockholders of the Corporation, the holders of the Series A Preferred Stock and Junior Stock then outstanding shall be entitled to receive ratably, with all Series A Preferred Stock treated as if it had been converted into Common Stock pursuant to Section 7 hereof, all remaining assets of the Corporation to be distributed.

     Section 4. Merger, Consolidation.

          (a) At any time, in the event of:

               (1) any consolidation or merger of the Corporation with or into any other corporation or other entity or person, or any other corporate reorganization or transaction or series of related transactions by the Corporation (other than the "Buyout Transaction," as hereinafter defined) in which in excess of 50% of the Corporation's voting power is transferred, or



                                   Annex A-4

               (2) a sale or other disposition of all or substantially all of the assets of the Corporation, then:

                        (A) holders of the Series A Preferred Stock shall receive for each share of such stock in cash or in securities (including, without limitation, debt securities) received from the acquiring corporation, or a combination thereof, at the closing of any such transaction, an amount equal to the Investment Value per share on the date of full payment;


                        (B) holders of the Junior Stock shall be entitled to receive $0.11 (eleven cents) per share; and

                        (C) after (i) the payment or distribution to the holders of the Series A Preferred Stock of the full preferential amounts stated in
Section 4(a)(2)(A) hereof, and (ii) the payment or distribution to the holders of the Junior Stock of the full amounts stated in Section 4(a)(2)(B) hereof, the remaining proceeds of such transaction shall be distributed as a Shared Allocation (as defined in Section 4(b) hereof).

For purposes of Section 4(a)(i), "Buyout Transaction" means the sale of Common Stock by Craig A. Winn and Rex Scatena pursuant to a Buy-Out Option Agreement dated as of December 17, 1997 among these stockholders, the Corporation and Union Labor Life Insurance Company.

          Such payments shall be made with respect to the Series A Preferred Stock and Junior Stock by (i) redemption or purchase of such shares by the Corporation or (ii) purchase or acquisition of such shares by the surviving or acquiring corporation, entity or person or by the Corporation. Before any payment or distribution is made to the holders of the Junior Stock, the full preferential amount stated in Section 4(a)(2)(A) hereof shall first be paid to the holders of the Series A Preferred Stock. In the event the full amount of such payment is not paid to the holders of the Series A Preferred Stock upon or immediately prior to such transaction in accordance herewith, then all cash and securities (including, without limitation, debt securities) to be distributed in respect of the proposed transaction shall be distributed ratably among the holders of the Series A Preferred Stock.

          (b) "Shared Allocation" shall mean that the holders of Series A Preferred Stock and Junior Stock shall share the remaining consideration to be paid by the acquiring corporation in such transaction in proportion to the number of shares held by each holder but, for this limited purpose, treating each holder of the Series A Preferred Stock as if it held the number of shares of Common Stock issuable to it upon conversion of the Series A Preferred Stock held by it in accordance with the conversion privilege set forth in Section 7 hereof.

          (c) Any securities or other property to be delivered to the holders of the Series A Preferred Stock of Common Stock pursuant to Section 4(a) hereof shall be valued as follows:

               (1) Securities not subject to investment letter or other similar restrictions on free marketability:



                                   Annex A-5

                    (A) If traded on a securities exchange, the value shall be deemed to be the average of the closing prices of the securities on such exchange over the 30-day period ending three(3) days prior to the closing;

                    (B) If quoted on the Nasdaq National Market, the value shall be deemed to be the average of the closing prices (or, if the securities are not quoted on the Nasdaq National Market but are regularly quoted on another NASDAQ quotation system and there is an active public market for the securities, the bid prices) over the 30-day period ending three(3) days prior to the closing; and

                    (C) If the securities are not quoted on the Nasdaq National Market and are either not otherwise quoted on a NASDAQ quotation system or there is no active public market therefor, the value shall be the fair market value thereof, as mutually determined by the Corporation and the Holders of a Majority of the Series A Preferred Stock.

               (2) The method of valuation of securities subject to investment letter or other restrictions on free marketability shall be to make appropriate discount from the market value determined as above in paragraph (1)(A), (B) or
(C) to reflect the approximate fair market value thereof, as mutually determined by the Corporation and the Holders of a Majority of the Series A Preferred Stock.

               (3) All other securities or other property shall be valued at the fair market value thereof, as mutually determined by the Corporation and the Holders of a Majority of the Series A Preferred Stock.

               (4) If the Holders of a Majority of the Series A Preferred Stock and the Corporation are unable to reach agreement on any valuation matter, such valuation shall be submitted to and determined by a nationally recognized independent investment banking firm selected by the Board and the Holders of a Majority of the Series A Preferred Stock (or, if such selection cannot be made, by a nationally recognized independent investment banking firm selected by the American Arbitration Association in accordance with its rules).

          (d) In the event the requirements of Section 4(a) hereof are not complied with, the Corporation shall forthwith either:

               (1) Cause such closing to be postponed until such time as the requirements of this Section 4 have been complied with; or

               (2) Cancel such transaction, in which event the rights, preferences and privileges of the holders of the Series A Preferred Stock shall revert to and be the same as such rights, preferences and privileges existing immediately prior to the date of the first notice referred to in Section 4(e) hereof.

          (e) The Corporation shall give each holder of record of Series A Preferred Stock written notice of such impending transaction not later than twenty-five (25) days prior to the shareholders' meeting called to approve such transaction, or twenty-five (25) days prior to the closing of such transaction, whichever is earlier, and shall also notify such holders in writing of the final approval of such transaction. The first of such notices shall describe the material terms and conditions of the impending transaction and the provisions of this Section 4, and the Corporation shall thereafter give such holders prompt notice of any material changes. The transaction shall in no event take place sooner than twenty-five (25) days after the Corporation has given the first notice provided for herein or sooner than ten (10) days after the Corporation has given notice of any material changes provided for herein; provided, however, that such periods may be shortened upon the written consent of the Holders of a Majority of the Series A Preferred Stock.



                                   Annex A-6

          (f) The provisions of this Section 4 are in addition to the protective provisions of Section 8 hereof.

     Section 5. Redemption.

          (a) Restriction on Redemption and Purchase. Except as expressly provided in this Section 5, the Corporation shall not have the right to purchase, call, redeem or otherwise acquire for value any or all of the Series A Preferred Stock.

          (b) Optional Redemption. On, or at any time after, the fifth anniversary of the Commitment Date, the Corporation may, at its option, redeem the Series A Preferred Stock in whole, but not in part, at the Optional Redemption Price hereinafter specified; provided, however, that the Corporation shall not redeem Series A Preferred Stock or give notice of any redemption unless the Corporation has sufficient and lawful funds to redeem all of the then outstanding Series A Preferred Stock. The date on which the Series A Preferred Stock is to be redeemed pursuant to this Section 5(b) is herein called the "Optional Redemption Date."

          (c) Mandatory Redemption.

               (1) The Corporation shall redeem the number of shares of Series A Preferred Stock as indicated below on the dates indicated in the following table (each a "Scheduled Redemption Date"), at the Mandatory Redemption Price hereinafter specified (a "Scheduled Redemption"):

           1,666,666 shares              First Business Day of January, 2003
           1,666,666 shares              First Business Day of January, 2004
           1,666,668 shares              First Business Day of January, 2005.


In addition to the foregoing, if the Corporation does not complete a Qualified Offering (as hereinafter defined) within twenty-four (24) months after the first issuance of Series A Preferred Stock, then the Holders of a Majority of the Series A Preferred Stock, by giving written notice to the Corporation (a "Demand Notice"), may cause the Corporation to redeem all outstanding shares of Series A Preferred Stock at the Optional Redemption Price on the Redemption Date specified in the Demand Notice (the "Demand Date"), which may not be earlier than thirty (30) days after the Demand Notice is received by the Corporation (any such redemption being herein called a "Demand Redemption"); provided, however, that the Corporation shall not be obligated to redeem Series A Preferred Stock in accordance with a Demand Notice if, within fifteen (15) days after the Demand Notice is received, all of the persons named in the Demand Notice (to the extent that they are not already directors of the


                                   Annex A-7

Corporation) are elected to the Board and constitute a majority of the members of the Board. A Demand Notice shall state the names the individuals whom the Holders of a Majority of the Series A Preferred Stock wish to have elected to the Board (to the extent that they are not already directors) and constitute a majority of the member of the Board. A Scheduled Redemption or a Demand Redemption is herein sometimes referred to as a "Mandatory Redemption"


                  (2) If the funds of the Corporation legally available for redemption of Series A Preferred Stock on a Scheduled Redemption Date or the Demand Date are insufficient to redeem the number of shares to be redeemed pursuant to this subsection (c) on such date, those funds which are legally available will be used to redeem the maximum possible number of shares among the holders of the Series A Preferred Stock ratably on the basis of the number of shares of Series A Preferred Stock held. At the earliest time thereafter when additional funds of the Corporation are legally available for redemption of Series A Preferred Stock in the manner provided above, such funds will be immediately used to redeem the balance of the Series A Preferred Stock which the Corporation has become obligated to redeem on such Scheduled Redemption Date or the Demand Date, as the case may be, but which it has not yet redeemed.

                  (3) If fewer than all shares of Series A Preferred Stock are being redeemed, the redemption will be made ratably among all holders in proportion to the number of shares of Series A Preferred Stock held.

            (d) Redemption Price. The Optional Redemption Price of the Series A Preferred Stock (the "Optional Redemption Price") shall be the Investment Value per share. The Mandatory Redemption Price of the Series A Preferred Stock (the "Mandatory Redemption Price") shall be the Investment Value per share. As used herein, "Redemption Price" shall mean either the Optional Redemption Price or the Mandatory Redemption Price, whichever shall be applicable.

            (e) Redemption  Notice.  The corporation shall, not less than thirty
(30) days nor more than sixty (60) days prior to the Optional Redemption Date and each Scheduled Redemption Date (a "Redemption Date"), give written notice ("Redemption Notice"), to each holder of record of Series A Preferred Stock to be redeemed. In the case of a Demand Redemption, the Redemption Notice shall be given by the Corporation to all holders of the Series A Preferred Stock not less than 10 days after receipt of the Demand Notice, and the "Redemption Date" shall be the Demand Date. The Redemption Notice shall state:

            (1) That all or a specified number of the outstanding shares of Series A Preferred Stock are to be redeemed and the total number of shares being redeemed;

            (2) the number of shares of Series A Preferred Stock held by the holder which the Corporation intends to redeem,

            (3) The Redemption Date and Redemption Price;


                                   Annex A-8

            (4) That the holder's right to convert the Series A Preferred Stock will terminate on the Redemption Date; and

            (5) The time, place and manner in which the holder is to surrender to the Corporation the certificate or certificates representing the shares of Series A Preferred Stock to be redeemed.

            (f) Payment of Redemption Price and Surrender of Stock. On the Redemption Date, the Redemption Price of the Series A Preferred Stock scheduled to be redeemed or called for redemption shall be payable to the holders of the Series A Preferred Stock. On or before the Redemption Date, each holder of Series A Preferred Stock to be redeemed, unless the holder has exercised his right to convert the shares as provided in Section 7 hereof, shall surrender the certificate or certificates representing such shares to the Corporation, in the manner and at the place designated in the Redemption Notice, and thereupon the Redemption Price for such shares shall be payable to the order of the person whose name appears on such certificate or certificates as the owner thereof, and each surrendered certificate shall be canceled and retired.

            (g) Termination of Rights. If the Redemption Notice is duly given, and if at least ten (10) days prior to the Redemption Date the Redemption Price is either paid or made available for payment through the arrangement specified in subsection (h) below, then notwithstanding that the certificates evidencing any of the shares of Series A Preferred Stock so called or scheduled for redemption have not been surrendered, all rights with respect to such shares shall forthwith after the Redemption Date cease and determine, except only (i) the right of the holders to receive the Redemption Price without interest upon surrender of their certificates therefor or (ii) the right to receive Common Stock plus dividends upon exercise of the conversion rights provided in Section 7 hereof on or before the Redemption Date.

            (h) Deposit of Funds. At least ten (10) days prior to the Redemption Date, the Corporation shall deposit with any bank or trust company in Washington, D.C., having a capital and surplus of at least $1 billion as a trust fund, a sum equal to the aggregate Redemption Price of all shares of the Series A Preferred Stock scheduled to be redeemed or called for redemption and not yet redeemed, with irrevocable instructions and authority to the bank or trust company to pay, on or after the Redemption Date or prior thereto, the Redemption Price to the respective holders upon the surrender of their share certificates. The deposit shall constitute full payment of the shares to their holders, and from and after the date of such deposit (even if prior to the Redemption Date), the shares shall be deemed to be redeemed and no longer outstanding, and the holders thereof shall cease to be shareholders with respect to such shares and shall have no rights with respect thereto, except the right to receive from the bank or trust company payment of the Redemption Price of the shares, without interest, upon surrender of their certificates therefor and the right to convert such shares and receive accrued and unpaid dividends as provided in Section 7 hereof. Any monies so deposited and unclaimed at the end of one year from the Redemption Date shall be released or repaid to the Corporation, after which the holders of shares called for redemption shall be entitled to receive payment of the Redemption Price only from the Corporation.


                                   Annex A-9

        Section 6. Voting Rights.

            (a) Series A Preferred Stock. Each holder of shares of Series A Preferred Stock shall be entitled to vote on all matters and, except as otherwise expressly provided herein, shall be entitled to the number of votes equal to the largest number of full shares of Common Stock into which such shares of Series A Preferred Stock could be converted, pursuant to the provisions of Section 7 hereof, at the record date for the determination of the shareholders entitled to vote on such matters or, if no such record date is established, at the date such vote is taken.

            (b) Common Stock. Each holder of shares of Common Stock shall be entitled to one vote for each share thereof held. Except as otherwise expressly provided herein or as required by law, the holders of Series A Preferred Stock and the holders of Common Stock shall vote together and not as separate classes.

            (c) Authorized Directors and Class Voting Rights of Series A Preferred Stock and Common Stock; Compensation Committee.

            (1) The Corporation shall have seven (7) authorized directors. Subject to subsection (d) of this Section 6, the holders of Series A Preferred Stock, as a class, shall be entitled to elect two (2) directors, and the holders of all other Voting Stock, as a class, shall be entitled to elect the remaining members of the Board.

            (2) The Board shall establish a compensation committee of three directors (the "Compensation Committee"), one member of which shall be selected by the Holders of a Majority of the Series A Preferred Stock, one member of which shall be selected by the Holders of a majority of the other Voting Stock, and the third member of which shall be selected by agreement of the other two members; provided, however, that with the consent of the director selected by the Holders of a Majority of the Series A Preferred Stock, the Compensation Committee shall consist of two members, one selected by such Holders and the other by the Holders of a majority of the other Voting Stock. All action taken by the Compensation Committee shall require the unanimous vote or written consent of all of the three members. All matters affecting compensation of any officer or director of the Corporation or any Subsidiary or any employee of or consultant to the Corporation or any Subsidiary whose base compensation is at an annual rate of at least $75,000 shall require approval of the Compensation Committee in order to be effective. No option or warrant to purchase Common Stock, stock appreciation right or stock issuance to any officer, director or employee of the Corporation shall be granted, effected, modified or accelerated unless the same has been approved by the Compensation Committee. In addition, the Compensation Committee shall have the exclusive authority to administer and take all action permitted or required to be taken by the Board or any committee of the Board under all stock option plans of the Company and under any other plan or arrangement that provides for the issuance of Common Stock, stock appreciation rights, phantom stock or other similar benefits to any employee of or any advisor or consultant to the Corporation.

            (d) Special Voting Rights of Series A Preferred Stock in Case of Certain Events. If the Corporation shall have failed to redeem and pay in full the Redemption Price of any Series A Preferred Stock called for redemption or scheduled or otherwise to be redeemed as required by Section 5 hereof, whether or not funds are legally

                                   Annex A-10
available therefor, the holders of the Series A Preferred Stock shall, immediately upon the giving of written notice to the Corporation by any holder of Series A Preferred Stock, be entitled to elect the smallest number of directors which shall constitute a majority of the authorized number of directors of the Corporation, and the holders of all other shares of Voting Stock, as a class, shall be entitled to elect the remaining members of the Board. Whenever the holders of the Series A Preferred Stock shall be entitled to elect directors as provided in this subsection (d), the holders of the Series A Preferred Stock may call a special meeting of stockholders and shall have access to the stock books and records of the Corporation for such purpose. At any such meeting, or at any other meeting held while the holders of the Series A Preferred Stock have the voting power described in this subsection (d), the Holders of a Majority of the Series A Preferred Stock, present in person or by proxy, shall be sufficient to constitute a quorum for the election of directors as herein provided. At such meeting or, if no such special meeting shall have been called, then at the next annual meeting of the stockholders, the holders of the Series A Preferred Stock shall be entitled to elect a majority of the directors of the Corporation, and the holders of all other shares of Voting Stock, as a class, shall be entitled to elect the remaining members of the Board. Upon the election by the holders of Series A Preferred Stock of a majority of the directors, the terms of office of all persons who were theretofore directors of the Corporation shall forthwith terminate, whether or not the holders of the Common Stock shall then have elected the remaining directors of the Corporation.

                (e) Divestment of Special Voting Rights of Series A Preferred Stock. If the Redemption Price of all Series A Preferred Stock scheduled for redemption or called for redemption or otherwise to be redeemed, as the case may be, shall have been paid in full, as required by Section 5 hereof, then the holders of the Series A Preferred Stock shall be divested of the voting rights specified in Section 6(d). These voting rights shall again accrue to the holders of Series A Preferred Stock as and when provided in
Section 6(d). Upon the termination of any such voting rights as hereinabove provided, the Board shall call a special meeting of the stockholders at which all directors will be elected, and the terms of office of all persons who are then directors of the Corporation shall terminate immediately upon the election of their successors.

                (f) Vacancies. In the case of any vacancy in the office of a director occurring among the directors elected by the holders of the Series A Preferred Stock pursuant to subsection (c) or (d) of this Section 6, the remaining director or directors so elected by the holders of the Series A Preferred Stock may, by affirmative vote of a majority thereof (or the remaining director so elected if there is only one such director), elect a successor or successors to hold the office for the unexpired term of the director or directors whose place or places shall be vacant. Any director who shall have been elected by the holders of the Series A Preferred Stock, or any director so elected as provided in the immediately preceding sentence, shall be removed during the aforesaid term of office, whether with or without cause, only by the affirmative vote of the Holders of a Majority of the Series A Preferred Stock.

        Section 7. Conversion. The holders of Series A Preferred Stock shall have the following conversion rights:


                                   Annex A-11

                (a) Right to Convert. Each share of Series A Preferred Stock shall be convertible, at any time at the option of the holder thereof, into fully paid and nonassessable shares of Common Stock.

                (b) Conversion Price. Each share of Series A Preferred Stock shall be convertible into the number of shares of Common Stock which results from dividing the Conversion Price (as hereinafter defined) in effect at the time of conversion into $2.00 for each share of Series A Preferred Stock being converted. The Conversion Price shall initially be $10.405, and shall be subject to adjustment from time to time as provided below (the "Conversion Price"). The Corporation and the initial holder of the Series A Preferred Stock have agreed to a possible reduction in the Conversion Price pursuant to Section 7.11 of the Preferred Stock Purchase Agreement dated as of December 17, 1997 between the Corporation and such holder.

                (c) Mechanics of Conversion. Each holder of Series A Preferred Stock who desires to convert the same into shares of Common Stock shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or of any transfer agent for the Series A Preferred Stock or Common stock, and shall give written notice to the Corporation at such office that such holder elects to convert the same and shall state therein the number of shares of Series A Preferred Stock being converted. Thereupon the Corporation shall promptly issue and deliver to such holder a certificate or certificates for the number of shares of Common Stock to which such holder is entitled and shall promptly pay in cash, or, if the Corporation so elects or is legally or financially unable to pay such dividends in cash. Common Stock (valued at the Common Stock's Fair Market Value at the time of surrender), all accumulated, accrued and unpaid dividends on the shares of Series A Preferred Stock being converted, whether or not earned or declared, to and including the time of conversion. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the certificate representing the shares of Series A Preferred Stock to be converted, and the Person entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder of such shares of Common Stock on such date.

                (d) Adjustment for Stock Splits and Combinations. If the Corporation at any time or from time to time after the Commitment Date effects a subdivision of the outstanding Common Stock, the Conversion Price then in effect immediately before that subdivision shall be proportionately decreased, and conversely, if the Corporation at any time or from time to time after the Commitment Date combines the outstanding shares of Common Stock into a smaller number of shares, the Conversion Price then in effect immediately before the combination shall be proportionately increased. Any adjustment under this subsection (d) shall become effective at the close of business on the date the subdivision or combination becomes effective.

                                   Annex A-12

                (e) Adjustment for Certain Dividends and Distributions. If the Corporation at any time or from time to time after the Commitment Date makes, or fixes a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in additional shares of Common Stock, then and in each such event the Conversion Price then in effect shall be decreased as of the time of such issuance or, in the event such record date is fixed, as of the close of business on such record date, by multiplying the Conversion Price then in effect by a fraction (1) the numerator of which is the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and (2) the denominator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution, provided, however, that if such record date is fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Conversion Price shall be recomputed accordingly as of the close of business on such record date and thereafter the Conversion Price shall be adjusted pursuant to this subsection (e) as of the time of actual payment of such dividends or distributions.

                (f) Adjustments for Other Dividends and Distributions. In the event the Corporation at any time or from time to time after the Commitment Date makes, or fixes a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in securities of the Corporation other than shares of Common stock, then and in each such event provision shall be made so that the holders of Series A Preferred Stock shall receive upon conversion thereof, in addition to the number of shares of Common Stock receivable thereupon, the amount of securities of the Corporation which they would have received had their Series A Preferred Stock been converted into Common Stock on the date of such event and had they thereafter, during the period from the date of such event to and including the conversion date, retained such securities receivable by them as aforesaid during such period, subject to all other adjustments called for during such period under this Section 7 with respect to the rights of the holders of the Series A Preferred Stock.

                (g) Adjustment for Reclassification, Exchange and Substitution. In the event that at any time or from time to time after the Commitment Date, the Common Stock issuable upon the conversion of the Series A Preferred Stock is changed into the same or a different number of shares of any class or classes of stock, whether by recapitalization, reclassification or otherwise (other than a subdivision or combination of shares or stock dividend or a reorganization, merger, consolidation or sale of assets, provided for elsewhere in this Section 7), then and in any such event each holder of Series A Preferred Stock shall have the right thereafter to convert such stock into the kind and amount of stock and other securities and property receivable upon such recapitalization, reclassification or other change, by holders of the maximum number of shares of Common Stock into which such shares of Series A Preferred Stock could have been converted immediately prior to such recapitalization, reclassification or change, all subject to further adjustment as provided herein.

                (h) Reorganizations, Mergers, Consolidations or Sales of Assets. If at any time or from time to time after the Commitment Date there is a capital reorganization of the Common Stock (other than a recapitalization, subdivision, combination, reclassification or exchange of shares provided for elsewhere in this Section 7) or a merger or consolidation of the Corporation with or into another corporation, or the sale of all or substantially all of the Corporation's properties and assets to any other person, then, as a part of such reorganization, merger, consolidation or sale, provision shall be made so that the holders of the Series A Preferred Stock shall thereafter be entitled to receive upon conversion of the Series A Preferred Stock the number of shares of stock or other securities or property to which a holder of the number of shares of Common Stock deliverable upon conversion



                                   Annex A-13
would have been entitled on such capital reorganization, merger, consolidation, or sale. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 7 with respect to the rights of the holders of the Series A Preferred Stock after the reorganization, merger, consolidation or sale to the end that the provisions of this Section 7 (including adjustment of the Conversion Price then in effect and the number of shares purchasable upon conversion of the Series A Preferred Stock) shall be applicable after that event and be as nearly equivalent as may be practicable.

                (i) Sale of Shares Below Conversion Price.

            (1) If at any time or from time to time after the Commitment Date, the Corporation issues or sells, or is deemed by the express provisions of this subsection (i) to have issued or sold, Additional Shares of Common Stock (as hereinafter defined), other than as a dividend or other distribution on any class of stock as provided in subsection (e) above and other than upon a subdivision or combination of shares of Common Stock as provided in subsection
(d) above, for an Effective Price (as hereinafter defined) less than the then existing Conversion Price, then and in each such case the then existing Conversion Price shall be reduced, as of the opening of business on the date of such issue or sale, as follows:

                (I) if such issuance or deemed issuance occurs during the twelve-month period immediately following the first issuance of Series A Preferred Stock and prior to a Qualified Offering and constitutes a Financing Transaction (as hereinafter defined), the Conversion Price shall be reduced to the Effective Price at which the Additional Shares of Common Stock were issued or deemed to have been issued; and

                (II) if such issuance or deemed issuance occurs during the twelve-month period immediately following the first issuance of Series A Preferred Stock and constitutes a Financing Transaction or occurs after the twelve-month period immediately following the first issuance of Series A Preferred Stock, the Conversion Price shall be reduced to a price determined by multiplying that Conversion Price by a fraction (i) the numerator of which shall be (A) the number of shares of Common Stock outstanding at the close of business on the day next preceding the date of such issue or sale, plus (B) the number of shares of Common Stock which the aggregate consideration received (or by the express provisions hereof deemed to have been received) by the Corporation for the total number of Additional Shares of Common Stock so issued would purchase at such Conversion Price, plus (C) the number of shares of Common Stock into which the outstanding shares of all Series A Preferred Stock are convertible at the close of business on the date next preceding the date of such issue or sale, plus (D) the number of shares of Common Stock underlying all Other Securities (as hereinafter defined) at the close of business on the date next preceding the date of such issue or sale, and
        (ii) the denominator of which shall be (A) the number of shares of Common Stock outstanding at the close of business on the date of such issue or sale after giving effect to such issue of Additional Shares of Common Stock, plus (B) the number of shares of Common Stock into which the outstanding shares of all Series A Preferred Stock are convertible at the close

                                   Annex A-14
        of business on the date next preceding the date of such issue or sale, plus (C) the number of shares of Common Stock underlying the Other Securities at the close of business on the date next preceding the date of such issue or sale.

"Financing Transaction" means any transaction or series of related transactions in which Additional Shares of Common Stock are issued or sold, or are deemed to have been issued or sold, for at least $1,000,000 in the aggregate.

                        (2) For the purpose of making any adjustment required under this subsection (i), the consideration received by the Corporation for any issue or sale of securities shall (A) to the extent it consists of cash be computed at the amount of cash received by the Corporation, (B) to the extent it consists of property other than cash, be computed at the fair value of that property as determined in good faith by the Board, (C) if Additional Shares of Common Stock, Convertible Securities (as hereinafter defined) or rights or options to purchase either Additional Shares of Common Stock or Convertible Securities are issued or sold together with other stock or securities or other assets of the Corporation for a consideration which covers both, be computed as the portion of the consideration so received that may be reasonably determined in good faith by the Board to be allocable to such Additional Shares of Common Stock, Convertible Securities or rights or options, and (D) be computed after reduction for all expenses payable by the Corporation in connection with such issue or sale.

                          (3) For the purpose of the adjustment required under
this subsection (i), if the Corporation issues or sells any rights or options for the purchase of, or stock or other securities convertible into or exchangeable for, Additional Shares of Common Stock (such convertible or exchangeable stock or securities being hereinafter referred to as "Convertible Securities") and if the Effective Price of such Additional Shares of Common Stock is less than the Conversion Price then in effect, then in each case the Corporation shall be deemed to have issued at the time of the issuance of such rights or options or Convertible Securities the maximum number of Additional Shares of Common Stock issuable upon exercise, conversion or exchange thereof and to have received as consideration for the issuance of such shares an amount equal to the total amount of the consideration, if any, received by the Corporation for the issuance of such rights or options or Convertible Securities, plus, in the case of such rights or options, the minimum amounts of consideration, if any, payable to the Corporation upon the exercise of such rights or options, plus in the case of Convertible Securities, the minimum amounts of consideration, if any, payable to the Corporation (other than by cancellation of liabilities or obligations evidenced by such Convertible Securities) upon the conversion or exchange thereof. No further adjustment of the Conversion Price, adjusted upon the issuance of such rights, options or Convertible Securities, shall be made as a result of the actual issuance of Additional Shares of Common Stock on the exercise of any such rights or options or the conversion or exchange of any such Convertible Securities. If any such rights or options or the conversion or exchange privilege represented by any such Convertible Securities shall expire without having been exercised, the Conversion Price adjusted upon the issuance of such rights, options or Convertible Securities shall be readjusted to the Conversion Price which would have been in effect had an adjustment been made on the basis that the only Additional Shares of Common Stock so issued were the Additional Shares of Common Stock, if any, actually issued or sold on the exercise of such rights or options or rights of conversion or exchange of such Convertible Securities, and such Additional Shares of Common Stock, if any, were issued or sold for the

                                   Annex A-15
consideration actually received by the Corporation upon such exercise, plus the consideration, if any, actually received by the Corporation for the granting of all such rights or options, whether or not exercised, plus the consideration received for issuing or selling the Convertible Securities actually converted or exchanged, plus the consideration, if any, actually received by the Corporation (other than by cancellation of liabilities or obligations evidenced by such Convertible Securities) on the conversion or exchange of such Convertible Securities.

                        (4) For the purpose of the adjustment required under this subsection (i), if the Corporation issues or sells, or is deemed by the express provisions of this subsection to have issued or sold, any rights or options for the purchase of Convertible Securities and if the Effective Price of the Additional Shares of Common Stock underlying such Convertible Securities is less than the Conversion Price then in effect, then in each such case the Corporation shall be deemed to have issued at the time of the issuance of such rights or options the maximum number of Additional Shares of Common Stock issuable upon conversion or exchange of the total amount of Convertible Securities covered by such rights or options and to have received as consideration for the issuance of such Additional Shares of Common Stock an amount equal to the amount of consideration, if any, received by the Corporation for the issuance of such rights or options, plus the minimum amounts of consideration, if any, payable to the Corporation upon the exercise of such rights or options and plus the minimum amount of consideration, if any, payable to the Corporation (other than by cancellation of liabilities or obligations evidenced by such Convertible Securities) upon the conversion or exchange of such Convertible Securities. No further adjustment of the Conversion Price, adjusted upon the issuance of such rights or options, shall be made as a result of the actual issuance of the Convertible Securities upon the exercise of such rights or options or upon the actual issuance of Additional Shares of Common Stock upon the conversion or exchange of such Convertible Securities. The provisions of paragraph (3) above for the readjustment of the Conversion Price upon the expiration of rights or options or the rights of conversion or exchange of Convertible Securities shall apply mutatis mutandis to the rights, options and Convertible Securities referred to in this paragraph (4).

                        (5) "Additional Shares of Common Stock" shall mean all shares of Common Stock issued by the Corporation after the Commitment Date, whether or not subsequently reacquired or retired by the Corporation, other than
(i) shares of Common Stock issued upon conversion of the Series A Preferred Stock, (ii) the first 860,375 shares of Common Stock issued to individuals who are or were employees or directors of or consultants and advisers to the Corporation or any Subsidiary pursuant to stock purchase or stock option plans or other arrangements, (iii) 71,250 shares of Common Stock issued upon the exercise of stock purchase warrants that were outstanding on the date of first issuance of Series A Preferred Stock, and (iv) 25,000 shares to be issued to a former employee for services rendered. The "Effective Price" of Additional Shares of Common Stock shall mean the quotient determined by dividing the total number of Additional Shares of Common Stock issued or sold, or deemed to have been issued or sold by the Corporation under this subsection (i), into the aggregate consideration received, or deemed to have been received, by the Corporation for such issue under this subsection (i), for such Additional Shares of Common Stock. "Other Securities" with respect to an issue or sale of Additional Shares of Common Stock shall mean stock and other securities convertible into or exchangeable for Common Stock; "the number of shares of Common Stock underlying Other Securities" on a particular date shall mean the number of shares of Common Stock issuable upon the

                                   Annex A-16
exercise, conversion or exchange, as the case may be, of such Other Securities at the close of business on such date but only to the extent that the holders thereof have the fully vested legal right to exercise, convert or exchange such Other Securities on such date and to retain the Common Stock issued upon such exercise, conversion or exchange.

            (j) Accountants' Certificate of Adjustment. In each case of an adjustment or readjustment of the Conversion Price or the number of shares of Common Stock or other securities issuable upon conversion of the Series A Preferred Stock, the Corporation, at its expense, shall cause independent public accountants of recognized standing selected by the Corporation (who may be the independent public accountants then auditing the books of the Corporation) to compute such adjustment or readjustment in accordance with the provisions hereof and prepare a certificate showing such adjustment or readjustment, and shall mail such certificate, by first class mail, postage prepaid, to each registered holder of the Series A Preferred Stock at the holder's address as shown in the Corporation's books. The certificate shall set forth such adjustment or readjustment, showing in detail the facts upon which such adjustment or readjustment is based, including a statement of (1) the consideration received or deemed to be received by the Corporation for any Additional Shares of Common Stock issued or sold or deemed to have been issued or sold, (2) the Conversion Price at the time in effect, (3) the number of Additional Shares of Common Stock and (4) the type and amount, if any, of other property which at the time would be received upon conversion of the Series A Preferred Stock.

            (k) Notices of Record Date. In the event of (i) any taking by the Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or (ii) any capital reorganization of the Corporation, any reclassification or recapitalization of the capital stock of the Corporation, any merger or consolidation of the Corporation with or into any other corporation, or any transfer of all or substantially all of the assets of the Corporation to any other person or any voluntary or involuntary dissolution, liquidation or winding up of the Corporation, the Corporation shall mail to each holder of Series A Preferred Stock at least thirty (30) days prior to the record date specified herein, a notice specifying (1) the date on which any such record is to be taken for the purpose of such dividend or distribution and a description of such dividend or distribution, (2) the date on which any such reorganization, reclassification, transfer, consolidation, merger, dissolution, liquidation or winding up is expected to become effective, and (3) the date, if any, that is to be fixed, as to when the holders of record of Common Stock (or other securities) shall be entitled to exchange their shares of Common Stock (or other securities) for securities or other property deliverable upon such reorganization, reclassification, transfer, consolidation, merger, dissolution, liquidation or winding up.

                            (l) Automatic Conversion.

              (1) Each share of Series A Preferred Stock shall automatically be converted into shares of Common Stock based on the then effective Conversion Price (A) immediately upon the closing of an underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offering and sale of Common Stock for the account
of the Corporation in which the  aggregate  gross  proceeds   received  by  the
Corporation at the public offering price equals or exceeds $25 million, the public offering price per share of which equals or exceeds 110%


                                   Annex A-17
of the Conversion Price then in effect and the obligation of the underwriters with respect to which is that if any of the securities being offered are purchased, all such securities must be purchased (herein called a "Qualified Offering"); provided, however, that such conversion shall be conditioned upon payment by the Corporation of all accrued and unpaid dividends on the outstanding Series A Preferred Stock, whether or not earned or declared, to and including the date of such conversion, payable either in cash or Common Stock (valued at the Common Stock's Fair Market Value), or both, or (B) upon the receipt by the Corporation of a written notice from the Holders of a Majority of the Series A Preferred Stock electing unconditionally to convert their shares of Series A Preferred Stock.

            (2) Upon the occurrence of either of the events specified in paragraph (1) above the outstanding shares of Series A Preferred Stock shall be converted automatically without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Corporation or its transfer agent; provided, however, that the Corporation shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon such conversion unless the certificates evidencing such shares of Series A Preferred Stock are either delivered to the Corporation or its transfer agent as provided below, or the holder notifies the Corporation or its transfer agent that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection with such certificates. Upon the occurrence of such automatic conversion of the Series A Preferred Stock, the holders of Series A Preferred Stock shall surrender the certificates representing such shares at the office of the Corporation or any transfer agent for the Series A Preferred Stock or Common Stock. Thereupon, there shall be issued and delivered to such holder promptly at such office and in its name as shown on such surrendered certificate or certificates, a certificate or certificates for the number of shares of Common Stock into which the shares of Series A Preferred Stock surrendered were convertible on the date on which such automatic conversion occurred, and, subject to Section 2(a)(iv) hereof, the Corporation shall promptly pay in cash or Common Stock (taken at the Common Stock's Fair Market Value as of the date of such conversion), or both, all accrued and unpaid dividends on the shares of Series A Preferred Stock being converted, whether or not earned or declared, to and including the date of such conversion.

            (m) Fractional Shares. Fractional shares otherwise issuable upon conversion of Series A Preferred Stock held by a single holder shall be aggregated into whole shares and issued to such holder. Otherwise, no fractional shares of Common Stock shall be issued upon conversion of Series A Preferred Stock. Except as provided above, in lieu of any fractional share to which the holder would otherwise be entitled, the Corporation shall pay cash equal to the product of such fraction multiplied by the fair market value of one share of Common Stock on the date of conversion, as determined in good faith by the Board.

            (n) Reservation of Stock Issuable Upon Conversion. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Series A Preferred Stock; such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series A Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series A Preferred Stock, the Corporation will take such corporate action as may, in the


                                   Annex A-18
opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

            (o) Notices. Any notice required or permitted by this Section 7 or any other provision of this Article III A to be given to a holder of Series A Preferred Stock or to the Corporation shall be in writing and be deemed given upon the earlier of actual receipt or three (3) days after the same has been deposited in the United States mail, by certified or registered mail, return receipt requested, postage prepaid, and addressed (i) to each holder of record at the address of such holder appearing on the books of the Corporation, or (ii) to the Corporation at 2300 Commonwealth Drive, Charlottesville, Virginia 22901, or (iii) to the Corporation or any holder, at any other address specified in a written notice given to the other for the giving of notice.

            (p) Payment of Taxes. The Corporation will pay all taxes (other than taxes based upon income) and other governmental charges that may be imposed with respect to the issue or delivery of shares of Common Stock upon conversion of shares of Series A Preferred Stock, including without limitation any tax or other charge imposed in connection with any transfer involved in the issue and delivery of shares of Common Stock in a name other than that in which the shares of Series A Preferred Stock so converted were registered.

            (q) No Dilution or Impairment. The Corporation shall not amend its Articles of Incorporation or participate in any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, for the purpose of avoiding or seeking to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in carrying out all such action as may be reasonably necessary or appropriate in order to protect the conversion rights of the holders of the Series A Preferred Stock against diltution or other impairment.

            Section 8. Restrictions and Limitations. So long as any shares of Series A Preferred Stock remain outstanding, the Corporation shall not, and shall not permit any Subsidiary to, without the vote or written consent by the Holders of a Majority of the Series A Preferred Stock.

            (a) Redeem, purchase or otherwise acquire for value any share or shares of Series A Preferred Stock, otherwise than by redemption in accordance with Section 5 hereof, or any warrant, option or right to purchase any Series A Preferred Stock;

            (b) Purchase, redeem or otherwise acquire for value (or pay into or set aside as a sinking fund for such purpose) any Junior Stock or any warrant, option or right to purchase any Junior Stock; provided, however, that this restriction shall not apply to (i) the repurchase of shares of Common Stock from directors or employees of or consultants or advisers to the Corporation or any Subsidiary pursuant to agreements under which the Corporation has the option to repurchase such shares upon the occurrence of certain events, including the termination of employment by or service to the Corporation or any Subsidiary; and provided further, however, that without the approval, by vote or written consent, of the Holders of a Majority of the Series A Preferred Stock, the total amount applied to the repurchase of shares of Common Stock shall not exceed $25,000 during any


                                   Annex A-19
twelve-month period; or (ii) amounts paid by the Corporation in accordance with its 1997 Stock Incentive Plan in cancellation of outstanding stock options upon a "Change of Control" as defined in such Plan; provided, that such payment is approved by the Compensation Committee.

            (c) Authorize or issue, or obligate itself to issue, any other equity security senior to or on a parity with the Series A Preferred Stock as to dividend or redemption rights, liquidation preferences, conversion rights, voting rights or otherwise; for purposes of this subsection, a senior equity security shall include any indebtedness convertible into or exchangeable for shares of capital stock of the Corporation or any indebtedness issued with (i) shares of capital stock of the Corporation or (ii) warrants or other rights to purchase capital stock of the Corporation or Convertible Securities;

           (d) Declare or pay any dividends on or declare or make any other distribution, direct or indirect, (other than a dividend payable solely in
shares of Common Stock) on account of the Junior Stock or set apart any sum for any such purpose;

            (e) Effect any sale, lease, assignment, transfer or other conveyance of all or substantially all of the assets of the Corporation or any of its Subsidiaries, or any consolidation or merger involving the Corporation or any of its Subsidiaries, or any reclassification or other change of any stock, or any recapitalization, or any dissolution, liquidation, or winding up of the Corporation or, unless the obligations of the Corporation under an agreement are expressly conditioned upon the requisite approval of the Holders of a Majority of the Series A Preferred Stock as provided for herein, make any agreement or become obligated to do so; provided, however, that this Section 8(e) shall not require approval of the transaction by the Holders of a Majority of the Series A Preferred Stock if as a result of such transaction the holders of the Series A Preferred Stock and the holders of the Junior Stock collectively receive, in exchange for the capital stock of the Corporation and in accordance with either
Section 3 or 4 hereof, in such transaction cash or fully marketable securities, or both, having a fair market value on the date of receipt by all such holders of at least the Minimum Value (as hereinafter defined), with fair market value determined in accordance with the procedure specified in Section 4(c), for this purpose "Minimum Value" shall mean $300 million, which amount shall be increased by 10% per annum (compounded annually) on each anniversary of the first issuance of Series A Preferred Stock;

            (f) Effect any sale, transfer, assignment, license or sublicense of any of the Corporation's software or systems that are used or developed by the Corporation and are material to the conduct of its business;

            (g) Permit any Subsidiary to issue or sell, or obligate itself to issue or sell, except to the Corporation or any wholly-owned Subsidiary, any stock or other equity Securities of such Subsidiary;

            (h) Increase of decrease (other than by redemption or conversion) the total number of authorized shares of Series A Preferred Stock;

           (i) Amend its Articles of Incorporation or amend or repeal it bylaws.


                                   Annex A-20

            (j) Take any action which would result in taxation of the holders of Series A Preferred Stock under Section 305 of the Internal Revenue Code of 1986 (or any comparable provision for the Internal Revenue Code as hereafter from time to time amended).

        Section 9. No Reissuance of Series A Preferred Stock. No share or shares of Series A Preferred Stock acquired by the Corporation by reason of redemption, purchase, conversion or otherwise shall be reissued, and all such shares shall be canceled, retired and eliminated from the shares which the Corporation shall be authorized to issue.

                                   Annex A-21

                               ARTICLES OF MERGER
                               for the Merger of
                   VALUE AMERICA, INC., a Nevada Corporation
                                      into
                  VALUE AMERICA, INC., a Virginia Corporation


     1. The Plan and Agreement of merger ("Plan of Merger") is attached hereto as Exhibit A.

     2. The sole shareholder of Value America, Inc., a Virginia corporation, adopted the Plan by written consent effective October 21, 1997.

     3. The shareholders of Value America, Inc., a Nevada corporation, adopted the Plan by unanimous written consent effective October 21, 1997.

Effective Date: October 23, 1997


                                   VALUE AMERICA, INC.
                                   (a Virginia Corporation)


                                   By: /s/ Rex Scatena
                                   --------------------
                                   Rex Scatena, President

                                   Date: 10-21-97
                                   --------------------


ATTEST:

By: /s/ Rex Scatena
---------------------
Rex Scatena, Secretary

Date: 10-21-97
---------------------

                                                            EXHIBIT A


                    AGREEMENT AND PLAN OF ARTICLES OF MERGER
                                     of
                              VALUE AMERICA, INC.
                             (a Nevada Corporation)
                                 with and into
                              VALUE AMERICA, INC.
                            (a Virginia Corporation)

     This Agreement and Plan of Articles of Merger (the "Plan") is made and entered into as of October 21, 1997 between Value America, Inc., a Nevada corporation ("Value America (Nevada)"), and Value America, Inc., a Virginia corporation (the "Corporation"), with reference to the following recitations. The address of each of Value America (Nevada) and the Corporation is 1650 State Farm Boulevard, Charlottesville, Virginia 22911.

     A. The Corporation is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Virginia. As of the date hereof, the authorized capital stock of the Corporation consists of 50,000,000 shares of common stock (the "Virginia Corporation Common Stock"), without par value, 100 of which shares are issued and outstanding, and 5,000,000 shares of preferred stock (the "Virginia Corporation Preferred Stock"), without par value, none of which shares are issued and outstanding.

     B. Value America (Nevada) is a corporation organized and validly existing under the laws of the State of Nevada, with authorized capital stock of 7,500,000 shares (the "Nevada Corporation Common Stock"), $.01 par value, 7,500,000 of which shares are issued and outstanding.

     C. The board of directors and shareholders of the Corporation have adopted resolutions by unanimous written consent authorizing the proposed merger (the "Merger") of Value America (Nevada) with and into the Corporation upon the terms and conditions hereinafter set forth in accordance with the Virginia Stock Corporation Act.

     D. The board of directors and shareholders of Value America (Nevada) have adopted resolutions by unanimous written consent approving the Merger upon the terms and conditions hereinafter set forth in accordance with Title 7 of the Nevada Revised Statutes.

     E. The Merger is intended to qualify as a reorganization under Sections 368(a)(1)(A) and 368 (a)(1)(F) of the Internal Revenue Code of 1986, as amended.

     F. The Corporation and Value America (Nevada) are hereinafter sometimes referred to collectively as the "Constituent Corporations."

     NOW, THEREFORE, in consideration of the matters recited above and the covenants, conditions and agreements contained herein and intending to be legally bound hereby, the parties hereto agree as follows.

     1. Merger. The Constituent Corporations shall effect the Merger on the terms and conditions set forth in this Plan.

          a. Effect. At the Effective Time, as defined in subsection (b), Value America (Nevada) shall be merged with and into the Corporation, and the separate existence of Value America (Nevada), except insofar as it may be continued by statute or Section 7, shall cease, all with the effect provided in Section 92A.190 of the Nevada Revised Statutes and Section 13.1-721 of the Virginia Stock Corporation Act. From and after the Effective Time, the Corporation shall be, and is sometimes hereinafter referred to as, the "Surviving Corporation."

          b. Effectiveness. Subject to the terms and conditions herein provided, an appropriate Articles of Merger under the Nevada Revised Statutes and Articles of Merger under the Virginia Stock Corporation Act shall be executed by the Constituent Corporations to be effective as of October 23, 1997. On October 23, 1997, Articles of Merger shall be filed with the Secretary of State of the State of Nevada, and Articles of merger shall be filed with the State Corporation Commission of Virginia (the "Commission") and the Merger shall become effective upon the date and at the time the Certificate of Merger is issued by the Commission (which date and time are hereinafter referred to as the "Effective Time").

     2. Conversion of Shares; Stock Incentive Plan. At the Effective Time, the manner and basis of converting shares of the Constituent Corporations will be as follows: every share of the Nevada Corporation Common Stock issued and outstanding at the Effective Time shall at the Effective Time be exchanged for and converted into and become without further action by the holder thereof 1 share of the Virginia Corporation Common Stock, and from and after the Effective Time shall represent 1 share of the common stock, without par value, of the Surviving Corporation. Pursuant to Section 19 of the Value America, Inc. 1997 Stock Incentive Plan established by Value America (Nevada) as of August 1, 1997 (the "Stock Incentive Plan"), the Stock Incentive Plan shall become the stock incentive plan of the Surviving Corporation as of the Effective Time. Every right of a participant in the Stock Incentive Plan to purchase a share of the Nevada Corporation Common Stock shall become, as of the Effective Time, a right to purchase a share of the Virginia Corporation Common Stock under the same terms and conditions and at the same price provided in the Stock Incentive Plan. All terms and conditions of the Stock Incentive Plan (including without limitation the reservation for issuance pursuant to Section 4 of the Stock Incentive Plan of 1,250,000 shares of common stock) shall be binding upon the Surviving Corporation and shall apply to the Virginia Corporation Common Stock, and all obligations under the Stock Incentive Plan (including without limitation all outstanding options for the purchase of common stock) shall be assumed by the Surviving Corporation, as of the Effective Time.

     3. Articles of Incorporation. From and after the Effective Time, the Articles of Incorporation of the Corporation, as in effect immediately prior to the Effective Time, shall be the Articles of Incorporation of the Surviving Corporation until duly amended in accordance with law, and the Surviving Corporation shall continue to be a corporation organized and governed by the laws of the Commonwealth of Virginia.

     4. Bylaws. The Bylaws of the Corporation, as in effect immediately prior to the Effective Time, shall be the Bylaws of the Surviving Corporation until duly amended in accordance with law.

     5. Certain Agreements. As of the Effective Time, the Surviving Corporation shall assume all obligations under, and the Surviving Corporation shall be bound by the terms and conditions of, each of the following agreements: any and all agreements titled "Employment Agreement" to which Value America (Nevada) was a party immediately prior to the Effective Time; any and all agreements titled "Incentive Stock Option Agreement" to which Value America (Nevada) was a party immediately prior to the Effective Time; and any and all agreements titled "Developments, Noncompete and Nondisclosure Agreement" to which Value America (Nevada) was a party immediately prior to the Effective Time.

     6. Directors and Officers. The directors and officers of the Corporation immediately prior to the Effective Time shall be the directors and officers of the Surviving Corporation until their successors have been duly elected and qualified, or until their earlier death, resignation or removal.

     7. Termination. This Plan may be terminated at any time at or before the Effective time by agreement of the boards of directors of the Constituent Corporations.

     8. Further Assurances. If at any time the Surviving Corporation shall consider or be advised that any further assignments of assurances of any other acts are necessary or desirable to carry out the purposes of this Plan, Value America (Nevada) and its proper officers and directors shall be deemed to have granted to the Surviving Corporation an irrevocable power of attorney to execute and deliver all such proper deeds, assignments and assurances and to do all acts necessary or proper to carry out the purposes of this Plan; and the proper officers and directors of the Surviving Corporation are fully authorized in the name of Value America (Nevada).

     9. Interpretation. The headings herein are for convenience of reference only, do not constitute a part of this Plan, and shall not be deemed to limit or affect any of the provisions hereof. Words used herein, regardless of the number specifically used, shall be deemed to include any other number, singular or plural, as the context may require.

     IN WITNESS WHEREOF, the undersigned have executed this Plan as of the date first above written.

                                        VALUE AMERICA, INC.
                                        (a Virginia corporation)

Attest:

By:/s/ Rex Scatena                      By:/s/ Rex Scatena
-------------------                    --------------------
Secretary                               Its: President

Date: 10-21-97                          Date: 10-21-97
-------------------                     -------------------



                                        VALUE AMERICA, INC.
                                        (a Nevada corporation)

Attest:

By:/s/ Rex Scatena                      By:/s/ Rex Scatena
---------------------                   --------------------
Secretary                               Its: President

Date: 10-21-97                          Date: 10-21-97
---------------------                   --------------------

                            ARTICLES OF INCORPORATION

                                       OF

                               VALUE AMERICA, INC.


                                       I.

     The name of the corporation is Value America, Inc.

                                       II.

     The purpose for which the Corporation is formed is to transact any or all lawful business, not required to be specifically stated in these Articles, for which corporations may be incorporated under the Virginia Stock Corporation Act, as amended from time to time.

                                      III.

     1. The number of shares of common stock which the Corporation shall have authority to issue shall be 50,000,000 shares, without par value.

     Dividends may be paid upon the Common Stock out of any assets of the Corporation available for dividends remaining after full dividends on the outstanding Preferred Stock at the dividend rate or rates therefor, together with the full additional amount required by any participation right, with respect to all past dividend periods and the current dividend period shall have been paid or declared and set apart for payment and all mandatory sinking funds payment that shall have become due in respect of any series of the Preferred Stock shall have been made.

     In the event of any liquidation, dissolution or winding up of the Corporation, the Board of Directors may, after satisfaction of the rights of the holders of all shares of Preferred Stock, or the deposit in trust of money adequate for such satisfaction, distribute in kind to the holders of the Common Stock all then remaining assets of the Corporation or may sell, transfer or otherwise dispose of all or any of such remaining assets of the Corporation and receive payment therefor wholly or partly in cash and/or in stock and/or in obligations and may sell all or part of the consideration received therefor and distribute all or the balance thereof in kind to the holders of the Common Stock.

     The holders of the Common Stock shall, to the exclusion of the holders of the Preferred Stock, have the sole and full power to vote for the election of directors and for all other purposes without limitation except (i) as otherwise recited or provided in these Articles of Incorporation applicable to the Preferred Stock, (ii) with respect to a class or series of Preferred Stock, as shall be determined by the Board of Directors pursuant to Section 2(b) of this
Article III and (iii) with respect to any voting rights provided by law.

     Subject to the provisions of these Articles of Incorporation applicable to the Preferred Stock, the Corporation may from time to time purchase or otherwise acquire for a consideration or redeem (if permitted by the terms thereof) shares of Common Stock or shares of any other class of stock hereafter created ranking junior to the Preferred Stock in respect of dividends or assets and any shares so purchased, acquired or redeemed may be held or disposed of by the Corporation from time to time for its corporate purposes or may be retired as provided by law.

     2. The number of shares of Preferred Stock which the Corporation shall have the authority to issue shall be 5,000,000 shares, without par value.

     The Board of Directors is hereby empowered to cause any class of the Preferred Stock of the Corporation to be issued in series with such of the variations permitted by clauses (a)-(k) below, as shall be determined by the Board of Directors.

     The shares of Preferred Stock of different classes or series may vary as to:

          a. the designation of such class or series, the number of shares to constitute such class or series and the stated value thereof;

          b. whether the shares of such class or series shall have voting rights in addition to any voting rights provided by law, and if so, the terms of such voting rights, which (i) may be general or limited, and (ii) may permit more than one vote per share;

          c. the rate or rates (which may be fixed or variable) at which dividends, if any, are payable on such class or series, whether any such dividends shall be cumulative, and if so, from what dates, the conditions and dates upon which such dividends shall be payable, the preference or relation which such dividends shall bear to the dividends payable on any shares of stock of any other class or any other series of such class;

          d. whether the shares of such class or series shall be subject to redemption by the Corporation, and if so, the times, prices and other conditions of such redemption;

          e. the amount or amounts payable upon shares of such class or series upon, and the rights of the holders of such class or series in, the voluntary or involuntary liquidation, dissolution or winding up, or any distribution of the assets of, the Corporation;

          f. whether the shares of such class or series shall be subject to the operation of a retirement or sinking fund, and if so, the extent to and manner in which any such retirement or sinking fund shall be applied to the purchase or redemption of the shares of such series for retirement or other corporate purposes and the terms and provisions relative to the operation thereof;

          g. whether the shares of such series shall be convertible into, or exchangeable for, shares of stock of any other class or any other series of such class or any other securities (including Common Stock) and, if so, the price or prices or the rate or rates of conversion or exchange and the method, if any, of adjusting the same, and any other terms and conditions of conversion or exchange;

          h. the limitations and restrictions, if any, to be effective while any shares of such class or series are outstanding upon the payment of dividends or the making of other distributions on, and upon the purchase, redemption or other acquisition by the Corporation of, the Common Stock or shares of stock of any other class or any other series of such class;

          i. the conditions or restrictions, if any, upon the creation of indebtedness of the Corporation or upon the issue of any additional stock, including additional shares of such class or series or of any other series of such class or of any other class;

          j. the ranking (be it pari passu, junior or senior) of each class or series as to the payment of dividends, the distribution of assets and all other matters; and

          k. any other powers, preferences and relative, participating, optional and other special rights, and any qualifications, limitations and restrictions thereof, insofar as they are not inconsistent with the provisions of these Articles of Incorporation, to the full extent permitted in accordance with the laws of the Commonwealth of Virginia.

     In the event of any liquidation, dissolution or winding up of the Corporation, after there shall have been paid to or set aside for the holders of the Preferred Stock the full preferential amounts to which they are respectively entitled under the provisions of these Articles of Incorporation applicable to the Preferred Stock, the holders of the Preferred Stock shall have no claim to any of the remaining assets of the Corporation.

     The powers, preferences and relative, participating, option and other special rights of each class or series of Preferred Stock and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other classes and series at any time outstanding. All shares of Preferred Stock of each series shall be equal in all respects.

     3. Notwithstanding the foregoing, if one or more series of the Preferred Stock shall be subject to (i) redemption or (ii) repurchase by the Corporation at the option of the holders thereof, as provided in the terms thereof, the following provisions shall apply:

          a. If (i) less than all the outstanding shares of one or more series are to be redeemed or (ii) the Corporation is unable to purchase all the shares of one or more series that it is required to offer to repurchase and which the holders thereof desire the Corporation to repurchase, the shares to be redeemed or repurchased shall be selected prorata in such manner as may be prescribed by resolution of the Board of Directors, or in such other manner, if any, as shall be specified elsewhere in the Articles of Incorporation.

          b. Notice to the holders of the shares to be redeemed or repurchased shall be given by mailing to such holders a notice of such redemption or offer to repurchase, first class, postage prepaid, not later than the thirtieth day, and not earlier than the sixtieth day, before the date fixed for redemption or repurchase, at their last addresses as they shall appear upon the books of the Corporation. Any notice which is mailed in such manner shall be conclusively presumed to have been duly given, whether or not the stockholder receives such notice; and failure duly to give such notice by mail, or any defect in such notice, to the holders of any stock designated for redemption or repurchase shall not affect the validity of the proceedings for the redemption or repurchase of any other shares.

          c. The notice of redemption or offer to repurchase to each stockholder whose shares are to be redeemed or which the Corporation is required to offer to repurchase shall specify the number and designation of the shares of such stockholder to be redeemed or repurchased, the date fixed for redemption or repurchase, the redemption or repurchase price, and where payment of the redemption or repurchase price is to be made upon surrender of certificates for such shares; and shall state the date to which accrued dividends, if any, will be paid and that from and after said date dividends thereon will cease to accrue. In the event any of such shares have conversion rights, the notice shall also state the conversion rate then in effect and the date on which the conversion rights shall cease and terminate.

          d. In the case of each share called for redemption, or which the Corporation offers to repurchase and the holder thereof desires the Corporation to repurchase, the Corporation shall be obligated (unless such share has conversion rights and shall be converted on or prior to the redemption or repurchase date), to pay to the holder thereof the redemption or repurchase price (including accrued dividends, if any, to the extent and if so provided for such shares) upon surrender of the certificate for such share at the office of the Corporation or any transfer agent for the series, specified for that purpose on or after the redemption or repurchase date. Unless the Corporation shall default in the payment of the redemption or repurchase price plus accrued dividends, if any, dividends on each share so called for redemption, or which the Corporation offers to repurchase and the holder thereof desires the Corporation to repurchase, shall cease to accrue from and after the redemption or repurchase date or such earlier date as shall be specified in the terms thereof.

     4. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, if the assets of the Corporation available for distribution to its stockholders shall be insufficient to pay in full all amounts to which the holders of Preferred Stock and any other stock of any class ranking on a parity as to liquidation preference are entitled, the amount available for distribution to stockholders shall be shared by the holders of all such classes and any series thereof prorata according to the preferential amounts to which the shares of each such series or class are entitled. For the purposes of this Section 4, a consolidation or merger of the Corporation with any other corporation, or the sale, transfer or lease of all or substantially all its assets shall not constitute or be deemed a liquidation, dissolution, or winding up of the Corporation.

     5. Any and all shares of Preferred Stock and Common Stock of the Corporation, at the time authorized but not issued and outstanding, may be issued and disposed of by the Board of Directors of the Corporation in any lawful manner, consistently, in the case of shares of Preferred Stock, with the requirements set forth in the provisions of these Articles of Incorporation applicable to the Preferred Stock, at any time and from time to time, for such considerations as may be fixed by the Board of Directors of the Corporation.

     6. No holder of shares of any class of stock of the Corporation shall have any preemptive or preferential right to purchase or subscribe to (i) any shares of any class of the Corporation, whether now or hereafter authorized; (ii) any warrants, rights, or options to purchase any such shares; or (iii) any securities or obligations convertible into any such shares or into warrants, rights or options to purchase any such shares.

     7. Any class of stock of the Corporation shall be deemed to rank --

          a. prior to another class either as to dividends or upon liquidation, if the holders of such class shall be entitled to the receipt of dividends or of amounts distributable on liquidation, dissolution or winding up, as the case may be, in preference or priority to holders of such other class;

          b. on a parity with another class either as to dividends or upon liquidation, whether or not the dividend rates, dividend payment dates, or redemption or liquidation prices per share thereof are different from those of such others, if the holders of such class of stock shall be entitled to receipt of dividends or amounts distributable upon liquidation, dissolution or winding up, as the case may be, in proportion to their respective dividend rates or prices, without preference or priority one over the other with respect to the holders of such other class; and

          c. junior to another class either as to dividends or upon liquidation, if the rights of the holders of such class shall be subject or subordinate to the rights of the holders of such other class in respect of the receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up, as the case may be.

                                       IV.

     The initial registered office shall be located at 707 East Main Street, 11th Floor, in the City of Richmond, Virginia 23219, and the initial registered agent shall be Gary D. LeClair, who is a resident of Virginia and a member of the Virginia State Bar, and whose business address is the same as the address of the initial registered office.

                                       V.

     The number of directors constituting the initial Board of Directors shall be 2, and the names and addresses of the persons who are to serve as the initial directors are as follows:

 Craig A. Winn                      1650 State Farm Blvd.
                                    Charlottesville, Virginia 22911


 Rex Scatena                        1650 State Farm Blvd.
                                    Charlottesville, Virginia 22911


                                       VI.

     1. In this Article:

          "applicant" means the person seeking indemnification pursuant to this Article.

          "expenses" includes counsel fees.

          "liability" means the obligation to pay a judgment, settlement, penalty, fine, including any excise tax assessed with respect to an employee benefit plan, or reasonable expenses incurred with respect to a proceeding.

          "party" includes an individual who was, is or is threatened to be made a named defendant or respondent in a proceeding.

          "proceeding" means any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal.

     2. In any proceeding brought by or in the right of the Corporation or brought by or on behalf of shareholders of the Corporation, no director or officer of the Corporation shall be liable to the Corporation or its shareholders for monetary damages with respect to any transaction, occurrence or course of conduct, whether before or after the effective date of this Article, except for liability resulting from that person's having engaged in willful misconduct or a knowing violation of the criminal law or any federal or state securities law.

     3. The Corporation shall indemnify (i) any person who was or is a party to any proceeding, including a proceeding brought by a shareholder in the right of the Corporation or brought by or on behalf of shareholders of the Corporation, by reason of the fact that the person is or was a director or officer of the Corporation, or (ii) any director or officer who is or was serving at the request of the Corporation as a director, trustee, partner or officer of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against any liability incurred by that person in connection with the proceeding unless that person engaged in willful misconduct or a knowing violation of the criminal law. A person whose duties to the Corporation also impose duties on, or otherwise involve services by, that person to an employee benefit plan or to participants in or beneficiaries of the plan is considered to be serving the plan at the Corporation's request. The Board of Directors is hereby empowered, by a majority vote of a quorum of disinterested directors, to enter into a contract to indemnify any director or officer in respect of any proceedings arising from any act or omission, whether occurring before or after the execution of the contract.

     4. No amendment or repeal of this Article shall affect the rights provided under this Article with respect to any act or omission occurring before the amendment or repeal. The Corporation shall promptly take all such actions, and make all such determinations, as shall be necessary or appropriate to comply with its obligation to make any indemnity under this Article and shall promptly pay or reimburse all reasonable expenses, including attorneys' fees, incurred by any such director, officer, employee or agent in connection with such actions and determinations or proceedings of any kind arising therefrom.

     5. The termination of any proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not of itself create a presumption that the applicant did not meet the standard of conduct described in Section (2) or (3) of this Article.

     6. Any indemnification under Section (3) of this Article (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification is proper in the circumstances because the applicant has met the standard of conduct set forth in Section (3).

     The determination shall be made:

          a. By the Board of Directors by a majority vote of a quorum consisting of directors not at the time parties to the proceeding;

          b. If a quorum cannot be obtained under subsection (a) of this Section, by majority vote of a committee duly designated by the Board of Directors (in which designation directors who are parties may participate), consisting solely of two or more directors not at the time parties to the proceeding;

          c. By special legal counsel:

               (1) Selected by the Board of Directors or its committee in the manner prescribed in subsection (a) or (b) of this section; or

               (2) If a quorum of the Board of Directors cannot be obtained under subsection (a) of this section and a committee cannot be designated under subsection (b) of this section, selected by majority vote of the full Board of Directors, in which selection directors who are parties may participate; or

          d. By the shareholders, but shares owned by or voted under the control of directors who are at the time parties to the proceeding may not be voted on the determination.

     Any evaluation as to reasonableness of expenses shall be made in the same manner as the determination that indemnification is appropriate, except that if the determination is made by special legal counsel, such evaluation as to reasonableness of expenses shall be made by those entitled under subsection (c) of this Section 6 to select counsel.

     Notwithstanding the foregoing, if the composition of a majority of the Board of Directors has changed after the date of the alleged act or omission with respect to which indemnification is claimed, any determination with respect to any claim for indemnification or advancement of expenses made pursuant to this Article shall be made by special legal counsel agreed upon by the Board of Directors and applicant. If the Board of Directors and the applicant are unable to agree upon such special legal counsel, the Board of Directors and the applicant each shall select a nominee, and the nominees shall select such special legal counsel.

     7. a. The Corporation shall pay for or reimburse the reasonable expenses incurred by any applicant who is a party to a proceeding in advance of final disposition of the proceeding or the making of any determination under Section
(3) if the applicant furnishes the Corporation:

               (1) a written statement of the applicant's good faith belief that he or she has met the standard of conduct described in Section (3); and

               (2) a written undertaking, executed personally or on the applicant's behalf, to repay the advance if it is ultimately determined that the applicant did not meet such standard of conduct.

          b. The undertaking required by paragraph (2) of subsection (a) of this Section shall be an unlimited general obligation of the applicant but need not be secured and may be accepted without reference to financial ability to make repayment.

          c. Authorizations of payments under this Section shall be made by the persons specified in Section 6.

     8. The Board of Directors is hereby empowered, by majority vote of a quorum consisting of disinterested directors, to cause the Corporation to indemnify or contract to indemnify any person not specified in Section (2) or (3) of this Article who was, is or may become a party to any proceeding, by reason of the fact that the person is or was an employee or agent of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, to the same extent as if that person were specified as one to whom indemnification is granted in Section (3). The provisions of Sections (4) through (7) of this Article shall be applicable to any indemnification provided hereafter pursuant to this Section (8).

     9. The Corporation may purchase and maintain insurance to indemnify it against the whole or any portion of the liability assumed by it accordance with this Article and may also procure insurance, in such amounts as the Board of Directors may determine, on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against any liability asserted against or incurred in any such capacity or arising from the person's status as such, whether or not the Corporation would have power to indemnify that person against such liability under the provisions of this Article.

     10. Every reference herein to directors, officers, employees or agents shall include former directors, officers, employees and agents and their respective heirs, executors and administrators. The indemnification hereby provided and provided hereafter pursuant to the power hereby conferred by this Article on the Board of Directors shall not be exclusive of any other rights to which any other person may be entitled, including any right under policies of insurance that may be purchased and maintained by the Corporation or others, with respect to claims, issues or matters in relation to which the Corporation would not have the power to indemnify that person under the provisions of this Article. Such rights shall not prevent or restrict the power of the Corporation to make or provide for any future indemnity, or provisions for determining entitlement to indemnity, pursuant to one or more indemnification agreements, bylaws, or other arrangements (including, without limitation, creation of trust funds or security interests funded by letters of credit or other means) approved by the Board of Directors (whether or not any of the directors of the Corporation shall be a party to or beneficiary of any such agreements, bylaws or arrangements); provided, however, that any provision of such agreements, bylaws or other arrangements shall not be effective if and to the extent that it is determined to be contrary to this Article or applicable laws of the Commonwealth of Virginia.

     11. Each provision of this Article shall be severable, and an adverse determination as to any such provision shall in no way affect the validity of any other provision.

                                      VII.

     Unless these Articles of Incorporation provide otherwise or the Board of Directors conditions its submission of a particular matter on receipt of a greater vote or on any other basis permitted by applicable law, the vote of the holders of a majority of the outstanding shares of any series or class of stock voting as such series or class, or any series(es) and/or class(es) of stock voting together as a voting group, entitled to vote on the following matters required by applicable law to be submitted to such series(es), class(es) or voting group shall be required and sufficient for the adoption or approval thereof by such series(es), class(es) or voting group: (i) any amendment or restatement of the Articles of Incorporation of the Corporation, (ii) a plan of merger, (iii) a plan of share exchange, (iv) the sale, lease or exchange or other disposition of all or substantially all of the property of the Corporation other than in the usual and regular course of business, or (v) a proposal to dissolve the Corporation. The foregoing provisions of this Article VII shall not be construed to alter or modify in any respect the voting requirements prescribed by the Virginia Stock Corporation Act which would in the absence of such provisions be applicable to the approval of any affiliated transaction (as defined in said Act) or any amendment of the Articles of Incorporation relating to the vote required for such approval.

                                      VIII.

     Except as otherwise provided in the bylaws, the Board of Directors shall have the power to make, amend or repeal bylaws of the Corporation.

                                       IX.

     Except as otherwise expressly provided herein, the creation or the issuance to directors, officers or employees of the Corporation or any subsidiary of the Corporation of rights, options or warrants for the purchase of Common Stock of the Corporation, where such rights, options or warrants are not issued or to be issued to shareholders of the Corporation generally, shall not require approval by the shareholders of the Corporation.

Dated: October 21, 1997
                                                   /s/ Andrew W. White
                                              ----------------------------------
                                                        Incorporator